Exhibit 10.1

TUESDAY MORNING CORPORATION,
as Borrower

and

THE GUARANTORS PARTY HERETO

CREDIT AGREEMENT

Dated as of September 27, 2002

FLEET NATIONAL BANK,
as Administrative Agent and Issuing Lender,

WELLS FARGO BANK, N.A.,
as Syndication Agent,

LASALLE BANK, NATIONAL ASSOCIATION
U.S. BANK NATIONAL ASSOCIATION
WACHOVIA BANK, NATIONAL ASSOCIATION
as Documentation Agents

FLEET SECURITIES, INC.,
as Lead Arranger,

and

THE REVOLVING CREDIT LENDERS PARTY HERETO

TABLE OF CONTENTS

This Table of Contents is not part of the Credit Agreement to which it is attached but is inserted for convenience of reference only.

Section 1.	Definitions, Accounting Matters and Rules of Construction

1.01	Certain Defined Terms
1.02	Accounting Terms and Determinations
1.03	Types of Loans
1.04	Rules of Construction

Section 2.	Commitments, Loans, Notes, Prepayments, Replacement of Revolving Credit Lenders and Annual Cleandown

2.01	Loans
2.02	Borrowings
2.03	Letters of Credit
2.04	Extension of Revolving Credit Commitment Termination Date
2.05	Termination and Reductions of Commitments and Overadvance Period
2.06	Fees
2.07	Lending Offices
2.08	Several Obligations of Revolving Credit Lenders
2.09	Notes; Register
2.10	Optional Prepayments and Conversions or Continuations of Loans
2.11	Mandatory Prepayments
2.12	Replacement of Revolving Credit Lenders
2.13	Annual Cleandown

Section 3.	Payments of Principal and Interest

3.01	Repayment of Loans
3.02	Interest

Section 4.	Payments; Pro Rata Treatment; Computations; Etc.

4.01	Payments
4.02	Pro Rata Treatment
4.03	Computations
4.04	Minimum Amounts
4.05	Certain Notices
4.06	Non-Receipt of Funds by the Administrative Agent
4.07	Right of Setoff; Sharing of Payments, Etc.

Section 5.	Yield Protection, Etc.

5.01	Additional Costs
5.02	Limitation on Types of Loans
5.03	Illegality
5.04	Treatment of Affected Loans
5.05	Compensation

i

5.06	Net Payments

Section 6.	Guarantee

6.01	The Guarantee
6.02	Obligations Unconditional
6.03	Reinstatement
6.04	Subrogation; Subordination
6.05	Remedies
6.06	Continuing Guarantee
6.07	General Limitation on Guarantee Obligations

Section 7.	Conditions Precedent

7.01	Effectiveness of This Agreement and Initial Extension of Credit Under This Agreement
7.02	Initial and Subsequent Extensions of Credit Under This Agreement

Section 8.	Representations and Warranties

8.01	Corporate Existence
8.02	Financial Condition; Etc.
8.03	Litigation
8.04	No Breach; No Default
8.05	Action
8.06	Approvals
8.07	ERISA
8.08	Taxes
8.09	Investment Company Act; Public Utility Holding Company Act; Other Restrictions
8.10	Senior Subordinated Notes
8.11	Environmental Matters
8.12	Environmental Investigations
8.13	Use of Proceeds
8.14	Subsidiaries
8.15	Properties
8.16	Security Interest; Absence of Financing Statements
8.17	Compliance with Laws
8.18	True and Complete Disclosure
8.19	Solvency

Section 9.	Covenants

9.01	Financial Statements, Etc.
9.02	Litigation, Etc.
9.03	Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc.
9.04	Insurance
9.05	Limitation on Lines of Business
9.06	Limitation on Fundamental Changes; Limitation on Acquisitions; Limitation on Dispositions
9.07	Limitation on Liens and Related Matters
9.08	Limitation on Indebtedness

9.09	Limitation on Investments; Limitation on Creation of Subsidiaries
9.10	Limitation on Dividend Payments
9.11	Financial Covenants
9.12	Pledge of Additional Collateral
9.13	Security Interests
9.14	Compliance with Environmental Laws
9.15	Limitation on Prepayments of Senior Subordinated Notes, Etc.
9.16	Limitation on Transactions with Affiliates
9.17	Limitation on Accounting Changes; Limitation on Investment Company Status
9.18	Limitation on Modifications of Certain Documents, Etc.
9.19	Limitation on Certain Restrictions Affecting Subsidiaries
9.20	Additional Obligors
9.21	Limitation on Designated Senior Indebtedness
9.22	Limitation on Change of Principal Place of Business or Corporate Name
9.23	Replacement Documentation

Section 10.	Events of Default

Section 11.	The Administrative Agent

11.01	General Provisions
11.02	Indemnification
11.03	Consents Under Other Credit Documents
11.04	Collateral Sub-Agents
11.05	Other Agents

Section 12.	Miscellaneous

12.01	Rights and Remedies
12.02	Notices
12.03	Expenses, Indemnification, Etc.
12.04	Amendments, Etc.
12.05	Successors and Assigns
12.06	Assignments and Participations
12.07	Survival
12.08	Captions
12.09	Counterparts; Interpretation; Effectiveness
12.10	Governing Law; Submission to Jurisdiction
12.11	Waivers
12.12	Confidentiality
12.13	Independence of Representations, Warranties and Covenants
12.14	Severability

Signatures

CREDIT AGREEMENT, dated as of September 27, 2002, among

TUESDAY MORNING CORPORATION, a Delaware corporation (“Borrower,” which term shall include its successors and assigns); and

the GUARANTORS party hereto; and

each of the REVOLVING CREDIT LENDERS that is a signatory hereto identified under the caption “REVOLVING CREDIT LENDERS” on the signature pages hereto or that, pursuant to Section 12.6(b), shall become a “Revolving Credit Lender” hereunder (individually, a “Revolving Credit Lender” and, collectively, the “Revolving Credit Lenders”); and

FLEET NATIONAL BANK, as the issuer of Letters of Credit (in such capacity, together with its successors in such capacity, the “Issuing Lender”) and as administrative agent for the Revolving Credit Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”);

WELLS FARGO BANK, N.A., as syndication agent (in such capacity, together with its successors in such capacity, the “Syndication Agent”); and

LASALLE BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents, (in such capacity, together with their successors in such capacity, the “Documentation Agents”)

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

Section 1.               Definitions, Accounting Matters and Rules of Construction

1.1           Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Acquired Indebtedness” shall mean Indebtedness incurred or assumed in connection with an Acquisition permitted under Section 9.6(l) or Section 9.6(n), to the extent the incurrence or assumption of Indebtedness in connection with such Acquisition is not prohibited under Section 9.6(l) or Section 9.6(n); provided, however, that such Indebtedness was outstanding prior to and was not created in connection with or in contemplation of such Acquisition.

“Acquisition” shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

“Additional Collateral” see Section 9.12.

“Additional Obligors” see Section 9.20.

“Administrative Agent” see the introduction to this Agreement.

“Advance Date” see Section 4.6.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, or, in the case of any Revolving Credit Lender which is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Affiliate Transaction” see Section 9.16.

“Agreement” shall mean this Credit Agreement, as amended from time to time.

“Alternate Base Rate” shall mean for any day, a rate per annum that is equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate.

“Alternate Base Rate Loans” shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

“Applicable Lending Office” shall mean, for each Revolving Credit Lender and for each Type of Loan, the “Lending Office” of such Revolving Credit Lender (or of an Affiliate of such Revolving Credit Lender) designated for such type of Loan on the signature pages hereof or such other office of such Revolving Credit Lender (or of an Affiliate of such Revolving Credit Lender) as such Revolving Credit Lender may from time to time specify to the Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall be (a) from the Closing Date to the date (the “Reset Date”) Borrower shall have delivered to the Revolving Credit Lenders the financial statements, the Interest Rate Certificate and the Compliance Certificate required by Section 9.1 in respect of the fiscal quarter and fiscal year of Borrower ending December 31, 2002, with respect to Alternate Base Rate Loans, 0.375% and with respect to LIBOR Loans, 1.875%, unless the Leverage Ratio at the end of any fiscal quarter is at the level set forth for Tier I of Schedule 1.1(a), in which case the Applicable Margin shall be the percentages per annum for each applicable Type of Loan set forth opposite Tier I of Schedule 1.1(a), and (b) thereafter, when the Leverage Ratio at the end of the most recently ended fiscal quarter ending after the Reset Date is as set forth in Schedule 1.1(a), the percentage per annum set forth opposite such Leverage Ratio in Schedule 1.1(a). Any change in the Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.1(d).  If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.1(a), (b) and (d), such ratio shall be deemed to be that set forth opposite Tier I of Schedule 1.1(a) until Borrower delivers such Interest Rate Certificates and financial statements.

“Applicable Revolving Credit Fee Percentage” shall mean 0.50% per annum; provided, however, that from and after the Reset Date, the Applicable Revolving Credit Fee Percentage shall be, when the Leverage Ratio at the end of the most recently ended fiscal quarter ending after the Reset Date is as set forth in Schedule 1.1(a), the percentage per annum set forth opposite such Leverage Ratio in Schedule 1.1(a).  Any change in the Leverage Ratio shall be effective to adjust the Applicable Revolving Credit Fee

Percentage as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.1(d).  If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.1(a), (b) and (d), such ratio shall be deemed to be that set forth opposite Tier I of Schedule 1.1(a) until Borrower delivers such Interest Rate Certificates and financial statements.

“Appraised Inventory Liquidation Value” shall mean the product of (a) the aggregate value of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrower’s Inventory undertaken by, or at the request of, the Administrative Agent, to reflect the appraiser’s estimate of the net recovery on the Borrower’s Inventory in the event of an in-store liquidation of that Inventory.

“Availability Reserves” shall mean such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s discretion as being appropriate to reflect the impediments to the Agents’ ability to realize upon the Pledged Collateral.

“Bankruptcy Code” shall mean Title 11, U.S.C., as amended from time to time.

“Benefit Arrangement” shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” see the introduction to this Agreement.

“Borrowing Base” shall mean, as at any date, (i) the lesser of (A) up to sixty five percent (65%) of the aggregate value of Eligible Inventory (net of Inventory Reserves) at said date or (B) up to eighty-five percent (85%) of the Appraised Inventory Liquidation Value of Eligible Inventory (the lesser of (A) or (B) being referred to as the “Normal Advance Rate”), minus (ii) Availability Reserves; provided, however, that if no Event of Default has occurred and is continuing, the Revolving Credit Lenders will, upon Borrower’s request, make advances of up to the sum of (x) the Normal Advance Rate plus (y) $20.0 Million (the “Increased Advance Rate”), minus (z) Availability Reserves; provided, however, that the Increased Advance Rate shall be in effect only during the Overadvance Period.

“Borrowing Base Certificate” shall mean a certificate of a senior financial officer of Borrower, substantially in the form of Exhibit C-2 and appropriately completed.

“Business Day” shall mean any day (a) on which commercial banks are not authorized or required to close in Boston, Massachusetts or Dallas, Texas and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a)  any direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures made or costs incurred in respect of the purchase or other acquisition, maintenance or repair (to the extent capitalized on the balance sheet of such

Person) of fixed or capital assets, and (b) Capital Lease Obligations incurred by the Borrowers during such period, all of the foregoing as determined in accordance with GAAP.  Notwithstanding the foregoing, “Capital Expenditures” shall not include expenditures made with the Net Available Proceeds of any Casualty Event or any Taking, Destruction, or loss of title with respect to Real Property.

“Capital Lease,” as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Casualty Event” shall mean, with respect to any Property (other than Real Property) of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation.  Casualty Event shall not include any Taking or Destruction or loss of title to Real Property.

“CERCLA” see Section 8.11.

“Change of Control” shall mean any transaction or event (including, without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the Closing Date (whether or not approved by the board of directors of Borrower) as a direct or indirect result of which: (a)(i) any “Person” or any “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Permitted Holders) shall (directly or indirectly) beneficially own in the aggregate shares of Equity Interests of Borrower having 33-1/3% or more of the aggregate voting power of all shares of Equity Interests of Borrower at the time outstanding; provided, however, that the foregoing shall be a Change of Control only if the Permitted Holders beneficially own a lesser percentage of the aggregate voting power of all shares of Equity Interests of Borrower at the time outstanding than such Person or group or do not have the right or ability by voting power, contract or otherwise to elect or designate for elections at least a majority of the board of directors of Borrower; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least 66-2/3% of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office; or (b) any event or circumstance constituting a “change of control” or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower in a principal amount in excess of $5.0 million (other than under the Credit Documents) shall occur which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness.  For purposes of this definition, the terms “beneficially own” and “group” shall have the respective meanings ascribed to them pursuant to Section 13(d) of the United States Securities Exchange Act of 1934.

“Closing Date” shall mean the date upon which the conditions specified in Section 7.1 are satisfied (or waived in accordance with Section 12.4).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all of the Pledged Collateral and Mortgaged Real Property.

“Collateral Account” see Section 4.1 of the Security Agreement.

“Consolidated Adjusted Income Tax Expense” has the same meaning herein as the term “Consolidated Income Tax Expense” in the Indenture as in effect on the date hereof.  Specifically, the term “Consolidated Adjusted Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes of the Borrower and all Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Adjusted Interest Expense” has the same meaning herein as the term “Consolidated Interest Expense” in the Indenture as in effect on the date hereof. Specifically, the term “Consolidated Adjusted Interest Expense” means, for any period, without duplication, (1) the sum of (a) the interest expense of the Borrower and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Swap Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) amortization of debt issuance costs, plus (b) the interest component of Capital Lease Obligations of the Borrower and its Restricted Subsidiaries during such period, plus (c) cash dividends due (whether or not declared) on Preferred Stock by the Borrower and any Restricted Subsidiary, plus (d) cash dividends due (whether or not declared) on Redeemable Capital stock by the Borrower and any Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP, less (2) interest on the Exchange Debentures (as defined in the Indenture) outstanding on the Exchange Date (as defined in the Indenture) paid in kind with Exchange Debentures and on Exchange Debentures so issued as payment in kind interest, all in accordance with the Debenture Indenture (as defined in the Indenture) as in effect on the issuance date of the notes under the Indenture; provided that (x) the Consolidated Adjusted Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Borrower, a fixed or floating rate of interest, shall be computed by applying at the option of the Borrower, either the fixed or floating rate, and (y) in making such computation, the Consolidated Adjusted Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Swap Agreement shall be deemed to be effective interest rate with respect to such Indebtedness after taking into account such Swap Agreement.

“Consolidated Adjusted Non-Cash Charges” has the same meaning herein as the term “Consolidated Non-Cash Charges” in the Indenture as in effect on the date hereof. Specifically, the term “Consolidated Adjusted Non-Cash Charges” means, for any period, the aggregate depreciation, amortization, depletion and other non-cash expenses of the Borrower and any Restricted Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

“Consolidated Adjusted Net Income” has the same meaning herein as the term “Consolidated Adjusted Net Income” in the Indenture as in effect on the date hereof. Specifically, the term “Consolidated Adjusted Net Income” shall mean, for any period, the consolidated net income of the Borrower and its Restricted Subsidiaries for such period, as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Borrower or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Borrower or a Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the net income (or loss) of any Person combined with the Borrower or any Restricted Subsidiary on a “pooling of interests” basis attributable to any period prior to the date of combination, and (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders.

“Consolidated EBITDA” shall mean, for any Measurement Period, the sum (without duplication) of the amounts for such period of (a) Consolidated Net Income, (b) income tax expense to the extent deducted in determining Consolidated Net Income for such period, (c) Consolidated Interest Expense to the extent deducted in determining Consolidated Net Income for such period, and (d) depreciation expense and amortization expense to the extent deducted in determining Consolidated Net Income for such period, each such item described in clauses (b)-(d) determined in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, for Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) all interest expense during such period (whether or not actually paid during such period), other than any non-cash interest expense in respect of Indebtedness in the form of accretion of original issue discount or pay-in-kind issuances of additional debt in lieu of cash interest and other than amortization of financing fees.

“Consolidated Minimum Interest Coverage Ratio” of the Borrower means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Adjusted Interest Expense, Consolidated Adjusted Income Tax Expense and Consolidated Adjusted Non-Cash Charges, in each case, for such period to (b) the Consolidated Adjusted Interest Expense for such period.

“Consolidated Net Income” shall mean, for any Measurement Period, the consolidated net income (loss) of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Consolidated Rental Expense” shall mean, for any period, the aggregate amount of all rents paid or to be incurred under all leases of Real Property of Borrower and its

Consolidated Subsidiaries as lessees (net of sublease income), calculated in accordance with GAAP.

“Consolidated Subsidiary” shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Consolidated Tangible Net Worth” shall mean, at any particular date, the difference of (a) the aggregate book value of all of the assets (net of all applicable reserves) of the Borrower which would, in accordance with GAAP, appear as assets upon a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared as at such date, less (b) the sum of the following:

(i)            without duplication, all proper reserves which would, in accordance with GAAP, be classified as liabilities upon a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at such particular date;

(ii)           the Consolidated Total Liabilities as at such particular date;

(iii)          all intangible assets (including, without limitation, franchise, license, permits, copyrights, patents, trademarks, trade names, goodwill, covenants not to compete, loan acquisition fees and other like intangibles) of the Borrower and its Consolidated Subsidiaries that are included within the consolidated balance sheet of such parties as at such particular date;

(iv)          all obligations and liabilities owed to the Borrower or its Consolidated Subsidiaries by any Affiliate or stockholder or employee (or relative of any employee) of the Borrower or its Consolidated Subsidiaries that are included as assets within the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at such particular date; and

(v)           the value of any minority interests in Subsidiaries.

“Consolidated Total Liabilities” shall mean, at any particular date, all of the liabilities of the Borrower and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified as a liability upon a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared as at such particular date.

“Contingent Obligation” shall mean, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (a)(i)-(iv), a “Guaranty Obligation”); (b) with respect to any Surety Instrument (other than any Letter of Credit)

issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business.  The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

“Continue,” “Continuation” and “Continued” shall refer to the continuation pursuant to Section 2.10 of a LIBOR Loan from one Interest Period to the next Interest Period.

“Convert,” “Conversion” and “Converted” shall refer to a conversion pursuant to Section 2.10 of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Revolving Credit Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

“Covered Taxes” see Section 5.6(a).

“Credit Documents” shall mean this Agreement, the Notes, any Letter of Credit Documents and any Security Documents, all of the foregoing whether executed and delivered on or after the Closing Date.

“Creditor” shall mean the Administrative Agent, the Issuing Lender, any Revolving Credit Lender or any Affiliate of a Revolving Credit Lender party to a Swap Contract with an Obligor.

“Debt Issuance” shall mean the incurrence by any Obligor of any Indebtedness after the Closing Date (other than as permitted by Section 9.8).

“Default” shall mean an event that with notice or lapse of time or both would become an Event of Default.

“Destruction” shall mean any damage to, or loss or destruction of, any Real Property or Mortgaged Real Property.  Destruction shall not include any Casualty Event.

“Disposition” shall mean (a) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and shares of Equity Interests of any Subsidiary or joint venture of any Person) (whether now owned or hereafter acquired) by any Obligor or any of its Subsidiaries to any Person, (b) any issuance of any Equity Interests in any Subsidiary to any Person other than Borrower or any Wholly Owned Subsidiary, and (c) any liquidating or other non-ordinary course dividend or distribution received by any Obligor or any of its Subsidiaries in respect of any joint venture or similar enterprise, excluding, however, any Excluded Disposition.

“Disposition Event”  shall mean the receipt by any Obligor or any of its Subsidiaries of cash proceeds or cash distributions of any kind from Property received in consideration for a Disposition.

“Disqualified Capital Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to March 31, 2007; provided, however, that no Equity Interests issued to management of Borrower shall be deemed Disqualified Capital Stock by virtue of the fact that they may be put to Borrower upon the occurrence of certain events disclosed to the Revolving Credit Lenders prior to the Closing Date.

“Dividend Payment”  shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any Equity Interests of any Obligor or any of its Subsidiaries, or of any Equity Rights, but excluding (a) dividends payable in respect of shares of Equity Interests through the issuance of additional shares of Qualified Capital Stock, (b) any redemption or exchange of any Equity Interests of such Obligor through the issuance of Qualified Capital Stock of such Obligor and (c) cash dividends paid in respect of any fractional shares that would otherwise be issued as dividends.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Eligible Inventory” shall mean Inventory valued at lower of cost or market on a “first in-first out” (“FIFO”) basis or based on specific identification with respect to Inventory in the warehouse that constitutes first quality finished goods, and that: (a) is not, in the Administrative Agent’s reasonable judgment, obsolete or unmerchantable (it being understood that Borrower is in the business of buying closeout or discontinued merchandise); (b) upon which the Administrative Agent, for the benefit of the Revolving Credit Lenders, has a first priority perfected security interest subject only to Prior Liens; and (c) the Administrative Agent otherwise deems eligible as the basis for Revolving Credit Loans based on such other credit and collateral considerations as the Administrative Agent may from time to time establish in its reasonable discretion consistent with its general policies and business judgment.  Without intending to limit the Administrative Agent’s discretion to establish other criteria of eligibility, no spare parts, packaging and shipping material, supplies, slow-moving or obsolete Inventory, sample Inventory, scratched or dented Inventory, Inventory in transit (unless it meets the requirements of clause (iii), below) , bill and hold Inventory, returned or defective Inventory or Inventory delivered to Borrower on consignment shall constitute Eligible Inventory.  Eligible Inventory shall not include Inventory stored at locations other than those locations either owned by Borrower or locations for which an appropriate UCC filing has been filed in the appropriate offices to perfect the security interest in such Inventory.  Eligible Inventory shall not include (i) Inventory with respect to which the representations and warranties set forth in the Security Agreement applicable to Inventory are not true and correct in all material respects; (ii) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien (subject to Prior Liens) or security interest in favor of the Revolving Credit Lenders securing the Obligations and as to which no other Liens exist, other than Permitted Liens; (iii) Inventory located outside the United States which is being shipped to Borrower, other than any such Inventory which meets each of the following conditions:  (A) such Inventory would otherwise qualify as Eligible Inventory and would not be excluded by any other clause of this definition, (B) such Inventory is in transit to Borrower on an F.O.B. shipping basis, and (C) such Inventory is fully paid for by Borrower and fully insured on terms acceptable to the Administrative Agent pursuant to insurance which names the Administrative Agent as loss payee for the benefit of the Revolving Credit Lenders, and the Administrative Agent, if it so requests, shall have received (x) all negotiable instruments of title issued in connection with such shipment or (y) a customs broker agency agreement reasonably acceptable to the Administrative Agent; provided, however, that not more than $10.0 million of Inventory may be included at any time pursuant to this clause (iii); and (iv) Inventory located outside the United States which is not being shipped to Borrower unless arrangements for the granting and perfection of a security interest in such Inventory have been made in a manner acceptable to the Administrative Agent in its sole discretion.  In addition, the buying, freight and distribution costs (“UNICAP Costs”) and the product development expenses which are a component of the cost of Inventory will not be considered as part of the value of the Inventory.

“Eligible Person” shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (b) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (c) an insurance company, mutual fund entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (d) any Affiliate of a Revolving Credit Lender; and (e) any other entity (other than a natural person) which is an “accredited investor” (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its regular businesses including, but not limited to, insurance companies, mutual funds, and investment funds.  With respect to any Revolving Credit Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Revolving Credit Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

“Environmental Claim” shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a “claim”) by any other Person alleging such Person’s liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law.  The term “Environmental Claim” shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” shall mean any and all present and future applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date.

“Equity Issuance” shall mean any of (a) any issuance or sale after the Closing Date by any Obligor or Subsidiary or any direct or indirect parent of Borrower of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by Borrower or any Subsidiary after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from Borrower or any Subsidiary, excluding (x) any issuance of Equity Interests (or Equity Rights) to the seller or sellers in consideration for an Acquisition, (y) the issuance of Equity Rights to management and consultants of Borrower (and the exercise thereof) in an amount not to exceed 10% (on a fully diluted basis) of the outstanding common Equity Interests of Borrower, and (z) any issuance of Equity Interests by the Borrower in connection with any secondary offering of Qualified Capital Stock by Madison Dearborn Partners, Inc., Madison Dearborn Capital Partners II, L.P. or any of their Affiliates (to the extent that the Borrower does not receive any Net Available Proceeds therefrom).  For purposes of this definition, a Person shall be deemed the “direct or indirect parent” of Borrower only if such Person’s assets consist solely of Equity Interests of Borrower or Equity Interests of another direct of indirect parent of Borrower and if Borrower is directly or indirectly a Wholly Owned Subsidiary of such Person; provided, however, that in no event, for purposes of this definition, shall Madison Dearborn or any other fund managed or sponsored by Madison Dearborn be the “direct or indirect parent” of Borrower.

“Equity Rights” shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class of such Person.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Group” shall mean Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Event of Default” see Section 10.

“Excess Availability” shall mean, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time or (ii) the Borrowing Base in effect at such time minus (b) the sum of (i) the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus (ii) the aggregate principal amount of Swing Loans then outstanding, plus (iii) the aggregate amount of all Letter of Credit Liabilities then outstanding.

“Existing Affiliate Agreements” see Section 9.16.

“Existing Letters of Credit” means those letters of credit described on Schedule 1.1(c) hereto which have been issued by Fleet National Bank  under the Borrower’s existing credit facility with, among others, Fleet National Bank.

“Extended Revolving Credit Commitment Termination Date” shall mean March 27, 2007.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to the Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by the Administrative Agent.

“Fee Letter” shall mean the Fee Letter dated as of July 17, 2002 by and among Fleet Securities, Inc., Fleet National Bank and Borrower.

“Fixed Charges” shall mean, for any period of calculation, the sum of (i) Consolidated Interest Expense of Borrower and its Consolidated Subsidiaries, (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower, and voluntary prepayments of Indebtedness (other than Revolving Credit Loans unless and to the extent accompanied by a permanent reduction of Revolving Credit Commitments), in  each case to the extent made from internally generated funds of Borrower and the Subsidiaries, and (iii) Consolidated Rental Expense.

“Foreign Plan” see Section 8.7.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision).

“Funding Date” shall mean the date of the making of any extension of credit hereunder (including the Closing Date).

“GAAP” shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

“Guarantee” shall mean the guarantee of each Guarantor pursuant to Section 6.

“Guaranteed Obligations” see Section 6.1.

“Guarantors” shall mean each of the direct and indirect Domestic Subsidiaries of Borrower listed on Schedule 1.1(b), and each direct and indirect Domestic Subsidiary that guarantees the payment of the Obligations of Borrower hereunder pursuant to Section 9.20 and the other Credit Documents.

“Guaranty Obligation” see the definition of Contingent Obligation.

“Hazardous Material” shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance including, without limitation, petroleum including crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

“Increased Advance Rate” see the definition of Borrowing Base.

“Increased Facility Amount” shall mean an increase in the Revolving Credit Commitments (whether by the Revolving Credit Lenders or New Lenders) of up to $25.0 Million.

“Indebtedness” shall mean, for any Person, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses not overdue by more than 90 days incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; (i) all indebtedness of other Persons referred to in clauses (a) through (h) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.  Indebtedness shall not include (i) accounts extended by suppliers in the ordinary course on normal trade terms in connection with the purchase of goods and services, (ii) obligations under operating leases (as well as contingent obligations in respect thereof) or (iii) wages, salaries, accrued vacations or deferred compensation.  The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

“Indemnitee” see Section 12.3.

“Indenture” shall mean the Indenture, dated as of December 29, 1997, among the Borrower, the Subsidiary Guarantors named therein, and Harris Trust and Savings Bank, an Illinois corporation, as Trustee, as in effect on the Closing Date.

“Initial Revolving Credit Commitment Termination Date” shall mean March 27, 2006.

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit B.

“Interest Period” shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an Alternate Base Rate Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.1(a)(i) and (iii) and 2.10) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.5, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:  (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

“Interest Rate Certificate” shall mean an Officer’s Certificate substantially in the form of Exhibit C-1, delivered pursuant to Section 9.1(d), demonstrating in reasonable detail the calculation of the Leverage Ratio as of the last day of the Measurement Period then last ended on or immediately prior to the date such certificate is required to be delivered.

“Inventory” shall include, without limitation, all of Borrower’s now owned or hereafter acquired “inventory” as defined in the UCC and also all: (a) Goods (as such term is defined in the UCC) which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles (as such term is defined in the UCC) affixed or to be affixed or associated thereto; and (f) Documents (as such term is defined in the UCC) which represent any of the foregoing.

“Inventory Reserves” shall mean, without duplication, such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s reasonable, good faith discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory.

“Investment” shall mean, for any Person:  (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; (d) the entering into, or direct or indirect incurrence, of any Contingent Obligation with respect to Indebtedness or other liability of any other Person; (e) the entering into of any Swap Contract; or (f) any agreement to make any Investment (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale).

“Issuing Lender” shall mean Fleet National Bank, or any of its Affiliates, or such other Revolving Credit Lender or Revolving Credit Lenders selected by the Administrative Agent reasonably satisfactory to Borrower, as the issuer of Letters of Credit under Section 2.3, together with its successors and assigns in such capacity.

“Lead Arranger” shall mean Fleet Securities, Inc.

“Lease” shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

“Letter of Credit” see Section 2.3.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Interest” shall mean, for each Revolving Credit Lender, such Revolving Credit Lender’s participation interest (or, in the case of the Issuing Lender, the Issuing Lender’s retained interest) in the Issuing Lender’s liability under Letters of Credit and such Revolving Credit Lender’s rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

“Letter of Credit Liability” shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

“Leverage Ratio” shall mean, at any date, the ratio of (x) Total Debt at such date to (y) Consolidated EBITDA for the Measurement Period ended on such date, or, if such date is not the end of a fiscal quarter, the Measurement Period ended immediately prior to such date.

“LIBOR Base Rate” shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period.  “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

“LIBOR Loans” shall mean Loans that bear interest at rates based on rates referred to in the definition of “LIBOR Base Rate” in this Section 1.1.

“LIBOR Rate” shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

“Lien” shall mean, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement in respect of such Property, including any easement, right-of-way or other encumbrance on title to Real Property, other than ordinary course rights of set-off of depositary banks.  For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

“Loans” shall mean the Revolving Credit Loans and the Swing Loans.

“Losses” of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

“Majority Revolving Credit Lenders” shall mean (a) Revolving Credit Lenders holding at least fifty-one percent (51%) of the aggregate amount of the Revolving Credit Commitments then outstanding, and (b) if the Revolving Credit Commitments have been terminated, Revolving Credit Lenders holding at least fifty-one percent (51%) of the sum of (without duplication) (i) the aggregate principal amount of outstanding Revolving Credit Loans, plus (ii) the aggregate amount of all Letter of Credit Liabilities.

“Margin Stock” shall mean margin stock within the meaning of Regulations T, U and X.

“Material Adverse Change” shall mean a material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties or material agreements or prospects of Borrower and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean any of (a) a material adverse effect or any condition or event that could reasonably be expected to result in a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties or material agreements or prospects of Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transactions or to perform their obligations under any Credit Document or (c) an adverse effect on the legality, binding effect or enforceability of any material provision of any Credit Document or affecting any material rights and remedies of the Revolving Credit Lenders thereunder.

“Material Plan”  means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $2.0 million as of the end of its last annual valuation period.

“Measurement Period” shall mean the most recent four full fiscal quarters of Borrower for which financial statements have been provided pursuant to Section 9.1.

“Mortgage” shall mean an agreement creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit F, containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

“Mortgaged Real Property” shall mean each Real Property which shall be subject to a Mortgage delivered on the Closing Date or thereafter pursuant to Sections 9.6(m) or 9.12.

“Multiemployer Plan” shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any member of the ERISA Group is then making or accruing an obligation to make contributions, (b) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (c) with respect to which Borrower or a Subsidiary could incur liability.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Available Proceeds” shall mean:

(a)           in the case of any Disposition Event, the amount of Net Cash Payments received by any Obligor or any of its Subsidiaries in connection with such Disposition Event less deductions for amounts applied to Indebtedness secured by Prior Liens on the asset sold, taxes (including income taxes) and costs of sale;

(b)           in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Obligor or any of its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by such Obligor and its Subsidiaries in connection therewith, (ii) repayments of Indebtedness to the extent secured by a Prior Lien on such Property and (iii) any income and transfer taxes payable by any Obligor or any of its Subsidiaries in respect of such Casualty Event;

(c)           in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash and other property received by any Obligor and its Subsidiaries in respect thereof net of all reasonable investment banking fees, discounts and commissions, legal fees, consulting fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith;

(d)           in the case of any Taking or Destruction, the Net Award or Net Proceeds, as applicable, resulting therefrom; and

(e)           with respect to any loss of title to all or any portion of any Mortgaged Real Property or Real Property, any title insurance proceeds resulting therefrom less the amount of any expenses (including, without limitation, taxes) incurred in litigating, arbitrating, compromising or settling any claim arising out of such loss of title.

“Net Award” shall mean the proceeds, award or payment received by any Obligor or any of its Subsidiaries in respect of any Taking, together with any interest thereon, less the amount of any reasonable expenses (including, without limitation, any taxes) incurred in litigating, arbitrating, compromising or settling any claim arising out of any such Taking including repayments of any Indebtedness secured by a Prior Lien.

“Net Cash Payments” shall mean, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Obligor or any of its Subsidiaries directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net (without duplication) of (a) the amount of all reasonable fees and expenses paid by any Obligor or any of its Subsidiaries in connection with such Disposition Event (the “Relevant Disposition”); (b) any repayments by any Obligor or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Prior Lien on the Property that is the subject of the Relevant Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; and (c) amounts required to be paid to any Person (other than any Obligor or any of its Subsidiaries) owning a beneficial interest in the assets subject to such Relevant Disposition.

“Net Proceeds” shall mean the proceeds of any insurance or other payment received by any Obligor or any of its Subsidiaries in connection with any Destruction, less repayment of any Indebtedness secured by a Prior Lien, less the amount of any reasonable expenses (including, without limitation, any taxes) incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction and less the amount of any other reasonable expenses incurred as a result of such Destruction.

“New Lenders” shall mean any financial institutions reasonably acceptable to the Administrative Agent who provide any or all of the Increased Facility Amount.

“Non-U.S. Lender” see Section 5.6(b).

“Normal Advance Rate” see the definition of Borrowing Base.

“Notes” shall mean the Revolving Credit Notes and the Swing Loan Note.

“Notice of Assignment” shall mean a notice of assignment pursuant to Section 12.6 substantially in the form of Exhibit E.

“Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Creditor pursuant to the terms of any Credit Document or secured by any of the Security Documents.

“Obligors” shall mean Borrower and the Guarantors.

“Officer’s Certificate” shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chief Executive Officer, or one of its Vice Presidents or its Chief Financial Officer in his or her official (and not individual) capacity and without personal liability and which certificate, if given with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder, shall include (a) a statement that the officer making or giving such Officer’s Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (b) a statement as to whether, in the opinion of the signer (in his or her official, but not individual, capacity), such condition has been complied with.

“Other Taxes” see Section 5.6(c).

“Overadvance Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) November 30, 2002, or (ii) the date selected by the Borrower in accordance with the provisions of Section 2.5(c) hereof.

“Participant” see Section 12.6(c).

“Payor” see Section 4.6.

“PBGC” shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Holders” shall mean Madison Dearborn and any of its Affiliates controlled by Madison Dearborn.

“Permitted Investments” shall mean, for any Person:  (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit, bankers’ acceptances (including eurodollar deposits) issued by any bank or trust company organized or licensed under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by Standard & Poor’s Corporation or P-1 or better by Moody’s Investors Service, Inc., respectively, maturing not more than 270 days from the date of acquisition thereof by such Person; and (d) money market mutual funds that invest primarily in the foregoing items.

“Permitted Liens” see Section 9.7.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or with respect to which Borrower or a Subsidiary could incur liability.

“Pledged Collateral” shall have the meaning set forth in the Security Agreement.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

“Prime Rate” shall mean for any day, a rate per annum that is equal to the corporate base rate of interest announced by Administrative Agent from time to time, changing when and as said corporate base rate changes.  The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Principal Office” shall mean the office of the Administrative Agent, located on the Closing Date at 100 Federal Street, Boston, Massachusetts 02110.

“Prior Liens” shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

“Proceeding” shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

“Property” shall mean any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

“Qualified Capital Stock” shall mean with respect to any Person any Equity Interest of such Person that is not Disqualified Capital Stock.

“Quarterly Dates” shall mean the last Business Day of March, June, September and December in each year, commencing with the last Business Day of September 2002.

“Real Property” shall mean all right, title and interest of Borrower or any Subsidiary (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by Borrower or any Subsidiary together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Redeemable Capital Stock” means any class or series of Equity Interests of a Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time, would be, required to be redeemed prior to the final stated maturity date of the notes issued under the Indenture or is redeemable at the option of the holder thereof at any time prior to the final stated maturity date of the notes issued under the Indenture, or is convertible into or exchangeable for debt securities at any time prior to the final stated maturity date of the notes issued under the Indenture.

“Refinancing” see Section 9.8(l).

“Register” see Section 2.9(d).

“Regulation D” shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the United States Federal Reserve System.

“Regulatory Change” shall mean, with respect to any Revolving Credit Lender, any change after the Closing Date in any law or regulations (including Regulation D) of any Governmental Authority or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Revolving Credit Lender of or under any law or regulations of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including nongovernmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

“Reimbursement Obligations” shall mean, at any time, the obligations of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

“Related Document” shall mean any agreement, document or instrument entered into by any Obligor in connection with any document, as any such agreement, document or instrument is amended and in effect from time to time in accordance with its terms and this Agreement.

“Related Parties” see Section 11.1.

“Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material into the environment.

“Relevant Parties” and “Relevant Party” see Section 10(b).

“Replaced Lender” see Section 2.12.

“Replacement Lender” see Section 2.12.

“Required Payment” see Section 4.6.

“Requirement of Law” shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserve Requirement” shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D).  LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Revolving Credit Lender under Regulation D.

“Reset Date” see the definition of “Applicable Margin.”

“Responsible Officer” shall mean the chief executive officer of Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of the Borrower that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Revolving Credit Commitment” shall mean, for each Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Revolving Credit Lender on Annex A under the caption “Revolving Credit Commitment” (as the same may be reduced from time to time pursuant to Section 2.5 or changed pursuant to Section 12.6(b)).  The aggregate principal amount of the Revolving Credit Commitments at the Closing Date is $135.0 million.

“Revolving Credit Commitment Percentage” shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Revolving Credit Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Revolving Credit Lenders.

“Revolving Credit Commitment Termination Date” shall mean the Initial Revolving Credit Commitment Termination Date or, if extended in accordance with Section 2.4, the Extended Revolving Credit Commitment Termination Date.

“Revolving Credit Commitments” shall mean the aggregate sum of the Revolving Credit Commitment of all of the Revolving Credit Lenders, including the Increased Facility Amount, if any.

“Revolving Credit Lenders” shall mean (a) on the Closing Date, the Revolving Credit Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Revolving Credit Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.6(b).

“Revolving Credit Loans” see Section 2.1(a).

“Revolving Credit Notes” shall mean the promissory notes provided for by Section 2.9(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

“Section 5.6 Certificate” see Section 5.6(b).

“Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit D among the Obligors and the Administrative Agent, as the same may be amended, modified or supplemented in accordance with the terms thereof and hereof.

“Security Documents” shall mean the Security Agreement, the Mortgage, and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

“Senior Subordinated Financing” shall mean the issuance by Borrower of Senior Subordinated Notes pursuant to the Senior Subordinated Note Documents for gross cash proceeds of $100 million.

“Senior Subordinated Notes” shall mean the unsecured senior subordinated notes issued pursuant to the Senior Subordinated Financing, including the senior subordinated notes issued pursuant to a registered exchange offer therefor made pursuant to the registration rights agreement entered into in connection with the issuance thereof on December 29, 1997.

“Senior Subordinated Note Documents” shall mean the Indenture pursuant to which the Senior Subordinated Notes were issued and all documents relating thereto, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

“Solvent” and “Solvency” shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person on a going concern basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

“State and Local Real Property Disclosure Requirements” shall mean any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

“Subordinated Debt” shall mean Indebtedness of Borrower which is subordinated to the Obligations in right and time of payment on terms and conditions and pursuant to documentation satisfactory to the Administrative Agent (which shall include the Senior Subordinated Notes); provided, however, that no Indebtedness will be deemed to be subordinate for purposes of this Agreement merely by virtue of lack of a security interest in any collateral.

“Subordination Provisions” see Section 10(m).

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.  Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments.

“Survey” shall mean a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within the six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

“Swap Contract” means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other similar agreement (including any option to enter into any of the foregoing).

“Swing Loan Commitment” shall mean the obligation of Fleet National Bank to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding $10,000,000, as the same may be reduced or terminated pursuant to Section 2.5 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Credit Commitment of the Swing Loan Lender, rather than a separate, independent commitment.

“Swing Loan Lender” shall mean Fleet National Bank, and its successors and assigns in such capacity.

“Swing Loan Maturity Date” shall mean the Revolving Credit Commitment Termination Date.

“Swing Loan Note” shall mean the promissory note made by Borrower evidencing the Swing Loans, in the form of Exhibit A-2.

“Swing Loans” see Section 2.1(b).

“Syndication Agent” see the introduction to this Agreement.

“Taking” shall mean any taking of any Mortgaged Real Property or Real Property of any Obligor or any of its Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Obligor or any of its Subsidiaries or any part thereof, by any Governmental Authority, civil or military.  Taking shall not include any Casualty Event.

“Tax Benefit” see Section 5.6(a).

“Title Company” shall mean Chicago Title Insurance Company or such other title insurance or abstract company as shall be mutually agreeable to Borrower and the Administrative Agent.

“Total Debt” shall mean at any date, the aggregate amount of Indebtedness (including Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities) of Borrower and the Consolidated Subsidiaries as of such date (other than Indebtedness described in clauses (b), (g), and (j) of the definition of Indebtedness), determined on a consolidated basis in accordance with GAAP.

“Transaction Documents” shall mean any operative document relating to the Transactions, including but not limited to the Credit Documents and each of the Related Documents with respect thereto, in each case, including all schedules, exhibits, appendices, annexes and attachments and amendments thereto and, in each case, as amended and in effect from time to time in accordance with their respective terms and this Agreement.

“Transactions” shall mean the borrowings hereunder and the other transactions contemplated hereby to occur on the Closing Date.

“Type” see Section 1.3.

“UCC” shall mean the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts.

“Unfunded Liabilities” shall mean, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Borrower, as provided below), and (b) any Subsidiary of an Unrestricted Subsidiary; provided, however, that in no event shall any Guarantor be an Unrestricted Subsidiary.  The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Borrower nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of this Agreement, (iv) neither the Borrower nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, and (v) neither the Borrower nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.  Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing a board resolution with the Administrative Agent giving effect to such designation.  The Board of Directors of the Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Agreement and the Borrower could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 of the Senior Subordinated Note Documents.

“Unutilized Revolving Credit Commitment” shall mean, for any Revolving Credit Lender, at any time, the excess of such Revolving Credit Lender’s Revolving Credit Commitment at such time over the sum of (a) the aggregate outstanding principal amount of Revolving Credit Loans made by such Revolving Credit Lender, (b) such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time, and (c) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

“Wholly Owned Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares or shares required to be held by foreign nationals) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.  Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

1.2           Accounting Terms and Determinations.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date.  All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.  All financial covenants are to be calculated in accordance with GAAP as in effect on the Closing Date unless such modifications are agreed to by the parties hereto.

1.3           Types of Loans.  Loans hereunder are distinguished by “Type”.  The “Type” of a Loan refers to whether such Loan is an Alternate Base Rate Loan or a LIBOR Loan, each of which constitutes a Type.

1.4           Rules of Construction.

(a)           In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to Boston, Massachusetts time.  Where any provision herein refers to action to be taken by any

Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b)           In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) “amend” shall mean “amend, amend and restate, supplement or modify”; and “amended” and “amendment” shall have meanings correlative to the foregoing; (a) in the computation of periods of time from a specified date to a later specified date, “from” shall mean “from and including”; “to” and “until” shall mean “to but excluding”; and “through” shall mean “to and including”; (ii) “hereof,” “herein” and “hereunder” (and similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document; (iii) “including” (and similar terms) shall mean “including without limitation” (and similarly for similar terms); (iv) “or” has the inclusive meaning represented by the phrase “and/or”; (b) “satisfactory to” any Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; and (v) references to “the date hereof” shall mean the Closing Date.

(c)           In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

(d)           No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Credit Document.

Section 2.                                            Commitments, Loans, Notes, Prepayments, Replacement of Revolving Credit Lenders and Annual Cleandown.

2.1           Loans.

(a)           Revolving Credit Loans.

(i)            Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the “Revolving Credit Loans”) to Borrower in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Revolving Credit Lender as in effect from time to time; provided, however, that in no event shall the sum of the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit Liabilities at any time exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments as in effect at such time and (ii) the Borrowing Base as in effect at such time.  Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Alternate Base Rate Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.10) or

Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.10).

(ii)           Borrower may at any time request that the Revolving Credit Lenders provide all or a portion of the Increased Facility Amount, provided that (A) at the time of making the request, and after giving effect to the requested increase, the Borrower is in compliance with the financial covenants set forth in Section 9.11 of this Agreement and (B) no Default or Event of Default has occurred and is continuing, and (C) the offer to provide the Increased Facility Amount shall be made first to all Revolving Credit Lenders on a pro rata basis. No Revolving Credit Lender shall have any obligation to make available any such increase in the Revolving Credit Commitments.  To the extent existing Revolving Credit Lenders decline to make available all of the Increased Facility Amount, Borrower may approach New Lenders to provide such increase provided that the conditions to obtaining the Increased Facility Amount set forth in this Section 2.1(a)(ii) have been satisfied; provided, however, that any such New Lenders shall be acceptable to the Administrative Agent and, upon the making of a Revolving Credit Commitment pursuant to the Increased Facility Amount, shall be treated as Revolving Credit Lenders for all purposes of this Agreement.  If and to the extent agreed to be extended by any Revolving Credit Lender or New Lender, the Increased Facility Amount shall become available under, and part of, the Revolving Credit Commitments.

(iii)          Limit on LIBOR Loans.  No more than ten (10) separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time. No LIBOR Loans shall be made on the Closing Date.

(b)           Swing Loans.  Subject to the terms and conditions of this Agreement, upon request of Borrower, the Swing Loan Lender agrees to make one or more swing loans to Borrower from time to time from and including the Closing Date, to but excluding the Swing Loan Maturity Date, up to but not exceeding the amount of the Swing Loan Lender’s Swing Loan Commitment as then in effect.  (Such swing loans referred to in this Section 2.1(b) now or hereafter made by the Swing Loan Lender to Borrower from and including and after the Closing Date are hereinafter collectively called the “Swing Loans”.)  Prior to the Swing Loan Maturity Date, Borrower may borrow, repay and reborrow Swing Loans up to the Swing Loan Commitment in accordance with the terms of this Agreement, provided that no Swing Loan shall remain outstanding for more than ten days.  The Swing Loan Lender shall not make any Swing Loans on or after the Swing Loan Maturity Date.  Notwithstanding anything to the contrary contained in this Section 2.1(b) or elsewhere in this Agreement, the Swing Loan Lender shall not, pursuant to this Section 2.1(b) or otherwise, make any Swing Loan to or for the account of Borrower, and Borrower shall not be entitled to borrow, pursuant to this Section 2.1(b), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities would exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments as in effect at such time and (ii) the Borrowing Base as in effect at such time.  Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as Alternate Base Rate Loans.  The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower or the Majority Revolving Credit Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Majority Revolving Credit Lenders, or (iii) the Administrative Agent’s good faith determination that such Default or Event of Default has ceased to exist.  Swing Loans shall be made and repaid in minimum amounts of $50,000 and integral multiples of $10,000 above such amount.

Upon the occurrence of a Default, each Revolving Credit Lender shall be deemed to have purchased (and each Revolving Credit Lender hereby irrevocably agrees to purchase on a pro rata basis (based upon each Revolving Credit Lender’s Revolving Credit Commitment)) an irrevocable risk participation in all outstanding Swing Loans, together with all accrued interest thereon, without any further action by or on behalf of the Swing Loan Lender, any other Revolving Credit Lender, Borrower or any other Person.  Upon one Business Day’s notice from the Swing Loan Lender, each other Revolving Credit Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing Loan (as determined pursuant to the immediately preceding sentence) in cash. If any Revolving Credit Lender fails to make available to the Swing Loan Lender the amount of such Revolving Credit Lender’s participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in cash.  In the event the Swing Loan Lender receives a payment from Borrower or any other Obligor of any amount in which the Revolving Credit Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall distribute (after first applying any such payment to any fees, costs and expenses of the Swing Loan Lender) to each Revolving Credit Lender its pro rata share of such payment.  Anything contained in this Agreement or otherwise to the contrary notwithstanding, (A) each Revolving Credit Lender’s obligation to purchase a participation in each unpaid Swing Loan shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may now or hereafter have against the Swing Loan Lender, Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default, (3) any Material Adverse Change in the condition of Borrower or any Subsidiary, (4) any breach or default of this Agreement or any of the Security Documents by any Person other than by the Swing Loan Lender, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, and (B) the Swing Loan Lender shall not have any obligation to make any Swing Loans if, at the time of Borrower’s request for the Swing Loan, (1) Borrower fails for whatever reason to satisfy any of the conditions precedent set forth in Section 7.2 or (2) any Revolving Credit Lender fails for whatever reason to comply with its obligations under this Section 2.1(b).

2.2           Borrowings.  Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.5.  The form of such notice of borrowing shall be substantially in the form of Exhibit H.  Not later than 12:00 noon Boston, Massachusetts time on the date specified for each borrowing hereunder, each Revolving Credit Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent maintained at the Principal Office, in immediately available funds, for account of Borrower.  Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such Revolving Credit Lender’s Revolving Credit Commitment Percentage.  The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with the Administrative Agent at the Principal Office designated by Borrower.

2.3           Letters of Credit.  Subject to the terms and conditions hereof, the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.1(a), for standby and commercial letters of credit (herein collectively called “Letters of Credit”) issued by the Issuing Lender for the account of Borrower; provided, however, that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, plus the aggregate principal amount of the Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding exceed at any time the lesser of (x) the Revolving Credit Commitments as in effect at such time and (y) the Borrowing Base as in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Revolving Credit Lender’s pro rata share (based on the Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding, plus such Revolving Credit Lender’s pro rata share (based on the Revolving Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Revolving Credit Lender’s Revolving Credit Commitment as in effect at such time, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $25 million, (iv) the face amount of any Letter of Credit be less than $10,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date (unless cash collateralized (or backstopped by irrevocable letters of credit) beyond such date on terms and conditions and pursuant to documentation satisfactory to the Majority Revolving Credit Lenders) and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 270 days after the date of such issuance for commercial Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the Revolving Credit Commitment Termination Date); provided, however, that any standby Letter of Credit may be automatically extended for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender, to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Credit Lenders have approved such expiry date in writing, or (vi) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default or Event of Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default or Event of Default in accordance with this Agreement or (z) the Administrative Agent’s good faith determination that such Default or Event of Default has ceased to exist.  Without limiting the foregoing, Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement and shall be entitled to all of the benefits hereof.

The following additional provisions shall apply to Letters of Credit:

(a)           Borrower shall give the Administrative Agent at least three Business Days’ irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

(b)           On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such

Revolving Credit Lender’s Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit.  Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender’s liability under such Letter of Credit in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender’s liability under such Letter of Credit.  The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

(c)           Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand.  Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of each demand for payment under such Letter of Credit not later than the next Business Day after the date on which the Issuing Lender notifies Borrower that payment is to be made by the Issuing Lender to the beneficiary thereunder.

(d)           Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.3, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.5.  In the event that Borrower fails to so advise the Administrative Agent not later than one Business Day prior to the date payment from Borrower is due to the Issuing Lender by virtue of a drawing under a Letter of Credit, Borrower shall be deemed to have given notice of borrowing for a Revolving Credit Loan which is an Alternate Base Rate Loan in the exact amount owing to the Issuing Lender and the Administrative Agent shall act accordingly.  If Borrower has given such notice indicating that it does not intend to borrow hereunder or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of notice of such payment (or the next Business Day if received after 12:00 noon (Boston, Massachusetts time) on such date), the Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender’s Revolving Credit Commitment Percentage of the amount of the related demand for payment.

(e)           Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Revolving Credit Lender’s Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount.  Each such Revolving Credit Lender’s obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this clause (e), and the Issuing Lender’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Revolving Credit Commitments.  Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.  Nothing in this clause (e) shall be deemed to prejudice the right of any Revolving Credit Lender to recover from the Issuing Lender in the event of a wrongful payment of the kind described in the proviso of the last paragraph of this Section 2.3, with respect to the issuance of a Letter of Credit in breach of any restriction on such issuance under this Section 2.3, or with respect to the gross negligence or willful misconduct of the Issuing Lender in respect of any Letter of Credit.

(f)            Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Revolving Credit Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Revolving Credit Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation.  Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender.  In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Revolving Credit Lender, with interest at the rate specified in clause (i) of this Section 2.3.

(g)           Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders in respect of each Letter of Credit a letter of credit commission in an amount equal to (x) in the case of commercial Letters of Credit, the rate per annum equal to two-thirds of the Applicable Margin for LIBOR Loans in effect at the time of issuance thereof or (y) in the case of standby Letters of Credit, the rate per annum equal to the Applicable Margin for LIBOR Loans in effect from time to time, multiplied by (z) the daily average undrawn face amount of each such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing.  In addition, Borrower shall pay to the Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a fronting fee in an amount to be agreed upon by the Borrower and the Issuing Lender, such fronting fee to be payable on the date of issuance of such Letter of Credit, plus all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

(h)           Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Credit Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month.  Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Revolving Credit Lender with respect to each Letter of Credit then outstanding.

(i)            To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section 2.3 on the due date therefor, such Revolving Credit Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the post-default rate (as in effect from time to time) pursuant to Section 3.2(b).

(j)            The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.3 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

(k)           Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date.

The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following:  (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender or which is not in accordance with the standard of care specified in the Uniform Commercial Code of the Commonwealth of Massachusetts.  To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this Section 2.3, the provisions of this Section 2.3 shall control.

2.4           Extension of Revolving Credit Commitment Termination Date.

(a)           At Borrower’s option, subject to satisfaction of the following terms and conditions, Borrower shall have the option to extend the Revolving Credit Commitment Termination Date from the Initial Revolving Credit Commitment Termination Date to the Extended Revolving Credit Commitment Termination Date:

(i)            Borrower shall have notified the Administrative Agent in writing no later than thirty (30) days after the first anniversary of the Closing Date of the Borrower’s election to request the extension;

(ii)           On the date of the notification as provided in clause (i) above and on the Initial Revolving Credit Commitment Termination Date, no Default or Event of Default is then occurring and no Event of Default has occurred; and

(iii)          One hundred percent (100.0%) of the Revolving Credit Lenders consent in writing to the requested extension within sixty (60) Business Days after the date of the Administrative Agent’s receipt of the Borrower’s notification pursuant to clause (i), above.  The failure of any Revolving Credit Lender to furnish such written consent within such time period shall be deemed a denial of the Borrower’s extension request.

(b)           No extension shall be effective unless and until the Administrative Agent has confirmed, in writing, the Borrower’s compliance with the conditions precedent to the extension of the Initial Revolving Credit Commitment Termination Date set forth in Section 2.4(a).  To the extent that one hundred percent (100.0%) of the Revolving Credit Lenders do not consent to the extension request, Borrower shall have the option of: (i) reducing the aggregate principal amount of the Revolving Credit Commitments at the Initial Revolving Credit Commitment Termination Date by an amount equal to the aggregate principal amount of the Revolving Credit Commitments of the non-consenting Revolving Credit Lenders; provided, however, that in no event shall the aggregate principal amount of the reduction in the Revolving Credit Commitments  be more than $25 million (in which case, if all other conditions are met, the extension shall be effective as to the reduced amount); (ii) replacing the non-consenting Revolving Credit Lenders in accordance with the terms of Section 2.12 (in which case, if all other conditions are met, the extension shall be effective upon such replacement); or (iii) withdrawing such extension request; provided, however, that after any such withdrawal Borrower may again request an extension under the terms of this Section 2.4 within the time period specified in subsection (a).

(c)           In the event that the Borrower elects to reduce the aggregate principal amount of the Revolving Credit Commitments pursuant to clause (i) of Section 2.4(b) above, the Borrower, in connection therewith, shall pay in cash to (i) each nonconsenting Revolving Credit Lender an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the non-consenting Revolving Credit Lender, (B) all Reimbursement Obligations owing to such non-consenting Revolving Credit Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the non-consenting Revolving Credit Lender pursuant to Section 2.6, and (ii) the Issuing Lender an amount equal to such non-consenting Revolving Credit Lender’s Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such non-consenting Revolving Credit Lender.  Upon such payment, the Revolving Credit Commitment Percentages of the consenting Revolving Credit Lenders shall be adjusted accordingly to reflect the termination of the Revolving Credit Commitments of the non-consenting Revolving Credit Lenders.

2.5           Termination and Reductions of Commitments and Overadvance Period.

(a)           The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date.

(b)           Borrower shall have the right, at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate amount of the then Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders; provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.5, and (y) each partial reduction shall be in an aggregate amount at least equal to $1.0 million (or in integral multiples of $500,000 in excess thereof).

(c)           Borrower shall have the right, at any time, to terminate the Overadvance Period, provided, however, that (x) Borrower shall give notice of such termination as provided in Section 4.5, and (y) Excess Availability on a pro forma basis from the date of the Administrative Agent’s receipt of the notice described in clause (i) hereof through November 30, 2002 shall, at all times, be at least $15,000,000.

(d)           The Revolving Credit Commitments and/or Overadvance Period, as applicable, once terminated may not be reinstated and any amount of the Revolving Credit Commitments that has been reduced may not be reinstated.

2.6           Fees.

(a)           Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee on the daily average amount of such Revolving Credit Lender’s Unutilized Revolving Credit Commitment, for the period from and including the Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated or the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Revolving Credit Fee Percentage.  Any

accrued commitment fee under this Section 2.6(a) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated or the Revolving Credit Commitment Termination Date.

(b)           Borrower shall pay to the Administrative Agent for its account and the account of the Lead Arranger certain other fees pursuant to the terms of the Fee Letter.

2.7           Lending Offices.  The Loans of each Type made by each Revolving Credit Lender shall be made and maintained at such Revolving Credit Lender’s Applicable Lending Office for Loans of such Type.

2.8           Several Obligations of Revolving Credit Lenders.  The failure of any Revolving Credit Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Revolving Credit Lender of its obligation to make its Loan on such date, but neither any Revolving Credit Lender nor the Administrative Agent shall be responsible for the failure of any other Revolving Credit Lender to make a Loan to be made by such other Revolving Credit Lender, and (except as otherwise provided in Section 4.6) no Revolving Credit Lender shall have any obligation to the Administrative Agent or any other Revolving Credit Lender for the failure by such Revolving Credit Lender to make any Loan required to be made by such Revolving Credit Lender.

2.9           Notes; Register.

(a)           The Revolving Credit Loans made or to be made by each Revolving Credit Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-1, dated the Closing Date, payable to such Revolving Credit Lender and otherwise duly completed.

(b)           The Swing Loans made by Fleet National Bank shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-2, dated the Closing Date, payable to Fleet National Bank and otherwise duly completed.

(c)           The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Revolving Credit Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Revolving Credit Lender on its books and, prior to any transfer of any Note evidencing the Loans held by it, endorsed by such Revolving Credit Lender on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Revolving Credit Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

(d)           Borrower hereby designates the Administrative Agent to serve as Borrower’s agent, solely for purposes of this Section 2.9, to maintain a register (the “Register”) on which it will record the name and address of each Revolving Credit Lender, the Revolving Credit Commitment from time to time of each of the Revolving Credit Lenders, the principal amount of the Loans made by each of the Revolving Credit Lenders and each repayment in respect of the principal amount of the Loans of each Revolving Credit Lender.  Failure to make any such recordation or any error in such recordation shall not affect Borrower’s obligations in respect of such Loans.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and the Revolving Credit Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by Borrower or any Revolving Credit Lender at any reasonable time and from time to time upon reasonable prior notice.

2.10         Optional Prepayments and Conversions or Continuations of Loans.  Subject to Section 4.4, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.5 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) if LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower shall at such time pay all expenses and costs required by Section 5.5.  Each notice of Conversion or Continuation shall be substantially in the form of Exhibit I.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Revolving Credit Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Revolving Credit Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Alternate Base Rate Loans.

2.11         Mandatory Prepayments.

(a)           Revolving Credit Extension Reductions.  Until the Revolving Credit Commitment Termination Date, Borrower shall from time to time immediately prepay the Swing Loans and the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.11(b)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities shall not exceed the lesser of (i) the Borrowing Base or (ii) the aggregate Revolving Credit Commitments, each as in effect at such time, such amount to be applied, first, to Swing Loans, second, to Revolving Credit Loans outstanding and, third, as cover for Letter of Credit Liabilities outstanding as specified in Section 2.11(b). Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.11 shall be in excess of the amount of the Alternate Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding Alternate Base Rate Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Revolving Credit Lenders under Section 5.5.  Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.  Interest on such amount held in the Collateral Account shall be for the account of Borrower (after deduction of reasonable fees and expenses).

(b)           Cover for Letter of Credit Liabilities.  In the event that Borrower shall be required pursuant to this Section 2.11 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) in an amount not to exceed the face amount of all unexpired Letters of Credit in respect of which such cover was required to be provided until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

2.12         Replacement of Revolving Credit Lenders.  Borrower shall have the right, if no Default or Event of Default then exists, to replace a Revolving Credit Lender (the “Replaced Lender”) with one or more other Eligible Persons reasonably acceptable to the Administrative Agent (collectively, the “Replacement Lender”) if (a) such Revolving Credit Lender is charging Borrower increased costs pursuant to Section 5.1 or Section 5.6 in excess of those being charged generally by the other Revolving Credit Lenders or such Revolving Credit Lender becomes incapable of making LIBOR Loans as provided in Section 5.3, and/or (b) as provided in Section 12.4(b), such Revolving Credit Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement or the other Credit Documents, and/or (c) such Revolving Credit Lender shall have failed to fund its portion of a Loan it is obligated to fund under Section 2.1, and/or (d) as provided in Section 2.4(b), such Revolving Credit Lender refuses to consent to Borrower’s request to extend the Initial Revolving Credit Commitment Termination Date; provided, however, that (i) at the time of any replacement pursuant to this Section 2.12, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to Section 12.6 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Revolving Credit Commitments and outstanding Loans of, and in each case Letter of Credit Interests by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.6, and (y) the Issuing Lender an amount equal to such Replaced Lender’s Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all Obligations of Borrower then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.  Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Revolving Credit Lender hereunder and the Replaced Lender shall cease to constitute a Revolving Credit Lender hereunder and be released of all its obligations as a Revolving Credit Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

2.13         Annual Cleandown.  For a consecutive fifteen-day period between the first day of December and the last day of January of each calendar year, beginning in December 2002, the sum of the aggregate principal amount of Revolving Credit Loans outstanding, plus the aggregate outstanding principal amount of Swing Loans, shall not exceed (a) $35 million for the period December, 2002 through January, 2003, and (b) $20 million for all similar annual periods thereafter.

Section 3.               Payments of Principal and Interest.

3.1           Repayment of Loans.  Borrower hereby promises to pay in cash to the Administrative Agent for the account of each Revolving Credit Lender the entire outstanding principal amount of such Lender’s Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date (unless sooner accelerated pursuant to Section 10 hereof).  Borrower hereby promises to pay to the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the Swing Loan Maturity Date.

3.2           Interest.

(a)           Borrower hereby promises to pay to the Administrative Agent for the account of each Revolving Credit Lender interest on the unpaid principal amount of each Loan made by such Revolving Credit Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(i)            during such periods as such Loan is an Alternate Base Rate Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin and

(ii)           during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.

(b)           During the continuance of any Event of Default (and whether or not the Administrative Agent exercises its rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the Majority Revolving Credit Lenders, at a rate which is the aggregate of the applicable rate (including the Applicable Margin) for Alternate Base Rate Loans and/or LIBOR Loans, as applicable, plus two percent (2%) per annum.  Interest which accrues under this paragraph shall be payable on demand.

(c)           Accrued interest on each Loan shall be payable (i) in the case of an Alternate Base Rate Loan, monthly in arrears on the last day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.2(b) shall be payable from time to time on demand.  Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Revolving Credit Lenders to which such interest is payable and to Borrower.

(d)           All agreements among Borrower, the Guarantors, the Administrative Agent and the Revolving Credit Lenders are hereby expressly limited so that, in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Administrative Agent or the Revolving Credit Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law”, shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement, the Notes and the other Credit Documents shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Borrower, the Administrative Agent and the Revolving Credit Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Credit Documents or the Security Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever the Administrative Agent or the Revolving Credit Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest.  This provision shall control every other provision of all agreements among Borrower, the Guarantors, the Administrative Agent and the Revolving Credit Lenders.

Section 4.               Payments; Pro Rata Treatment; Computations; Etc.

4.1           Payments.

(a)           Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its account at the Principal Office, not later than 1:00 p.m. Boston, Massachusetts time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)           Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Revolving Credit Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Revolving Credit Lenders for application in such manner as it or the Majority Revolving Credit Lenders, subject to Section 4.2, may determine to be appropriate).

(c)           Except to the extent otherwise provided in the second sentence of Section 2.3(g), each payment received by the Administrative Agent under this Agreement or any Note for the account of any Revolving Credit Lender shall be paid by the Administrative Agent to such Revolving Credit Lender, in immediately available funds, (x) if the payment was actually received by the Administrative Agent prior to 1:00 p.m. (Boston, Massachusetts time) on any day, on such day and (y) if the payment was actually received by the Administrative Agent after 1:00 p.m. (Boston, Massachusetts time) on any day, on the following Business Day (it being understood that to the extent that any such payment is not made in full by the Administrative Agent, the Administrative Agent shall pay to such Revolving Credit Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Revolving Credit Lender pursuant to the foregoing clauses until the date the Administrative Agent pays such Revolving Credit Lender the amount).

(d)           If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

4.2           Pro Rata Treatment.  Except to the extent otherwise provided herein:  (a) each borrowing of Loans from the Revolving Credit Lenders under Section 2.1 shall be made by, and each payment of commitment fees under Section 2.6 in respect of Revolving Credit Commitments shall be for account of, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.5 shall be applied to the respective Revolving Credit Commitments of, the Revolving Credit Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; provided, however, that Swing Loans shall be made only by, and interest thereon shall be paid by Borrower only to, the Swing Loan Lender (subject to such Revolving Credit Lender’s obligations in respect of any participation therein purchased by the other Revolving Credit Lenders as provided in Section 2.1(b)); (b) except as otherwise provided in Section 5.4, LIBOR Loans having the same Interest Period shall be allocated pro rata among the Revolving Credit Lenders according to the amounts of their respective Revolving Credit Commitments (in the case of the making of Loans) or their respective Revolving Credit Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans by Borrower shall be made for account of the relevant Revolving Credit Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans held by them; and (d) each payment of interest on Revolving Credit Loans by Borrower shall be made for account of the Revolving Credit Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Revolving Credit Lenders.

4.3           Computations.  Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Alternate Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.  Computations of commitment fees and Letter of Credit fees shall be based upon a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.  Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on Alternate Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

4.4           Minimum Amounts.  Except for mandatory prepayments made pursuant to Section 2.11 and Conversions or prepayments made pursuant to Section 5.4, and prepayments of the entire principal balance of the Loans, each borrowing, Conversion and prepayment of principal of Loans (other than Swing Loans, for which the minimum amounts thereof are in Section 2.1(b)) shall be in an amount at least equal to (1) $500,000 and in integral multiples of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (2) $1,000,000 and in integral multiples of $100,000 in excess thereof with respect to LIBOR Loans (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest

Period).  Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be Alternate Base Rate Loans during such period.

4.5           Certain Notices.  Notices by Borrower to the Administrative Agent of terminations or reductions of the Revolving Credit Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. Boston, Massachusetts time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below:

NOTICE PERIODS

Notice	Number of Business Days Prior

Termination or reduction of Revolving Credit Commitments	2
Borrowing or optional prepayment of, or Conversions into, Alternate Base Rate Loans (including Swing Loans)	same day
Borrowing or optional prepayment of, Conversions into, Continuations as, or duration of Interest Periods for, LIBOR Loans	3

Each such notice of termination or reduction shall specify the amount of the Revolving Credit Commitments to be terminated or reduced.  Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.4) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day).  Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.  The Administrative Agent shall promptly notify the Revolving Credit Lenders of the contents of each such notice.  In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.5, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an Alternate Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an Alternate Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Alternate Base Rate Loan.

4.6           Non-Receipt of Funds by the Administrative Agent.  Unless the Administrative Agent shall have received written notice from a Revolving Credit Lender or Borrower (the “Payor”) prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Revolving Credit Lender) the proceeds of a Loan to be made by such Revolving Credit Lender hereunder or (in the case of Borrower) a payment to the Administrative Agent for the account of one or more of the Revolving Credit Lenders hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

(a)           if the Required Payment shall represent a payment to be made by Borrower to the Revolving Credit Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.2(b) (without duplication of the obligation of Borrower under Section 3.2 to pay interest on the Required Payment at the rate set forth in Section 3.2(b)), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of Borrower under Section 3.2 to pay interest at the rate set forth in Section 3.2(b) in respect of the Required Payment and

(b)           if the Required Payment shall represent proceeds of a Loan to be made by the Revolving Credit Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.2(a), it being understood that the return by Borrower of the Required Payment to the Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

4.7           Right of Setoff; Sharing of Payments, Etc.

(a)           Each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Revolving Credit Lender may otherwise have, each Revolving Credit Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Revolving Credit Lender’s Loans, Reimbursement Obligations or any other amount payable to such Revolving Credit Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof; provided, however, that such Revolving Credit Lender’s failure to give such notice shall not affect the validity thereof.

(b)           Each of the Revolving Credit Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, of a sum which with respect to the related sum or sums received by other Revolving Credit Lenders is in a greater proportion than the total of such amounts then owed and due to such Revolving Credit

Lender bears to the total of such amounts then owed and due to all of the Revolving Credit Lenders immediately prior to such receipt, then such Revolving Credit Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Revolving Credit Lenders an interest in the Obligations of the respective Obligor to such Revolving Credit Lenders in such amount as shall result in a proportional participation by all of the Revolving Credit Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Revolving Credit Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Borrower consents to the foregoing arrangements.

(c)           Borrower agrees that any Revolving Credit Lender so purchasing such a participation may exercise all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Revolving Credit Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Revolving Credit Lender in the amount of such participation.

(d)           Nothing contained herein shall require any Revolving Credit Lender to exercise any such right or shall affect the right of any Revolving Credit Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.  If, under any applicable bankruptcy, insolvency or other similar law, any Revolving Credit Lender receives a secured claim in lieu of a setoff to which this Section 4.7 applies, such Revolving Credit Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Revolving Credit Lenders entitled under this Section 4.7 to share in the benefits of any recovery on such secured claim.

Section 5.               Yield Protection, Etc.

5.1           Additional Costs.

(a)           If the adoption of, or any change in, any Requirement of Law or in the interpretation or application thereof or compliance by any Revolving Credit Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the Closing Date:

(i)            shall subject any Revolving Credit Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Revolving Credit Lender’s participation therein, any Letter of Credit Document or any LIBOR Loan made by it or change the basis of taxation of payments to such Revolving Credit Lender in respect thereof by any Governmental Authority (except for taxes covered by Section 5.6 and changes in the rate of tax on the overall net income of such Revolving Credit Lender by any Governmental Authority);

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Revolving Credit Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on such Revolving Credit Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Revolving Credit Lender, by an amount which such Revolving Credit Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall promptly pay such Revolving Credit Lender, upon its demand, any additional amounts necessary to compensate such Revolving Credit Lender for such increased cost or reduced amount receivable.  If any Revolving Credit Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.  A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.1 submitted by such Revolving Credit Lender, through the Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(b)           In the event that any Revolving Credit Lender shall have determined that the adoption after the Closing Date of any law, rule, regulation or guideline regarding capital adequacy (or any change after the Closing Date therein or in the interpretation or application thereof) or compliance by any Revolving Credit Lender or any corporation controlling such Revolving Credit Lender with any request or directive after the Closing Date regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority or the NAIC, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Revolving Credit Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Revolving Credit Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Revolving Credit Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Revolving Credit Lender to be material, then from time to time, after submission by such Revolving Credit Lender to Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, Borrower shall promptly pay to such Revolving Credit Lender such additional amount or amounts as will compensate such Revolving Credit Lender for such reduction.

5.2           Limitation on Types of Loans.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

(i)            the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBOR Base Rate” in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(ii)           if the Majority Revolving Credit Lenders determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of “LIBOR Base Rate” in Section 1.1 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the applicable Revolving Credit Lenders of making or maintaining LIBOR Loans for such Interest Period, then the Administrative Agent shall give Borrower and each Revolving Credit Lender prompt notice thereof, and so long as such condition remains in effect, the affected Revolving Credit

Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Alternate Base Rate Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Alternate Base Rate Loans in accordance with Section 2.10.

5.3           Illegality.  Notwithstanding any other provision of this Agreement, in the event that any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Revolving Credit Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the sole opinion of such Revolving Credit Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Revolving Credit Lender), then such Revolving Credit Lender shall promptly notify Borrower thereof (with a copy to the Administrative Agent) and such Revolving Credit Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Revolving Credit Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.4 shall be applicable).

5.4           Treatment of Affected Loans.  If the obligation of any Revolving Credit Lender to make LIBOR Loans or to Continue, or to Convert Alternate Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.3, such Revolving Credit Lender’s LIBOR Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Revolving Credit Lender may specify to Borrower with a copy to the Administrative Agent as is required by law) and, unless and until such Revolving Credit Lender gives notice as provided below that the circumstances specified in Section 5.3 which gave rise to such Conversion no longer exist:

(a)           to the extent that such Revolving Credit Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Revolving Credit Lender’s LIBOR Loans shall be applied instead to its Alternate Base Rate Loans; and

(b)           all Loans which would otherwise be made or Continued by such Revolving Credit Lender as LIBOR Loans shall be made or Continued instead as Alternate Base Rate Loans and all Alternate Base Rate Loans of such Revolving Credit Lender which would otherwise be Converted into LIBOR Loans shall remain as Alternate Base Rate Loans.

If such Revolving Credit Lender gives notice to Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.3 which gave rise to the Conversion of such Revolving Credit Lender’s LIBOR Loans pursuant to this Section 5.4 no longer exist (which such Revolving Credit Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Revolving Credit Lender’s Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Revolving Credit Lenders holding LIBOR Loans and by such Revolving Credit Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Credit Commitments.

5.5           Compensation.

(a)           Borrower agrees to indemnify each Revolving Credit Lender and to hold each Revolving Credit Lender harmless from any loss or expense which such Revolving

Credit Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto (whether by acceleration or otherwise), including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

(b)           For the purpose of calculation of all amounts payable to a Revolving Credit Lender under this Section 5.5 each Revolving Credit Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Revolving Credit Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  Any Revolving Credit Lender requesting compensation pursuant to this Section 5.5 will furnish to the Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

5.6           Net Payments.

(a)           All payments made by Borrower or the Guarantors hereunder or under any Note and the Guarantees will be made without setoff, counterclaim or other defense. Except as provided in Section 5.6(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Revolving Credit Lender (i) pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Revolving Credit Lender is located or any subdivision thereof or therein or (ii) as a result of a present or former connection between the Administrative Agent or such Revolving Credit Lender and the Governmental Authority imposing such net income or net profits tax (other than any such connection arising solely from the Administrative Agent or such Revolving Credit Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Guarantees or any Note)) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Covered Taxes”).  If any Covered Taxes are so levied or imposed, Borrower and each Guarantor, as the case may be, agrees to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note.  If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower agrees to reimburse each Revolving Credit Lender, upon the written request of such Revolving

Credit Lender, (i) for taxes imposed on or measured by the net income or net profits of such Revolving Credit Lender pursuant to the laws of the jurisdiction in which such Revolving Credit Lender is organized or in which the principal office or Applicable Lending Office of such Revolving Credit Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of taxes as such Revolving Credit Lender shall determine are payable by, or withheld from, such Revolving Credit Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Revolving Credit Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Revolving Credit Lender pursuant to this sentence; provided, however, that Borrower’s obligations shall be reduced by any Tax Benefit described in the following paragraph.  Borrower or the Guarantors, as the case may be, will furnish to the Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation evidencing such payment by Borrower.  Borrower and the Guarantors agree to indemnify and hold harmless each Revolving Credit Lender, and reimburse such Revolving Credit Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Revolving Credit Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

If Borrower or any Guarantor pays any additional amount under this Section 5.6 to a Revolving Credit Lender and such Revolving Credit Lender determines in its reasonable discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Revolving Credit Lender shall pay to Borrower or such Guarantor, as the case may be, an amount that the Revolving Credit Lender shall, in its reasonable discretion, determine is equal to the net benefit, after tax, which was obtained by the Revolving Credit Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) such Revolving Credit Lender shall not be required to make any payment under this paragraph of this Section 5.6(a) if an Event of Default shall have occurred and be continuing; (ii) any taxes that are imposed on a Revolving Credit Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Revolving Credit Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Revolving Credit Lender has made a payment to Borrower or any Guarantor pursuant to this paragraph of this Section 5.6(a) shall be treated as a tax for which Borrower or any Guarantor is obligated to indemnify such Revolving Credit Lender pursuant to this Section 5.6 without any exclusions or defenses; and (iii) nothing in this paragraph of this Section 5.6(a) shall require the Revolving Credit Lender to disclose any confidential information to Borrower or any Guarantor (including, without limitation, its tax returns).

(b)           Each Revolving Credit Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-U.S. Lender”) agrees to deliver to Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Revolving Credit Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.6 (unless the respective Revolving Credit Lender was already a Revolving Credit Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Revolving Credit Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) certifying to such Revolving Credit Lender’s entitlement to a complete exemption from, or reduction in rate of, United

States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Revolving Credit Lender, at least as extensive as the assigning Revolving Credit Lender), or (ii) if the Revolving Credit Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit G (any such certificate, a “Section 5.6 Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying to such Revolving Credit Lender’s entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Revolving Credit Lender, at least as extensive as the assigning Revolving Credit Lender). In addition, each Revolving Credit Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms), or Form W-8BEN and a Section 5.6 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Revolving Credit Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Revolving Credit Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.6(b).  Notwithstanding the foregoing, no Revolving Credit Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Revolving Credit Lender from duly completing and delivering any such form or certificate with respect to it and such Revolving Credit Lender so advises Borrower.  Each Person that shall become a Participant pursuant to Section 12.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.6(b), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Revolving Credit Lender from which the related participation shall have been purchased. Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder); provided, however, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Revolving Credit Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Revolving Credit Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of this Section 5.6(b) or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to this Section 5.6(b) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation or interpretation thereof having effect after the date such representations or certifications were made.  Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.6 and except as set forth in Section 12.6(b), Borrower agrees to pay additional amounts and to indemnify each Revolving Credit Lender in the manner set forth in Section 5.6(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Covered Taxes.

(c)           In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as “Other Taxes”).

Section 6.               Guarantee.

6.1           The Guarantee.  The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Revolving Credit Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Revolving Credit Lenders to, and the Notes held by each Revolving Credit Lender of, Borrower and all other amounts and Obligations from time to time owing to the Revolving Credit Lenders or the Administrative Agent by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of Borrower or any Subsidiary to any Revolving Credit Lender or any Affiliate of any Revolving Credit Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantors hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

6.2           Obligations Unconditional.  The obligations of the Guarantors under Section 6.1 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)           at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)           the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended, modified or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)           any lien or security interest granted to, or in favor of, the Administrative Agent or any Revolving Credit Lender or Revolving Credit Lenders as security for any of the Guaranteed Obligations shall fail to be perfected;

(e)           the release of any other Guarantor; or

(f)            the exercise of the Increased Facility Amount.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Revolving Credit Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Revolving Credit Lender upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Revolving Credit Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee.  This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Revolving Credit Lenders, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Revolving Credit Lenders or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Revolving Credit Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

6.3           Reinstatement.  The obligations of the Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Revolving Credit Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Revolving Credit Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

6.4           Subrogation; Subordination.  Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Revolving Credit Commitments of the Revolving Credit Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.1, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations.  Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the Revolving Credit Lenders and be paid over to the Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

6.5           Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and the Revolving Credit Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.1.

6.6           Continuing Guarantee.  The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

6.7           General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Revolving Credit Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.               Conditions Precedent.

7.1           Effectiveness of This Agreement and Initial Extension of Credit Under This Agreement.  The obligation of the Revolving Credit Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

(a)           Documentation and Evidence of Certain Matters.  The Administrative Agent shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Revolving Credit Lender), each of which shall be reasonably satisfactory in form and substance to the Administrative Agent (and to the extent specified below, to each Revolving Credit Lender):

(i)            Corporate Documents.  Certified true and complete copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Borrower.

(ii)           Officer’s Certificate; Compliance Certificate.  A Compliance Certificate in the form of Exhibit L hereto and an Officer’s Certificate of Borrower, dated the Closing Date, (A) to the effect set forth in clauses (i) and (ii) of Section 7.2(a), (B) to the effect that all conditions precedent to the making of such extension of credit have been satisfied, (C) to the effect that execution and delivery of this Agreement, and borrowings under this Agreement, do not cause a default or breach under the Senior Subordinated Notes Documents and showing reasonably detailed calculations thereof, and (D) that there has been no Material Adverse Change since the last audited financial statements furnished the Revolving Credit Lenders.

(iii)          Opinion of Counsel.  Opinion of Fulbright & Jaworski, L.L.P., counsel to the Obligors, in form and substance satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Revolving Credit Lenders and the Administrative Agent).

(iv)          The Credit Agreement.  This Agreement, (i) executed and delivered by a duly authorized officer of Borrower, with a counterpart for each Revolving Credit Lender, and (ii) executed and delivered by a duly authorized officer of each Revolving Credit Lender and the Administrative Agent.

(v)           Notes.  The Notes, duly completed and executed for each Revolving Credit Lender and Swing Loan Lender.

(vi)          Transaction Documents.  All other Transaction Documents duly executed and completed by the parties thereto.

(b)           Date of Closing.  Such extension of credit shall be made on or before September 30, 2002.

(c)           Borrowing Base Certificate.  The Administrative Agent and the Revolving Credit Lenders shall have received, and the Majority Revolving Credit Lenders shall be satisfied (as to form and substance) with, a Borrowing Base Certificate prepared as of the last Business Day of the month immediately preceding the Closing Date.  In the event the Borrowing Base has changed or, in Borrower’s reasonable judgment, is expected to change, as of the Closing Date, Borrower shall deliver to the Administrative Agent and the Revolving Credit Lenders an additional Borrowing Base Certificate on the Closing Date.

(d)           Appraisal.  The Administrative Agent shall have received such Inventory and other appraisals as the Administrative Agent may reasonably request, each in form and substance satisfactory to the Administrative Agent, the costs of any such appraisals to be borne by the Borrower.

(e)           Environmental Report.  The Administrative Agent shall have received a satisfactory environmental site assessment report or reports for each Mortgaged Real Property, addressed to the Administrative Agent or accompanied by satisfactory reliance letters addressed to the Administrative Agent allowing the Administrative Agent to rely fully on said report or reports as if addressed to the Administrative Agent.  All costs related to said site assessment shall be borne by the Borrower.

(f)            Approvals.  All governmental (domestic and foreign) and other third-party approvals and consents necessary in connection with the Transactions and the other transactions contemplated hereby (without the imposition of any materially burdensome or materially adverse conditions) shall have been obtained and shall be in full force and effect (or there shall be a plan reasonably satisfactory to the Administrative Agent for the obtaining thereof).

(g)           No Material Adverse Change.  The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Borrower and its Subsidiaries, and that there has been no Material Adverse Change or any condition or event that could reasonably be expected to result in a Material Adverse Change with respect to Borrower since the date of the most recently delivered financial statements.

(h)           Certain Other Changes.

(i)            No material changes in governmental regulations or policies affecting the Obligors, the Administrative Agent, the Lead Arranger or any Revolving Credit Lender involved in this transaction shall have occurred prior to the Closing Date.

(ii)           There shall not have occurred prior to the Closing Date any disruption or material adverse change in the financial or capital markets in general that would, in the reasonable opinion of the Administrative Agent, have a material adverse effect on the market for loan syndications or adversely affect the syndication of the Revolving Credit Loans.

(i)            No Action or Proceeding.  There shall not exist any threatened or pending Proceeding by or before any Governmental Authority, (i) challenging the consummation of any of the Transactions or which would restrain, prevent or impose materially burdensome conditions on the Transactions, individually or in the aggregate, or any other transaction contemplated hereunder, (ii) seeking to prohibit the ownership or operation by Borrower or any Subsidiary of all or a material portion of any of their businesses or assets or (iii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (a) would restrain, prohibit or impose materially adverse conditions on the ability of the Revolving Credit Lenders to make the Loans under the Credit Documents, (b) could be reasonably expected to result in a Material Adverse Change with respect to Borrower (and before and after giving effect to the Transactions), (c) could reasonably be expected to affect the legality, validity or enforceability of any Credit Document or any documents relating thereto or could reasonably be expected to have a Material Adverse Effect, or (d) is seeking any material damages as a result thereof.

(j)            Payment of Fees and Expenses.  All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Lead Arranger and the Administrative Agent) of the Lead Arranger and the Administrative Agent in connection with the Credit Documents shall have been paid.

(k)           Filings and Lien Searches.

(i)            The Administrative Agent shall have received results of searches or other evidence reasonably satisfactory to the Administrative Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens, except for Permitted Liens, on the assets of the Obligors, except for which termination statements and releases reasonably satisfactory to the Administrative Agent are being tendered concurrently with the making of the first Revolving Credit Loan hereunder.

(ii)           The Obligors shall have authorized, executed and delivered evidence of the completion of all filings with respect to the Security Agreement and delivery of such other documents as may be necessary or desirable, to perfect the Liens created, or purported to be created, by the Security Agreement.

(l)            Conditions Relating to Mortgaged Real Property and Real Property.  On or prior to the Closing Date, each Obligor to enter into a Mortgage shall have caused to be delivered to Administrative Agent, on behalf of the Revolving Credit Lenders, the following documents and instruments:

(i)            a Mortgage encumbering each Mortgaged Real Property in favor of the Administrative Agent, for the benefit of the Revolving Credit Lenders, in form for recording in the recording office of each jurisdiction where each such Mortgaged Real Property is situated, together with such other documentation as shall be required to create a lien under applicable law, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, which Mortgage and other instruments shall be effective to create a Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens (or Permitted Liens) applicable to such Mortgaged Real Property;

(ii)           with respect to each Mortgaged Real Property, Borrower shall use its best efforts to obtain such consents, approvals, estoppels, tenant subordination agreements or other instruments as reasonably necessary or as reasonably required by the Administrative Agent to consummate the transactions contemplated hereby or to grant the Lien contemplated by the Mortgage; and

(iii)          the following documents and instruments:

(1)           with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid Lien on the real property and fixtures described therein in an amount not less than the fair market value thereof which policy (or commitment) shall (a) be issued by the Title Company, (b) include such reinsurance arrangements, if any (with provisions for direct access), as shall be reasonably acceptable to the Administrative Agent, (c) have been supplemented by such endorsements, to the extent available, as shall be reasonably requested by the Administrative Agent, (d) such affidavits and instruments of indemnification as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in this subparagraph (iii) and (e) contain no exceptions to title other than exceptions for (x) Liens of the type described in clauses (a), (b), (c), (d), (f), and (m) of the definition of Permitted Liens, (y) any Lien of the type described in clause (p) of the definition of Permitted Liens to the extent the original Lien is permitted hereunder and (z) the Prior Liens applicable to such Mortgaged Real Property;

(2)           with respect to each Mortgaged Real Property, to the extent requested by the Administrative Agent, a Survey;

(3)           with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto;

(4)           with respect to each Mortgaged Real Property, UCC, judgment and tax lien searches in the county and state jurisdictions in which such Mortgaged Real Property is located naming the applicable Obligor as debtor;

(5)           evidence acceptable to the Administrative Agent of payment by Borrower of all title insurance premiums, search and examination charges, survey costs, mortgage recording taxes and related charges required for the recording of the Mortgages and issuance of the title insurance policies referred to in subclause (iii)(1) of this Section 7.1(l);

(6)           with respect to each Mortgaged Real Property, an Officer’s Certificate or other evidence satisfactory to the Administrative Agent that as of the date thereof (a) other than the Real Property associated with the warehouse currently under construction at 14303 Inwood Road in Farmer’s Branch, Texas, there has been issued and is in effect, to the extent required, a valid and proper certificate of occupancy or local or foreign equivalent for the use then being made of such Mortgaged Real Property, (b) there has not occurred any material Destruction of any Mortgaged Real Property that has not been restored and there is not pending any Taking of any Mortgaged Real Property and (c) to the best knowledge of Borrower, except as may be disclosed in the Survey of such Mortgaged Real Property delivered pursuant to subclause (iii)(2) of this Section 7.1(l), there are no disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could give rise to any such claim.

(m)          No Default or Event of Default under the Credit Agreement.  Immediately prior to the Closing Date (and after giving effect to the first Loans made hereunder), no Default or Event of Default shall have occurred and be continuing.

(n)           Repayment of Existing Indebtedness.  The Administrative Agent shall have received a payoff letter from the Borrower’s existing lenders, as well as a tender of releases and discharges of all collateral security for the Borrower’s existing credit facilities, each in form and substance satisfactory to the Administrative Agent.  Such Indebtedness shall be repaid contemporaneously with the making of the first Loan hereunder.

(o)           Material Contracts.  Prior and after giving effect to this Agreement, the Borrower and its Subsidiaries shall not be in default of any material contract to which any of them is a party.

(p)           Insurance.  The Borrower shall have delivered to the Administrative Agent certificates and other evidence of insurance (including, without limitation, insurance covering the Property), naming the Administrative Agent as mortgagee or additional insured, as applicable and otherwise in conformance with the terms of this Agreement and the other Credit Documents.

7.2           Initial and Subsequent Extensions of Credit Under This Agreement.  The obligation of the Revolving Credit Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

(a)           No Default or Event of Default; Representations and Warranties True; Borrowing Base Not Exceeded.  Both immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof:

(i)            no Default or Event of Default shall have occurred and be continuing.  Without limiting the generality of the foregoing, after giving effect to such Loan or extension of credit, the Borrower shall not be in violation of Section 1008 of the Senior Subordinated Note Documents or Section 9.11(c) of this Agreement;

(ii)           the representations and warranties made by the Obligors in Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)          for each Loan and each Letter of Credit issuance, both the Borrowing Base (as determined upon the most recent Borrowing Base Certificate delivered hereunder) and the aggregate Revolving Credit Commitments, after giving effect to the requested Loan or Letter of Credit, shall exceed the sum of all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit Liabilities then outstanding.

(b)           No Legal Bar.  The Loans and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Revolving Credit Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

Each notice of borrowing or request for the issuance of a Letter of Credit by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clause (a) above (both as of the date of such notice or request and, unless Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.1 and 7.2 have been satisfied in accordance with the terms hereof.

Section 8.               Representations and Warranties.  Each Obligor represents and warrants to the Creditors that on the Closing Date and at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions to occur on such date (including the Transactions)) and at and as of the date of each other extension of credit hereunder:

8.1           Corporate Existence.  Each Obligor and each Subsidiary:  (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing would reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

8.2           Financial Condition; Etc.

(a)           Borrower has heretofore delivered to the Revolving Credit Lenders (i) the audited consolidated balance sheets of Borrower and the Subsidiaries as of December 31, 2001 and the related statements of earnings, changes in stockholders’ equity and cash flows for the fiscal years ended on those dates, together with reports thereon by Arthur Anderson LLP, certified public accountants, and (ii) the unaudited consolidated balance sheets of Borrower and the Subsidiaries as of June 30, 2002, and the related statements of earnings and cash flows for the fiscal periods ended on June 30, 2002.  All of said financial statements, including in each case the related schedules and notes, are true, complete (in the case of year-end financial statements) and correct in all material respects, have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Borrower and the Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments and the absence of footnotes.

(b)           Except as set forth in Schedule 8.2, as of the Closing Date, no Obligor or any Subsidiary has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or anticipated losses from any unfavorable commitments.

(c)           Except as set forth in the financial statements referred to in Section 8.2(a), since June 30, 2002, there has been no Material Adverse Change, or any event, change or circumstance which could reasonably be expected to cause or evidence, either individually or together with any other events, changes or circumstances, a Material Adverse Change.

8.3           Litigation.  Except as disclosed in Schedule 8.3, there are no Proceedings or investigations now pending or, to the knowledge of the Obligors, threatened against or directly affecting any Obligor or any Subsidiary or any of their respective Property that, if adversely determined could (either individually or in the aggregate) be reasonably expected to have a Material Adverse Effect.

8.4           No Breach; No Default.

(a)           None of the execution, delivery and performance by each Obligor of any Credit Document or any Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority binding on any Obligor, or any term or provision of any agreement or instrument to which any Obligor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject (other than consents which may be required pursuant to the terms of any Lease), or (ii) constitute (with due notice or lapse of time or both) a default under any such agreement or instrument, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, except with respect to each of the foregoing which would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(b)           No Obligor or any Subsidiary is in default under or with respect to any contractual obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which would reasonably be expected to have a Material Adverse Effect.

(c)           No Default or Event of Default has occurred and is continuing.

8.5           Action.  Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Credit Document and each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Obligor of each Credit Document and each Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes, the other Credit Documents and the Transaction Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.6           Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of the Credit Documents or Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

8.7           ERISA.  Each member of the ERISA Group (x) has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and (y) is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Benefit Arrangement.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any accumulated funding deficiency (whether or not waived) with respect to any Plan, (iv) any direct or indirect withdrawal liability with respect to any Multiemployer Plan, or any direct or indirect potential withdrawal liability if it were to withdraw from a Multiemployer Plan as of the date of determination or (v) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA or contributions in the normal course.  The sum of the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under all Plans (excluding each Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $1.0 million.  There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Arrangement that could reasonably be expected to have a Material Adverse Effect.  Borrower and each Subsidiary and any Foreign Plans are in compliance in all material respects with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans.  For purposes hereof, the term “Foreign Plans” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Borrower or any Subsidiary with respect to employees employed outside the United States.

8.8           Taxes.  Except as set forth in Schedule 8.8, each Obligor and each Subsidiary has filed or caused to be filed all U.S. federal income tax returns and all other material tax returns, domestic or foreign, required to be filed by it and has paid all material taxes payable by it which have become due or any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property (including the Mortgaged Real Property) by any Governmental Authority (other than those which, in the aggregate, are not substantial in amount or those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of each Obligor or the Subsidiaries, as the case may be); and no tax lien has been filed and, to the knowledge of the Obligors, no action, suit, proceeding, investigation, audit or claim is being asserted or has been threatened by any authority with respect to any such tax, fee or other charge, except where the existence of such would not (individually or in the aggregate) have a Material Adverse Effect.  No Obligor or any Subsidiary has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any Obligor or any Subsidiary, except where the existence of such would not (individually or in the aggregate) have a Material Adverse Effect.

8.9           Investment Company Act; Public Utility Holding Company Act; Other Restrictions.  No Obligor or any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the United States Investment Company Act of 1940, as amended.  No Obligor or any Subsidiary is a “holding company”, or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.  No Obligor is subject to regulation under any law or regulation of any Governmental Authority (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

8.10         Senior Subordinated Notes.  The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against Borrower, each Subsidiary party thereto, and the subordinating creditors thereunder, and all Obligations are within the definition of “Senior Indebtedness” or “Guarantor Senior Indebtedness”, as the case may be, included in such subordination provisions.

8.11         Environmental Matters.  Except as disclosed in Schedule 8.11 and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:  (i) each Obligor and the Subsidiaries are in compliance with and in the last five years have been in compliance with, and are not subject to liability under, any Environmental Laws applicable to them and there are no Environmental Laws, including such Laws which have been formally proposed for public comment, which would reasonably be expected to result in material expenditures by any Obligor or any Subsidiary, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of any Obligor or any Subsidiary; (ii) no Obligor or any Subsidiary has received notice that it or any of their respective predecessors interests has been identified as a potentially responsible party under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any similar law of any Governmental Authority, nor has any Obligor or any Subsidiary received notice that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law, and no Obligor or any Subsidiary, or to the knowledge of the Obligors, any of their respective predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law; (iii) no properties now or formerly owned, leased or operated by any Obligor or any Subsidiary or, to the knowledge of the Obligors, any of their respective predecessors in interest, are (x) listed or, to the knowledge of any Obligor or Subsidiary, at any Property proposed for listing on the National Priorities List under CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Obligor or any Subsidiary is bound, which would reasonably be expected to prevent any Obligor’s or any Subsidiary’s compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Obligor or any Subsidiary under any Environmental Law, including, without limitation, liability under CERCLA or similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of the Obligors, threatened, under any Environmental Law with respect to any asset, facility, inventory or property currently owned, leased or operated by any Obligor or any Subsidiary; (vi) there are no underground storage tanks or related piping at any Property owned, operated or, to the knowledge of any Obligor or Subsidiary, at any Property leased by any Obligor or any Subsidiary; (vii) to the knowledge of any Obligor or any Subsidiary no such tanks or related piping has been removed from such properties; and (viii) no Obligor or any Subsidiary is subject to any Proceeding alleging the violation of, or liability under, any Environmental Law and, to the knowledge of the Obligors, no such Proceeding is threatened.

8.12         Environmental Investigations.  All material environmental investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of any Obligor or any Subsidiary relating (i) to the current or prior business, operations, facilities or Properties of any Obligor or any Subsidiary or any of their respective predecessors in interest or (ii) to any facility or Property of any Obligor now or previously owned, operated, leased or used by any Obligor or any Subsidiary or any of their respective predecessors in interest have been made available to the Administrative Agent and the Revolving Credit Lenders.

8.13         Use of Proceeds.  Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to purchase or carry any Margin Stock.  Borrower will use the proceeds of all Revolving Credit Loans to refinance existing senior indebtedness or for working capital and other uses permitted under this Agreement.  Borrower may also use the proceeds of Revolving Credit Loans to (i) effect repurchases, redemptions or other acquisitions of Borrower’s Equity Interests made pursuant to and in compliance with Section 9.10(c) and (ii) repay existing Senior Subordinated Notes in accordance with the terms of Section 9.15.

8.14         Subsidiaries.  As of the Closing Date (after giving effect to the Transactions), Borrower does not have any Subsidiaries or interests in partnerships, joint ventures or business trusts other than the entities set forth in Schedule 8.14.  Borrower owns, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on Schedule 8.14 as set forth on such Schedule.  Such Schedule 8.14 identifies each Restricted Subsidiary and each Unrestricted Subsidiary of the Borrower as of the Closing Date. No such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by Borrower and the Subsidiaries free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents.

8.15         Properties.  Except for Permitted Liens or as otherwise contemplated or provided in the Mortgage, the other Security Documents or this Agreement, each of the Obligors has good and marketable title to and beneficial ownership of all Properties owned by it, including all Property reflected in the most recent financial statements delivered pursuant to this Agreement (except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business and in accordance with this Agreement).  Title to each such Property that is not Collateral is held by the Obligors and each of their respective Subsidiaries free and clear of all Liens except for Permitted Liens.  Title to such Property that constitutes Collateral is held by the Obligors free and clear of all Liens other than Prior Liens and other Liens expressly permitted by the applicable Security Document.

8.16         Security Interest; Absence of Financing Statements.  The Security Documents, once executed and delivered, will create, in favor of the Administrative Agent for the benefit of the Revolving Credit Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities or the taking of other appropriate action, depending upon the type of Collateral, perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except Prior Liens and other liens specifically permitted by the terms of the applicable Security Document.

Except with respect to Permitted Liens which are subordinate to the Liens of the Security Documents, Prior Liens and the Liens created by the Security Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or Property of Borrower or any Subsidiary or rights thereunder.

8.17         Compliance with Laws.  Each Obligor is in material compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority in all jurisdictions in which it is presently doing business, and each Obligor will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business, in each case other than those the non-compliance with which would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.  Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the performance by any Obligor of its obligations under the Credit Documents, the Transaction Documents and all applicable laws.

8.18         True and Complete Disclosure.  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any of the Obligors to any Creditor in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, including pursuant to any information memorandum distributed in connection with the syndication of the Revolving Credit Commitments, whether prior to or after the Closing Date, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Revolving Credit Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of Borrower or any Subsidiary to achieve the results set forth in any such projections.  Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Revolving Credit Lenders as a material inducement to make each extension of credit hereunder.

8.19         Solvency.  As of the Closing Date and each other date of an extension of credit hereunder immediately prior to and immediately following such extension of credit each Obligor is and will be Solvent.

Section 9.               Covenants.  Each Obligor covenants and agrees with the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder:

9.1           Financial Statements, Etc.  Borrower (for itself and on behalf of the Guarantors) shall deliver to the Administrative Agent in sufficient quantities to distribute to each of the Revolving Credit Lenders:

(a)           Quarterly Financials.  As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, consolidated and consolidating statements of income and cash flow of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating statements of income for the corresponding period in the preceding fiscal year and (ii) the corresponding budget or plan for such period, accompanied by a certificate of the chief financial officer of Borrower, which certificate shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and absence of footnotes);

(b)           Annual Financials.  As soon as available and in any event within 90 days after the end of each fiscal year, consolidated and consolidating statements of income, retained earnings and cash flow of Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating figures as of the end of and for the preceding fiscal year and (ii) the corresponding budget or plan for such period, and accompanied by an opinion, without material qualification, thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge of any Default; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Revolving Credit Lenders may reasonably require; all such information will be prepared in accordance with GAAP;

(c)           Other Financial Information.  Promptly upon delivery thereof to the shareholders of any Obligor or any Subsidiary (other than Wholly Owned Subsidiaries) generally, copies of all financial statements and reports and proxy statements so delivered which Borrower sends to all holders of securities of the same class and within five (5) days after the same are filed, copies of all financial statements and reports which Borrower may make to or file with any securities regulatory commission or the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d)           Interest Rate Certificates.  Together with the financial statements delivered pursuant to clause (a) or (b) of this Section 9.1, an Interest Rate Certificate;

(e)           Notice of Default.  Within two (2) Business Days after a Responsible Officer of Borrower or any Subsidiary knows or should have known that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto;

(f)            Environmental Matters.  Written notice of any Environmental Claim received by the Borrower or any of its Subsidiaries materially affecting any Obligor or any Subsidiary, any Mortgaged Real Property or the operations of Borrower or any Subsidiary, and of any notice received by the Borrower or any of its Subsidiaries of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law or the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof, or any other condition, circumstance, occurrence or event, any of which could reasonably be expected to result in a material liability of Borrower or any Subsidiary under any Environmental Law; or (ii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Revolving Credit Lenders’ security interest in the Mortgaged Real Property or any Obligor’s ability to perform any of its material obligations under this Agreement when such performance is due;

(g)           Auditors’ Reports.  Promptly upon receipt thereof, copies of all material reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Borrower made by such accountants, including any management letter commenting on Borrower’s internal controls submitted by such accountants to management in connection with their annual audit, if the matters stated in such report are reasonably likely to have a Material Adverse Effect;

(h)           Annual Budgets.  An annual budget in reasonable detail and financial projections made in good faith, within 60 days after the end of each fiscal year of Borrower, commencing with the fiscal year ending December 31, 2002;

(i)            Borrowing Base Audits.  Periodically at the request of the Administrative Agent or the Majority Revolving Credit Lenders, a report, the scope and cost of which shall be reasonably acceptable to the Revolving Credit Lenders and Borrower (the reasonable cost and expense of which shall be for the sole account of Borrower), of an independent collateral auditor (which may be, or be affiliated with, one of the Revolving Credit Lenders) with respect to the Inventory included in the Borrowing Base as at the end of a monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by Borrower as at the end of such accounting period is accurate and complete in all material respects;

(j)            Borrowing Base Certificate.

(i)            As soon as available and in any event no later than 12:00 noon on the third Business Day after the end of each week during the Overadvance Period until the Borrower terminates the Overadvance Period in accordance with the provisions of Section 2.5(c) hereof, a Borrowing Base Certificate as of the last day of the immediately preceding week; if Borrower fails to deliver any such Borrowing Base Certificate within three (3) Business Days after the end of any such week, then the Borrowing Base shall be deemed to be $0 until such time as Borrower shall deliver such required Borrowing Base Certificate;

(ii)           As soon as available and in any event within 5 Business Days after the end of each monthly accounting period (ending on the last day of each calendar month) commencing with the first monthly accounting period after the termination of the Overadvance Period in accordance with the provisions of Section 2.5(c) hereof, a Borrowing Base Certificate as of the last day of such monthly accounting period; if Borrower fails to deliver any such Borrowing Base Certificate within 5 Business Days after the end of any such month, then the Borrowing Base shall be deemed to be $0 until such time as Borrower shall deliver such required Borrowing Base Certificate;

(iii)          Each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Administrative Agent may reasonably request;

(iv)          Borrower shall notify the Administrative Agent promptly upon becoming aware of any event or condition that could reasonably be expected to have a Material Adverse Effect on the Borrowing Base;

(k)           Lien Matters.  Written notice of (i) the incurrence of any material Lien (other than Prior Liens) on, or claim asserted against any material item of the Collateral known to the Borrower or any of its Subsidiaries, or (ii) the occurrence of any other event known to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral;

(l)            Notice of Material Adverse Change.  Written notice of any occurrence of any event or condition which has had or resulted in or is reasonably likely to have or result in a Material Adverse Change or a Material Adverse Effect;

(m)          Governmental Filings.  Promptly after request by the Administrative Agent or any Revolving Credit Lender, copies of any other material reports or documents that were filed by any Obligor with any Governmental Agency;

(n)           ERISA Information.  If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA or other action by the PBGC with respect to the Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal (or deemed withdrawal under Section 4092(e) of ERISA) from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, an Officer’s Certificate setting forth details as to such occurrence and action, if any, which Borrower or the applicable member of the ERISA Group is required or proposes to take;

(o)           Notice of Warehouse Lease Termination.  Within two (2) Business Days after a Responsible Officer of Borrower or any Subsidiary knows or should have known that the lessor for any of the Borrower’s or its Subsidiaries’ warehouses intends to terminate, or has terminated, the Borrower’s or its Subsidiaries’ lease, a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto; and

(p)           Miscellaneous.  Promptly, such financial and other information regarding Borrower and the Subsidiaries as any Creditor may from time to time reasonably request.

Borrower will furnish to the Administrative Agent and each of the Revolving Credit Lenders, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of Borrower in the form of Exhibit L hereto  (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether Borrower is in compliance with Sections 9.7, 9.8, 9.9, 9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year.

9.2           Litigation, Etc.  Borrower shall promptly give to the Administrative Agent and each Revolving Credit Lender notice of all Proceedings and any material development in respect of such Proceedings, affecting Borrower or any Subsidiary, except Proceedings which could not reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect.

9.3           Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc.  Each Obligor and each Subsidiary shall, (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises, the loss of which could reasonably be expected to have a Material Adverse Effect (provided, however, that nothing in this Section 9.3 shall prohibit any transaction expressly permitted under Section 9.6); (ii) comply with the requirements of all applicable laws (including ERISA and the rules and regulations thereunder), rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would (individually or in the aggregate) have a Material Adverse Effect; (iii) timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP) if such failure to file or pay and discharge would (individually or in the aggregate) have a Material Adverse Effect; (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect; (v) permit representatives of the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent; (vi)  permit representatives of the Administrative Agent to appraise any or all of the Collateral, at such intervals and by such appraisers as the Administrative Agent may reasonably request; (vii) perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; and (viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Obligor and its Subsidiaries in all material respects in accordance with GAAP in effect from time to time or in all material respects as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Obligor or its Subsidiaries, as relevant.

9.4           Insurance.  Borrower and each Subsidiary shall keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, including, in any event, business interruption insurance or insurance of inventory at retail consistent with past practice and, if real property subject to a Mortgage in favor of the Administrative Agent and such real property is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, flood insurance in an amount not to exceed that available for one hundred percent (100%) reinsurance by the Federal Emergency Management Agency.

All policies of insurance required to be maintained by Borrower or any Subsidiary must name the Administrative Agent on behalf of Revolving Credit Lenders as mortgagees (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and must provide that no cancellation or modification of the policies will be made without thirty (30) days’ prior written notice to the Administrative Agent.

Each policy of insurance obtained or maintained by Borrower or any Subsidiary shall: (i) be written by financially responsible companies selected by Borrower and having an A.M. Best rating of “A” or better and being in a financial size category of XII or larger, or by other companies reasonably acceptable to the Administrative Agent; (ii) waive all rights of subrogation of the insurers against the Creditors; (iii) waive any right of the insurers to set-off or counterclaim or to make any other deduction, whether by way of attachment or otherwise, as against any Creditor; (iv) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Creditors; and (v) provide that, except in the case of third-party liability insurance, the proceeds of any loss affecting real or personal property or interests shall be applied in accordance with the terms of the applicable Security Document.

Borrower will advise the Administrative Agent promptly of any material policy cancellation, reduction or amendment.

Borrower will not and will not permit any Subsidiary to materially modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent.

9.5           Limitation on Lines of Business.  No Obligor or Subsidiary shall directly or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted by Borrower and the Subsidiaries as of the Closing Date.

9.6           Limitation on Fundamental Changes; Limitation on Acquisitions; Limitation on Dispositions.  No Obligor or Subsidiary shall, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (ii) acquire any business or Property from, or Equity Interests of, or be a party to any acquisition of, any Person, or effect any Acquisition, or (iii) effect any Disposition or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired, including receivables and leasehold interests.  Notwithstanding the foregoing provisions of this Section 9.6, each of the following shall be permitted:

(a)           purchases of inventory and other Property to be sold or used in the ordinary course of business (including Capital Expenditures);

(b)           the pledge of the Collateral pursuant to the Security Documents;

(c)           any Subsidiary may be merged or consolidated or dissolved or liquidated with or into:  (i) Borrower if Borrower shall be the continuing or surviving corporation, (ii) any Wholly Owned Subsidiary which is an Obligor; provided, however, that a Wholly Owned Subsidiary which is an Obligor shall be the continuing or surviving corporation or (iii) if such Subsidiary effecting such transaction is not an Obligor, another Subsidiary which is not an Obligor;

(d)           any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower or to any Wholly Owned Subsidiary which is an Obligor or, if such Subsidiary effecting such transaction is not an Obligor, to another Subsidiary which is not an Obligor;

(e)           Dispositions of used, worn out, obsolete or surplus Property by Borrower or any Subsidiary, all in the ordinary course of business, including the termination, sale or abandonment of leases for retail sites not favorable to Borrower, if in the ordinary course of business and on ordinary business  terms;

(f)            Borrower or any Subsidiary may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and may sell for less than face value notes or accounts receivables in connection with trade discounts in the ordinary course of business or consistent with past practice;

(g)           Borrower or any Subsidiary may effect any Disposition for fair market value not to exceed (i) $500,000 in the aggregate in any fiscal year of Borrower and (ii) in addition to that permitted by subclause (i) of this Section 9.6(g) (which shall not count against this subclause (ii)), $2.0 million in the aggregate from and after the Closing Date;

(h)           Investments permitted by Section 9.9;

(i)            any Wholly Owned Subsidiary that is a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Wholly Owned Subsidiary that is a Foreign Subsidiary;

(j)            any Foreign Subsidiary may be merged or consolidated with or into any one or more Wholly Owned Subsidiaries that are Foreign Subsidiaries (provided that a Wholly Owned Subsidiary that is a Foreign Subsidiary shall be the continuing or surviving corporation);

(k)           the sale by any Foreign Subsidiary of its accounts receivable; provided, however, that the terms of each such sale are satisfactory in form and substance to the Administrative Agent;

(l)            any Acquisition; provided, however, that (i) no Default or Event of Default exists or will result therefrom, (ii) on a pro forma basis, after giving effect to such Acquisition(s), Borrower would have been in compliance with Section 9.11 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officer’s Certificate delivered to the Administrative Agent and each Revolving Credit Lender at least 10 days prior to the consummation thereof (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), (iii) the aggregate amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and which shall include Indebtedness and other liabilities incurred or assumed, working capital deficits and deferred payments) paid for all Acquisitions consummated since the Closing Date shall not exceed $5.0 million, and (iv) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor and (unless the Acquisition relates to the acquisition of assets) the Person acquired shall be merged with or into a Wholly Owned Subsidiary which is an Obligor or shall be at the time of consummation thereof a Wholly Owned Subsidiary which is an Obligor (it being understood that proceeds of Loans shall not be used to finance hostile acquisitions);

(m)          the sale by the Borrower of Real Property; provided, however, that (i) the aggregate of the Net Available Proceeds and other consideration received therefrom do not exceed $7,500,000 in the aggregate from and after the Closing Date, and (ii) reasonably contemporaneously with such sale, the Net Available Proceeds therefrom are used to purchase or lease additional Real Property (and to the extent purchased, a Mortgage shall be granted to the Administrative Agent thereon to secure the Obligations); and

(n)           any Acquisition the consideration for which is paid with the Net Available Proceeds of any Disposition permitted by Section 9.6(g) or (m) and to the extent such Net Available Proceeds have not been used to effect Capital Expenditures, any Acquisition permitted by this Section 9.6 or otherwise expended by Borrower or any Subsidiary; provided, however, that (i) no Default or Event of Default exists or would result therefrom, (ii) on a pro forma basis, immediately after giving effect to any such Acquisition, Borrower would be in compliance with all financial covenants set forth in Section 9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officer’s Certificate delivered to the Revolving Credit Lenders at least 10 days prior to the consummation of such Acquisition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (iii) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary of Borrower which is an Obligor and the Person acquired shall be merged with or into a Wholly Owned Subsidiary which is an Obligor or shall be at the time of consummation thereof a Wholly Owned Subsidiary which is an Obligor.

To the extent the Majority Revolving Credit Lenders waive the provisions of this Section 9.6 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.6, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

9.7           Limitation on Liens and Related Matters.  No Obligor or Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral except for Prior Liens and other Liens expressly permitted by the applicable Security Document.  No Obligor or Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property that does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as “Permitted Liens”:

(a)           Liens in existence on the Closing Date and identified in Schedule 9.7;

(b)           Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower or the affected Subsidiary, as the case may be, in accordance with GAAP;

(c)           Liens in respect of Property of Borrower or any Subsidiary (i) imposed by law, (ii) to the extent such Liens exist as of the Closing Date, imposed by contract, or (iii) to the extent such Liens are imposed by contract after the Closing Date (in which case Borrower shall use its best efforts to provide that any such Lien is created in a commercially reasonable amount and manner), in each case which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not delinquent or, if delinquent, is not then required by Section 9.3;

(d)           pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

(e)           pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)            easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of Borrower or any Subsidiary; and precautionary UCC filings by lessors and bailees in the ordinary course of business;

(g)           Liens upon tangible personal Property acquired after the Closing Date by Borrower or any Subsidiary, each of which Liens either (i) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property or improvements thereon; provided, however, that (x) no such Lien shall extend to or cover any Property of any Obligor or any Subsidiary other than the Property so acquired and improvements thereon and (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time such Lien was created;

(h)           Liens existing on any Property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not extend to any other Property of any Obligor or any Subsidiary;

(i)            Liens (excluding Liens on Collateral) not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $1.0 million;

(j)            Liens securing obligations under Swap Contracts with any Revolving Credit Lender or any Affiliate of a Revolving Credit Lender so long as the Obligations are secured by the same collateral on a pari passu basis;

(k)           Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h);

(l)            Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

(m)          Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which Borrower or any of its Subsidiaries is a lessee;

(n)           Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry;

(o)           Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business in accordance with past practices;

(p)           any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted under this subsection (p) shall not cover any additional Indebtedness or Property (other than like Property substituted for Property covered by such Lien);

(q)           interests of lessors under leases and restrictions and encumbrances on the interests of such lessors;

(r)            Liens in favor of banks which arise under Article IV of the UCC on items in collection and the documents relating thereto and proceeds thereof;

(s)           Liens in favor of customs and revenue authorities arising as a matter of law to secure customs duties in connection with the importation of goods; and

(t)            interests of licensors of patents, trademarks and other intellectual property.

Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.7 or (ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, no Obligor will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, enter into any agreement after the Closing Date (other than the Credit Documents) prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired except for customary restrictions on the creation of Liens contained in leases and licenses affecting the Property leased or licensed thereunder.

9.8           Limitation on Indebtedness.  No Obligor or Subsidiary shall, directly or indirectly, create, incur or suffer to exist or be or become liable for any Indebtedness, except (each of which shall be given independent effect):

(a)           Indebtedness under the Credit Documents;

(b)           Indebtedness outstanding on the Closing Date and listed in Schedule 9.8 and specified on Schedule 9.8 as to remain outstanding after the Closing Date;

(c)           Indebtedness of Borrower or any Wholly Owned Subsidiary owing to Borrower or any Wholly Owned Subsidiary which is an Obligor; provided, however, that (i) if requested by the Majority Revolving Credit Lenders, such Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to the Administrative Agent on behalf of the Revolving Credit Lenders pursuant to the Security Agreement and (ii) such Indebtedness shall not be held by any Person other than Borrower or a Wholly Owned Subsidiary which is an Obligor and shall not be subordinate to any other Indebtedness or other obligation of the obligor other than the Loans and the Senior Subordinated Notes;

(d)           Indebtedness of Borrower and the Subsidiaries secured by Liens permitted under Section 9.7(g) or (l) not exceeding in the aggregate $2.0 million at any one time outstanding;

(e)           Indebtedness of Borrower represented by the Senior Subordinated Notes in an aggregate principal amount of $69 million less any prepayments or repayments thereof on and after the Closing Date and any senior subordinated guarantees thereof by Guarantors in accordance with the terms of the Senior Subordinated Note documents as in effect on the Closing Date;

(f)            unsecured subordinated Indebtedness of Borrower in an amount not to exceed $10 million at any time outstanding; provided, however, that (i) the maturity of any principal payments thereunder shall be no earlier than one year after the Revolving Credit Commitment Termination Date and such Indebtedness shall not require by its terms any prepayments of any principal amount thereunder prior to one year after the Revolving Credit Commitment Termination Date, (ii) such Indebtedness is subordinated to the Obligations substantially on the terms set forth in Exhibit J, (iii) no Default or Event of Default shall exist at the time of issuance of such Indebtedness or would arise therefrom, (iv) such Indebtedness shall not provide for any payment of interest in cash so long as any Loans or Reimbursement Obligations are then outstanding, or any Commitment to make extensions of Credit is then in existence remain outstanding or any Revolving Credit Commitments remain in effect hereunder, and (v) the terms and provisions thereof (including covenants, interest rate, defaults, prepayment terms and maturities) shall be acceptable to the Administrative Agent in its sole discretion;

(g)           unsecured Indebtedness incurred by any Foreign Subsidiary not to exceed $1.0 million in the aggregate at any time outstanding;

(h)           Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence;

(i)            unsecured Indebtedness of Borrower or any Subsidiary which is an Obligor incurred in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

(j)            Indebtedness represented by amounts declared, payable as, or set apart for, Dividend Payments permitted by Section 9.10;

(k)           Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks;

(l)            any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this subsection (l), a “Refinancing”) of any Indebtedness permitted by clauses (b), (d), (e), (f), (g), (i), or (p) of this Section 9.8, including any successive Refinancings; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (ii) any such Refinancing of Indebtedness shall (w) not be on financial and other terms, in the reasonable judgment of Administrative Agent, that are more onerous than the Indebtedness being refinanced, (x) not have a stated maturity or weighted average life that is shorter than the Indebtedness being refinanced, (y) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (z) be in principal amount that does not exceed the principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of Borrower or any Subsidiary incurred in connection with such Refinancing, (iii) the obligor on such Refinancing Indebtedness shall be Borrower or the original obligor on such Indebtedness being refinanced (with any guarantor on the Indebtedness being refinanced permitted to guarantee the Refinancing Indebtedness and Borrower likewise permitted to guarantee such Refinancing Indebtedness of Guarantors), and (iv) the incurrence of such Refinancing Indebtedness shall not increase the overall Indebtedness of Borrower and the Subsidiaries;

(m)          the guarantee of the Obligations pursuant to Section 6 and guarantees by Guarantors of the Senior Subordinated Notes pursuant to the Senior Subordinated Note documents as in effect on the Closing Date;

(n)           Contingent Obligations of Borrower or any Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Wholly Owned Subsidiary which is an Obligor to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

(o)           Contingent Obligations in connection with Dispositions permitted under Section 9.6, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary in connection with such sale and excluding in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition; and

(p)           Acquired Indebtedness not to exceed $5.0 million in the aggregate.

All intercompany debt shall be unsecured and subordinate in right of payment to the Obligations.

No Obligor shall directly or indirectly make any optional prepayment, redemption, retirement or defeasance, whether in cash, property, securities or a combination thereof, on account of the principal amount of any Indebtedness, other than (1) Refinancings permitted by Section 9.8(l), (2) the Loans, and (3) repurchases, redemptions or other acquisitions of the Senior Subordinated Notes permitted by Section 9.15.

9.9           Limitation on Investments; Limitation on Creation of Subsidiaries.  No Obligor or Subsidiary shall, directly or indirectly, make or permit to remain outstanding any Investments, except:

(a)           operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

(b)           Permitted Investments;

(c)           Investments by Borrower or any Subsidiary in any Wholly Owned Subsidiary that is an Obligor and Investments by any Subsidiary in Borrower;

(d)           Investments outstanding on the Closing Date and identified with particularity in Schedule 9.9 and any renewals, extensions, modifications and replacements thereof that do not increase the amount thereof;

(e)           Investments that constitute Indebtedness permitted under Section 9.8;

(f)            Investments by Borrower in Swap Contracts entered into as bona fide hedges and not for speculative purposes;

(g)           advances, loans or extensions of credit by Borrower or any Subsidiary to employees of Borrower or any Subsidiary; provided, however, that the aggregate amount of all such loans, advances and extensions of credit shall not at any time exceed in the aggregate $3.0 million (without giving effect to any write-down or write-off thereof) and, provided, further, that no Investment shall be made pursuant to this clause (g) if any Event of Default exists;

(h)           extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(i)            pledges or deposits required in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other social security or similar legislation;

(j)            pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

(k)           Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(l)            Borrower and the Subsidiaries may hold additional Investments in any non-Wholly Owned Subsidiary or Foreign Subsidiary to the extent that such Investments reflect an increase in the stockholders’ equity of such Subsidiary resulting from retained earnings of such Subsidiary;

(m)          any Foreign Subsidiary may make Investments in or to any other Foreign Subsidiary;

(n)           Capital Expenditures;

(o)           Investments by Borrower or any Subsidiary in any non-Wholly Owned Subsidiary or any Subsidiary which is not an Obligor to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Event of Default shall have occurred and be continuing; provided, however, that (i) the amount of such Investments made pursuant to this clause (o) shall not exceed $1.0 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof) and (ii) upon the request of the Majority Revolving Credit Lenders all such Investments evidenced by Intercompany Notes shall be pledged to the Administrative Agent pursuant to the Security Agreement and provided, further that no Investment shall be made pursuant to this clause (o) if any Event of Default exists immediately prior to or after the making of such Investment;

(p)           Investments for the creation of any Wholly Owned Foreign Subsidiary which is a foreign sales corporation consisting of de minimis capitalization;

(q)           Borrower or any Subsidiary may hold the Equity Interests, partnership interests or other ownership or equity interest therein of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests, partnership interests or ownership or equity interests issued in exchange therefor or as a dividend thereon;

(r)            Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with a Disposition permitted by Section 9.6(g); provided, however, that (i) the aggregate amount of such non-cash consideration received in connection with any such Disposition shall not exceed 15% of the total consideration received in connection with such Disposition and (ii) such non-cash consideration is pledged pursuant to the appropriate Security Document;

(s)           Investments by or through Borrower or any Wholly Owned Subsidiary which is an Obligor made in order to consummate Acquisitions effected in accordance with Section 9.6(l), or (n); provided, however, that no Default or Event of Default exists or will result therefrom;

(t)            Investments by Foreign Subsidiaries in high quality investments of the type similar to Permitted Investments made outside the United States;

(u)           Investments made by or through Borrower or any Wholly Owned Subsidiary which is an Obligor with the Net Available Proceeds of any Disposition effected in accordance with Section 9.6(g) or (n), to the extent such Net Available Proceeds have not been used to effect Capital Expenditures, any Acquisition permitted by

Section 9.6 or otherwise expended by Borrower or any Subsidiary; provided, however, that (i) no Default or Event of Default exists or would result therefrom, and (ii) such Investment shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor and, if an Acquisition, shall comply with Section 9.6; and

(v)           in addition to the foregoing, other Investments not exceeding $5.0 million in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof), net of any returns of capital, cash dividends and distributions received in respect thereof and net cash proceeds of sales thereof and; provided, however, that no Investment shall be made pursuant to this clause (w) if any Event of Default exists.

No Obligor shall, nor shall any of them permit any Subsidiary to, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, however, that the provisions of this Section 9.9 shall not require the Administrative Agent’s consent for the creation or acquisition of wholly-owned direct and indirect Subsidiaries of Borrower so long as, with respect to any such acquisition, it complies with the provisions of Section 9.6.

9.10         Limitation on Dividend Payments.  No Obligor or Subsidiary shall, directly or indirectly, declare or make any Dividend Payment at any time, except that:

(a)           any Subsidiary may declare and make Dividend Payments to the extent made pro rata to all holders of the Equity Interests thereof;

(b)           so long as no Default or Event of Default then exists or would arise therefrom, Borrower may repurchase, redeem or otherwise acquire or retire for value shares of Equity Interests or Equity Rights of Borrower from employees who have died (or their estates or beneficiaries) or whose employment has terminated; provided, however, that such payment shall not exceed $1.5 million in any fiscal year; and

(c)           so long as no Default or Event of Default then exists or would arise therefrom, Borrower may make repurchases, redemptions or other acquisitions of its Equity Interests; provided, however, that, after giving pro forma effect to each such repurchase, redemption or other acquisition:

(i)   the amount of all such repurchases, redemptions or other acquisitions shall not exceed, in the aggregate, $25.0 million since the Closing Date;

(ii)  Borrower shall be in compliance with all covenants and agreements set forth herein (including Section 9.11); and

(iii) within two Business Days of each such repurchase, redemption or other acquisition, Borrower shall deliver to the Administrative Agent an Officers’ Certificate stating compliance with this Section 9.10(c).

9.11         Financial Covenants.

(a)           Maximum Leverage Ratio.  Borrower shall not permit the Leverage Ratio at any date set forth in the table below to exceed the ratio set forth opposite such date in the table below:

Date	Ratio

Closing Date through September 30, 2002	2.50: 1.00

December 31, 2002	1.75: 1.00

March 31, 2003	1.75: 1.00

June 30, 2003	1.75: 1.00

September 30, 2003	2.00: 1.00

December 31, 2003 and each March 31, June 30, September 30 and December 31 thereafter	1.50: 1.00

(b)           Minimum Fixed Charge Coverage Ratio.  Borrower shall not permit the ratio of (x) Consolidated EBITDA plus Consolidated Rental Expense less Capital Expenditures for any Measurement Period on or after the Closing Date to (y) Fixed Charges for such Measurement Period on or after the Closing Date at the end of any fiscal quarter to be less than 1.50:1.00.

(c)           Minimum Interest Coverage Ratio.  Borrower shall not permit the Consolidated Minimum Interest Coverage Ratio for the four full fiscal quarters taken as one period (and after giving pro forma effect to (A) the incurrence of any Indebtedness (including, without limitation, the Loans) and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four quarter period, (B) the incurrence, repayment, or retirement of any other Indebtedness of the Borrower and its Restricted Subsidiaries since the first day of such four quarter period (except that in making such computation, the amount of Loans and Letter of Credit Liabilities shall be computed based upon the average daily balance of such Loans and Letter of Credit Liabilities during such four quarter period), and (C) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Borrower or its Restricted Subsidiaries, as the case may be, since the first day of such four quarter period, as if such acquisition or disposition occurred on the first day of such four quarter period) to be less than 2.00:1.00.

(d)           Minimum Tangible Net Worth.  Borrower shall not permit its Consolidated Tangible Net Worth to be less than the sum of (1) $27,000,000, plus (ii) fifty percent (50%) of the cumulative consolidated net income (but in no event less than zero) of the Borrower and its Consolidated Subsidiaries calculate on a consolidated basis in accordance with GAAP from and after July 1, 2002, plus (iii) seventy-five percent (75%) of the Net Available Proceeds of any Equity Issuance from and after July 1, 2002.

(e)           Measuring Dates.  The covenants in clauses (a), (b), (c) and (d) of this Section 9.11 shall be measured as of the Closing Date and the end of each fiscal quarter thereafter and will apply to Borrower and the Subsidiaries (or Restricted Subsidiaries, as applicable) on a consolidated basis; in addition, the covenant set forth in clause (c) of this Section 9.11 shall be measured as of each date that the Borrower requests a Loan or the issuance of a Letter of Credit.

9.12         Pledge of Additional Collateral.  Promptly, and in any event within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Closing Date (including the Equity Interests of any Subsidiary hereafter created or acquired) other than Real Property (the “Additional Collateral”), each Obligor and each Wholly Owned Subsidiary (other than any Foreign Subsidiary) shall take all action reasonably necessary or desirable, including the execution and delivery of all such agreements, assignments, documents and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements under the provisions of the UCC or applicable governmental requirements in each of the offices where such filing is necessary or appropriate, to grant the Administrative Agent for the benefit of the Revolving Credit Lenders a duly perfected first priority Lien (subject to Prior Liens) on such Property pursuant to and to the full extent required by the Security Documents and this Agreement; provided, however, that not more than 65% of the Equity Interests of any “first tier” Foreign Subsidiary need be pledged and no Equity Interests of any Foreign Subsidiary which is not a “first-tier” Foreign Subsidiary need be pledged.

In the event that, after the Closing Date, Borrower or any Domestic Subsidiary acquires or holds a fee interest in any Real Property with a market or book value of $3.5 million or more, the Obligors and each Wholly Owned Subsidiary shall reasonably promptly (i) take such actions and execute such documents as the Administrative Agent shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to the Administrative Agent, on behalf of the Revolving Credit Lenders, the documents and instruments reasonably requested by the Administrative Agent, including, without limitation, the items set forth in Section 7.1 in respect of Mortgaged Real Property.

The costs of all actions taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for the Administrative Agent, shall be paid by the Obligors promptly following written demand.

9.13         Security Interests.

(a)           Each Obligor and each Subsidiary authorizes the Administrative Agent, at Borrower’s expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, financing statements and any other document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

(b)           Each Obligor and each Subsidiary shall deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

9.14         Compliance with Environmental Laws.  (a) Each Obligor and each Subsidiary shall comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) in the event of the presence of any Hazardous Material at, on, under or emanating from any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Obligor and each Subsidiary shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate any such adverse effect; provided, however, that no Obligor or Subsidiary shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) each Obligor shall promptly notify the Administrative Agent of the occurrence of any event specified in clause (b) of this Section 9.14 and shall periodically thereafter keep the Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of the Administrative Agent, each Obligor will provide, at such Obligor’s sole cost and expense, an environmental site assessment (including, without limitation, the results of any subsurface testing, conducted if the Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by such Obligor or any Subsidiary, conducted by an environmental consulting firm proposed by such Obligor and reasonably acceptable to the Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation or other response or any corrective action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be made only if (i) there has occurred and is continuing an Event of Default, or (ii) the Administrative Agent reasonably believes that such Obligor or any Subsidiary or any such Real Property is not in material compliance with Environmental Law which could reasonably be expected to have a Material Adverse Effect, or (iii) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Obligor, any Subsidiary or any such Real Property which could reasonably be expected to have a Material Adverse Effect.  If any Obligor fails to provide the same within 60 days after such request was made, the Administrative Agent may but is under no obligation to order the same, and each Obligor shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property and specifically grants the Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor’s sole cost and expense.

9.15         Limitation on Prepayments of Senior Subordinated Notes, Etc.  Borrower shall not, and shall not cause or permit any Subsidiary to make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of the Senior Subordinated Notes (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due); provided, that so long as no Default or Event of Default then exists or would arise therefrom, Borrower may make purchases, redemptions, or other acquisitions of its Senior Subordinated Notes at any time after January 1, 2003 (but not prior thereto); provided further, that, after giving pro forma effect to each such repurchase, redemption, or other acquisition:

(a)           Excess Availability after giving effect to such payment and on a pro forma basis for the following twelve months shall be no less than $20,000,000 ;

(b)           Borrower’s most recent annual audited financial statements demonstrate that the Borrower’s Leverage Ratio is at least 0.25 less than the then applicable Leverage Ratio set forth in Section 9.11(a) of this Agreement.  For purposes of clarity, if the required Leverage Ratio under Section 9.11(a) was 2.0:1.0, in order to make payments hereunder, the Borrower’s then Leverage Ratio would be required to be 1.75:1.00 or less;

(c)           Borrower shall be in compliance with all covenants and agreements set forth herein (including Section 9.11); and

(d)           within two Business Days of each such repurchase, redemption or other acquisition, Borrower shall deliver to the Administrative Agent an Officer’s Certificate stating compliance with this Section 9.15.

9.16         Limitation on Transactions with Affiliates.  No Obligor or Subsidiary shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with any Affiliate (an “Affiliate Transaction”) unless such Affiliate Transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Obligor’s business and is on fair and reasonable terms that are not less favorable to the Obligor than those that would be obtainable at the time in an arm’s-length transaction with a Person who is not such an Affiliate; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the following shall be permitted:  (a) Dividend Payments permitted by Section 9.10; (b) the payment of reasonable and customary regular fees to directors of Borrower or any Subsidiary who are not employees of Borrower or any Subsidiary; (c) any transaction with an officer or member of the board of directors of Borrower or any Subsidiary in the ordinary course of business involving compensation, indemnity or employee benefit arrangements; (d) loans or advances to employees permitted by Section 9.9; (e) transactions and agreements in existence on the Closing Date and listed and described with particularity in Schedule 9.16 (the “Existing Affiliate Agreements”) and the transactions contemplated by each of the Existing Affiliate Agreements; (f) payments made pursuant to management agreements with Madison Dearborn not to exceed $500,000 for each fiscal year of Borrower; (g) employment agreements and arrangements (including, without limitation, benefits) approved by the board of directors of Borrower; (h) any employee benefit plan available to employees of Borrower generally; (i) transactions with Obligors; and (j) transactions in the ordinary course of business with Subsidiaries and other transactions with Subsidiaries not prohibited hereunder.

9.17         Limitation on Accounting Changes; Limitation on Investment Company Status. No Obligor or Subsidiary shall make or permit, any change in (i) accounting policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year); provided, however, that the Obligors and Subsidiaries may change their fiscal year end to a retail calendar year end as long as the Administrative Agent and the Borrower have theretofore agreed upon a modification and adjustment of the financial performance covenants set forth in Section 9.11 hereof to reflect the change of such fiscal year.  No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

9.18         Limitation on Modifications of Certain Documents, Etc.  No Obligor or Subsidiary shall, directly or indirectly, consent to any modification, supplement or waiver of, or amend or modify, any of the provisions of (i) any term or provision of the subordination provisions of any Indebtedness incurred pursuant to Section 9.8(f), (ii) any Senior Subordinated Note Document or (iii) in any manner which could reasonably be expected to be materially adverse to the Revolving Credit Lenders, its certificate of incorporation or its by-laws (or any other organizational document), or any agreement entered into with respect to its Equity Interests.

9.19         Limitation on Certain Restrictions Affecting Subsidiaries.  No Obligor or Subsidiary shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary’s Equity Interests or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any

Indebtedness or any other obligation owed to Borrower or any Subsidiary, (b) make Investments in or to Borrower or any Subsidiary, or (c) transfer any of its Property to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Credit Documents, (iii) the Senior Subordinated Note Documents as in effect on the Closing Date, (iv) such restrictions with respect to the transfer of those assets subject to a Lien permitted under Section 9.7, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest or license of Borrower or any Subsidiary, (vi) with respect to restrictions described in clause (c) only, restrictions in any agreement relating to any Disposition which is permitted under this Agreement, and (vii) Acquired Indebtedness; provided, however, that with regard to this clause (vii), (1) such restriction applies solely to the Person acquired or to a newly formed Wholly Owned Subsidiary with only de minimis assets formed expressly to make the acquisition in question and (if such Acquisition is of Equity Interests) the Person acquired does not merge at any time while such restriction is in effect with or into Borrower or any Subsidiary of Borrower other than any such newly formed Wholly Owned Subsidiary and (2) such Person acquired or such newly formed Subsidiary shall be a Guarantor.

9.20         Additional Obligors.  Promptly, but in any event within 30 days of Borrower or any Subsidiary creating or acquiring a Wholly Owned Subsidiary (other than a Foreign Subsidiary) after the Closing Date (each such Subsidiary referred to herein as an “Additional Obligor” and collectively as the “Additional Obligors”), Borrower shall cause each such Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement substantially in the form of Exhibit K) as the Administrative Agent may reasonably request and do such other acts and things as the Administrative Agent may reasonably request in order to have such Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents.

9.21         Limitation on Designated Senior Indebtedness.  Borrower will not and will not permit any Subsidiary to, designate or permit the designation of any Indebtedness (other than the Obligations) as “Designated Senior Indebtedness” or “Designated Guarantor Senior Indebtedness” for purposes of, and as defined in, the Senior Subordinated Notes Documents.

9.22         Limitation on Change of Principal Place of Business or Corporate Name.  Each Obligor shall not change its principal place of business or its corporate name unless it shall have (a) given the Administrative Agent at least thirty days’ advance written notice of such change, and (b) filed in all necessary jurisdictions such documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Administrative Agent pursuant to the Security Documents.

9.23         Replacement Documentation.  Upon receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of any Note or any other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of any such Note or other Security Document, Borrower will issue, in lieu thereof, a replacement Note or other Security Document in the same principal amount and otherwise of like tenor upon receipt by Borrower of a suitable indemnity.

Section 10.             Events of Default.  If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a)           (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan, or (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for five (5) or more Business Days; or

(b)           Any Obligor or any Subsidiary (the Obligors and such Subsidiaries herein collectively called the “Relevant Parties” and each, a “Relevant Party”) shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $5.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $5.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any Relevant Party shall default in the payment when due of any amount aggregating $1.0 million or more under any Swap Contract; or

(c)           Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Relevant Party or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

(d)           Any Obligor shall default in the performance of any of its obligations under any of Sections 9.1(e) or 9.5 through 9.12 and 9.14 through 9.23; or any Obligor shall default in the performance of any of its obligations under Section 5.2 of the Security Agreement; or Borrower shall default in the performance of its obligations under Section 9.1(d) or (j) and such default shall continue unremedied for five (5) Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor or Borrower by the Administrative Agent; or

(e)           Any Relevant Party shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f)            Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 60 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action by its board of directors or analogous governing body for the purpose of effecting any of the foregoing; or

(g)           A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Relevant Party or of all or any substantial part of its assets, or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and either (1) such proceeding shall not be actively contested by such Relevant Party, or (2) such proceeding or case shall continue undismissed, undischarged or unbonded, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

(h)           A final judgment or judgments for the payment of money in excess of $10.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) or a final judgment or judgments which is reasonably likely to have a Material Adverse Effect shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and such Relevant Party shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)            Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $2.5 million which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of $2.5 million; or

(j)            Any Change of Control; or

(k)           Any Security Document after delivery thereof at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Prior Liens and Permitted Liens (but only to the extent that the law or regulation creating or authorizing such Permitted Lien provides that such Permitted Lien must be superior to the Lien and security interest created and evidenced by the Security Documents)) any portion of the Collateral, except for (A) released Collateral or (B) any Collateral in which a security interest may not be perfected by the filing of UCC financing statements or by possession of such Collateral and possession of such Collateral by the Administrative Agent is not required by the Security Documents or this Agreement; or

(l)            Any Guarantee ceases to be in full force and effect or any of the Guarantors repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees (except Guarantors released from their obligations under Section 6.2); or

(m)          The subordination provisions relating to any Senior Subordinated Note Document (the “Subordination Provisions”) shall fail to be enforceable by the Revolving Credit Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any Obligation shall fail to constitute Senior Indebtedness or Guarantor Senior Indebtedness (as defined in the Senior Subordinated Note Documents), or Borrower or any Subsidiary shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions; or

(n)           The occurrence of any uninsured Casualty Event with respect to any material portion of the Collateral;

THEREUPON:  (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, the Administrative Agent may, and upon written direction of the Majority Revolving Credit Lenders shall, by notice to Borrower, terminate the Revolving Credit Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.5 or 5.6) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10, the Revolving Credit Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.5 or 5.6) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Relevant Party, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Revolving Credit Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

Section 11.             The Administrative Agent.

11.1         General Provisions.  Each of the Revolving Credit Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Revolving Credit Lender or other financial institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Revolving Credit

Lender as any other Revolving Credit Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Majority Revolving Credit Lenders (or such other number or percentage of the Revolving Credit Lenders as shall be necessary under the circumstances as provided in Section 12.4), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any Subsidiary that is communicated to or obtained by the financial institution serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Revolving Credit Lenders (or such other number or percentage of the Revolving Credit Lenders as shall be necessary under the circumstances as provided in Section 12.4) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by Borrower or a Revolving Credit Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors (“Related Parties”).  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Revolving Credit Lenders, the Issuing Lender and Borrower.  Upon any such resignation, the Majority Revolving Credit Lenders shall have the right, in consultation with Borrower, to appoint a successor, subject to the approval of Borrower, whose consent shall not be unreasonably withheld; provided that such Borrower approval shall not be necessary if an Event of Default shall have occurred and be continuing.  If no successor shall have been so appointed by the Majority Revolving Credit Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Revolving Credit Lenders and the Issuing Lender, appoint a successor Administrative Agent.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Revolving Credit Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Revolving Credit Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Revolving Credit Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Revolving Credit Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

11.2         Indemnification.  Each Revolving Credit Lender agrees to indemnify and hold harmless the Administrative Agent and the Lead Arranger (to the extent not promptly reimbursed under Section 12.3, but without limiting the obligations of Borrower under Section 12.3), ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Revolving Credit Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney’s fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or the Lead Arranger (including by any Revolving Credit Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by the Administrative Agent or the Lead Arranger under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 12.3, including any payments under any indemnity that the Administrative Agent is required to issue in its individual capacity in connection with the payoff of Borrower’s prior lender and including also any payments under any indemnity that the Administrative Agent is required to issue to any Revolving Credit Lender referred to in Section 4.1(c) of the Security Agreement, or to any bank referred to in Section 4.2 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Revolving Credit Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.2 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

11.3         Consents Under Other Credit Documents.  Except as otherwise provided in this Agreement and the other Credit Documents, the Administrative Agent may, with the prior consent of the Majority Revolving Credit Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

11.4         Collateral Sub-Agents.  Each Revolving Credit Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.3 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Revolving Credit Lender, and such Revolving Credit Lender shall hold such Permitted Investments as a collateral subagent for the Administrative Agent thereunder.  Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

11.5         Other Agents.  Notwithstanding the provisions of this Agreement or any of the other Credit Documents, the Lead Arrangers, the Documentation Agents, and the Syndication Agent shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents.

Section 12.             Miscellaneous.

12.1         Rights and Remedies.  No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12.2         Notices.  All notices, requests and other communications provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

12.3         Expenses, Indemnification, Etc.

(a)           The Obligors, jointly and severally, agree to pay or reimburse:

(i)            the Lead Arranger and the Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents, including this Agreement, and the extension of credit hereunder and (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective);

(ii)           each of the Revolving Credit Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Revolving Credit Lenders and the Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (2) the enforcement of this Section 12.3; and

(iii)          each of the Revolving Credit Lenders and the Administrative Agent for all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

(b)           The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an “Indemnitee”) from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by the Administrative Agent, the Lead Arranger or the Issuing Lender to any Revolving Credit Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the Transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents, the use or proposed use of any of the Loans or Letters of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding any such Losses to the extent arisen from the gross negligence or bad faith of the Indemnitee.

Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of Borrower or any Subsidiary (or any predecessor in interest to Borrower or any Subsidiary), (B) the past, present or future condition of any site or facility owned, operated or leased at any time by Borrower or any Subsidiary (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.3 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor’s security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss resulted from the gross negligence or bad faith of such Indemnitee.

The Obligors agree that, without the prior written consent of the Administrative Agent and the Majority Revolving Credit Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.3 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

12.4         Amendments, Etc.

(a)           Any provision of this Agreement or any other Credit Document may be amended, modified or supplemented by an instrument in writing signed by the Obligors and the Majority Revolving Credit Lenders, or by the Obligors and the Administrative Agent acting with the written consent of the Majority Revolving Credit Lenders, and any provision of this Agreement may be waived by an instrument in writing signed by the Obligors and the Majority Revolving Credit Lenders, or by the Obligors and the Administrative Agent acting with the written consent of the Majority Revolving Credit Lenders and Borrower; provided, however, that:

(i)            no amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Revolving Credit Lenders or by the Administrative Agent acting with the written consent of each Revolving Credit Lender (with Obligations directly affected in the case of clause (I)):  (I) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of Section 3.2) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (II) extend the final maturity of any of the Revolving Credit Commitments (or reinstate any Commitment terminated pursuant to Section 10), (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.4 or Section 4.7, 5 or 11.3, (V) reduce the percentages specified in the definition of the term “Majority Revolving Credit Lenders” or amend any provision of any Credit Document requiring the consent of all the Revolving Credit Lenders or reduce any other percentage of the Revolving Credit Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood that, the Increased Facility Amount, if extended by any Revolving Credit Lender, shall be, and with the consent of the Majority Revolving Credit Lenders, other additional extensions of credit pursuant to this Agreement may be, included in the determination of the Majority Revolving Credit Lenders without notice to or consent of any other Revolving Credit Lender or the Administrative Agent on substantially the same basis as the Revolving Credit Commitments (and related extensions of credit) are included on the Closing Date), (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and the Increased Facility Amount) being secured by the Collateral, (IX) amend Section 12.3 or any other indemnification and expense reimbursement provision set forth in any Credit Document, (X)increase the Normal Advance Rate in excess of sixty-five percent (65%) of the aggregate value or Eligible Inventory or in excess of eighty-five percent (85%) of the Appraised Inventory Liquidation Value of Eligible Inventory, it being understood, however, that: (a) the foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit Loans, from restoring any component of the Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value, or (XI) increase the aggregate principal amount available to be borrowed under this Agreement other than in accordance with the requirements for the Increased Facility Amount.

(ii)           no such amendment, modification, supplement or waiver shall increase the Revolving Credit Commitments of any Revolving Credit Lender over the amount thereof then in effect without the consent of such Revolving Credit Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Default or Events of Default shall not constitute an increase of the Commitment of any Revolving Credit Lender);

(iii)          any modification or supplement of or waiver with respect to Section 11 which affects the Administrative Agent in its capacity as such shall require the consent of the Administrative Agent;

(iv)          no consent of any Revolving Credit Lender need be obtained, and the Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any Disposition permitted by this Agreement and the other Credit Documents;

(v)           no reduction of the percentage specified in the definition of “Majority Revolving Credit Lenders” shall be made without the consent of each Revolving Credit Lender (it being understood that the Increased Facility Amount, if extended by any Revolving Credit Lender, shall be, and with the consent of the Majority Revolving Credit Lenders, other additional extensions of credit pursuant to this Agreement may be, included in any such definition without notice to or consent of any other Revolving Credit Lender or the Administrative Agent on substantially the same terms as the Revolving Credit Commitments (and related extensions of credit) are included on the Closing Date);

(vi)          no amendment, modification or waiver shall make any change to Section 2.1(e) or the definitions of “Swing Loan Commitment”, “Swing Loan Maturity Date” or “Swing Loans” or the Swing Loan Note without the consent of the Swing Loan Lender; and

(vii)         no amendment, modification or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to Section 2.3(e) or 2.3(f) without the consent of the Issuing Lender.

(b)           If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 12.4(a)(i) (other than clause (I) of such section), the consent of the Majority Revolving Credit Lenders is obtained but the consent of one or more of such other Revolving Credit Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Revolving Credit Lender or Revolving Credit Lenders (so long as all non-consenting Revolving Credit Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Revolving Credit Lender solely as a result of the exercise of such Revolving Credit Lender’s rights (and the withholding of any required consent by such Revolving Credit Lender) pursuant to clause (I) of Section 12.4(a)(i).

12.5         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.6         Assignments and Participations.

(a)           No Obligor may assign its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Revolving Credit Lenders.

(b)           Each Revolving Credit Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Revolving Credit Commitments (but only with the consent (which shall not be unreasonably withheld or delayed) of Borrower and the Administrative Agent and, in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no such consent by Borrower, the Issuing Lender or the Administrative Agent shall be required in the case of any assignment to another Revolving Credit Lender or any Revolving Credit Lender’s Affiliate (in which case, the assignee and assignor Revolving Credit Lenders shall give notice of the assignment to the Administrative Agent); (ii) no consent of Borrower need be obtained if any Default or Event of Default shall have occurred and be continuing; (iii) each assignment, other than to a Revolving Credit Lender or any Revolving Credit Lender’s Affiliate (unless Borrower and the Administrative Agent otherwise agree), shall be in an aggregate amount at least equal to $5.0 million unless the assigning Revolving Credit Lender’s exposure is reduced to $0; (iv) subject to (i) above, assignments under the Revolving Facility will require the consent of the Issuing Lender, such consent not to be unreasonably withheld; and (v) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Revolving Credit Lenders.  Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit E, and upon consent thereto by Borrower, the Administrative Agent and the Issuing Lender to the extent required above, one or more new Notes in the same aggregate principal amount shall be issued to the designated assignee and the old Notes shall be returned by the Administrative Agent to Borrower marked “cancelled”.  Upon execution and delivery by the assignee to Borrower and the Administrative Agent of an instrument in writing substantially in the form of Exhibit E, and upon consent thereto by Borrower, the Administrative Agent and the Issuing Lender to the extent required above, and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Revolving Credit Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Revolving Credit Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned.  At the time of each assignment pursuant to this Section 12.6(b) to a Person which is not already a Revolving Credit Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(3) of the Code) for federal income tax purposes, the respective assignee Revolving Credit Lender shall provide to Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.6 Certificate) described in Section 5.6(b).  Upon any such assignment (other than to a Revolving Credit Lender or any Affiliate of a Revolving Credit Lender and other than in connection with the Lead Arranger’s initial syndication of the Loans the Lead Arranger’s next succeeding five assignments) the assignee Revolving Credit Lender shall pay a fee of $3,500 to the Administrative Agent.  Upon any such assignment, certain rights and obligations of the assigning Revolving Credit Lender shall survive as set forth in Section 12.7.

(c)           A Revolving Credit Lender may sell or agree to sell to one or more other Eligible Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Revolving Credit Commitments, in which event each purchaser of a participation (a “Participant”) shall be entitled to the rights and benefits of the provisions of Section 5 (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Revolving Credit Lender would have been entitled to receive in respect of the participation effected by such transferor Revolving Credit Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit Interests and Revolving Credit Commitments as if such Participant were a “Revolving Credit Lender” for purposes of said Section, but, except as otherwise provided in Section 4.7(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant’s rights against such Revolving Credit Lender in respect of such participation to be those set forth in the agreements executed by such Revolving Credit Lender in favor of the Participant).  All amounts payable by Borrower to any Revolving Credit Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Revolving Credit Commitments, shall be determined as if such Revolving Credit Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Revolving Credit Commitments, and as if such Revolving Credit Lender were funding each of such Loan, Letter of Credit Interests and Revolving Credit Commitments in the

same way that it is funding the portion of such Loan, Letter of Credit Interests and Revolving Credit Commitments in which no participations have been sold.  In no event shall a Revolving Credit Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Revolving Credit Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (I), (II), (III) or (VIII) of clause (a)(i) of the proviso to Section 12.4.

(d)           In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.6, any Revolving Credit Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Revolving Credit Lender that is an investment fund, any such Revolving Credit Lender may assign or pledge any portion of its Loans and its Notes to its trustee in support of its obligations to its trustee, without notice to or consent of Borrower or the Administrative Agent.  No such assignment shall release the assigning Revolving Credit Lender from its obligations hereunder.

(e)           A Revolving Credit Lender may furnish any information concerning Borrower or any Subsidiary in the possession of such Revolving Credit Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 12.12.  In addition, the Administrative Agent may furnish any information concerning any Obligor or any of its Affiliates in the Administrative Agent’s possession to any Affiliate of the Administrative Agent.  The Obligors shall assist any Revolving Credit Lender (at such Revolving Credit Lender’s cost and expense) in effectuating any assignment or participation pursuant to this Section 12.6 in whatever manner such Revolving Credit Lender reasonably deems necessary, including participation in meetings with prospective transferees.

12.7         Survival.  The obligations of the Obligors under Sections 5.1, 5.5, 5.6 and 12.3, the obligations of each Guarantor under Section 6.3, and the obligations of the Revolving Credit Lenders under Sections 5.6 and 11.2, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Revolving Credit Commitments and, in the case of any Revolving Credit Lender that may assign any interest in its Revolving Credit Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Revolving Credit Lender) survive the making of such assignment, notwithstanding that such assigning Revolving Credit Lender may cease to be a “Revolving Credit Lender” hereunder.  In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder.

12.8         Captions.  The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.9         Counterparts; Interpretation; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

12.10       Governing Law; Submission to Jurisdiction.

(a)           Each Credit Document shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein).  Each Obligor hereby irrevocably and unconditionally:  (i) submits for itself and its property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Commonwealth of Massachusetts, the courts of the United States of America for the District of Massachusetts, and appellate courts from any thereof; (b) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been  notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)           Each Obligor hereby irrevocably appoints and designates CT Corporation System, as its true and lawful attorney and duly authorized agent for service of legal process of such Obligor.

12.11       Waivers.

(a)           The Borrower (and all other Obligors) make each of the waivers included in Section 12.11(b), below, knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether now or in the future, is relying on such waivers.

(b)           EACH BORROWER, AND EACH SUCH OBLIGOR RESPECTIVELY WAIVES THE FOLLOWING:

(i)            Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Obligations and the Collateral.

(ii)           Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Administrative Agent’s exercising of the Administrative Agent’s rights upon default.

(iii)          THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE ADMINISTRATIVE AGENT AND EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY.

(iv)          Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Obligation, as stated on the books and records of the Administrative Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

(v)           Any claim to consequential, special, or punitive damages.

12.12       Confidentiality.  Each Creditor agrees to take normal and reasonable precautions to maintain the confidentiality of information provided to it by Borrower or any Subsidiary in connection with this Agreement to the extent it is not a matter of general public knowledge or it was not previously known to the Revolving Credit Lender at the time such information was provided to it or if previously known, had become known to the Revolving Credit Lender or provided to it in violation of an agreement of confidentiality; provided, however, that any Creditor may disclose such information (a) at the request of any bank regulatory or securities authority or the NAIC or in connection with an examination of such Creditor by any such authority or the NAIC, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the discretion of any other Governmental Authority, (e) to such Creditor’s Affiliates, independent auditors and other professional advisors, (f) to any transferee or potential transferee or participant or potential participant or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties or (g) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; provided, however, that the recipient of the information agrees to comply with the provisions of this Section 12.12.

12.13       Independence of Representations, Warranties and Covenants.  The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

12.14       Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

TUESDAY MORNING CORPORATION

By:
	Name:	Mark E. Jarvis
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices:

Tuesday Morning Corporation
14621 Inwood Road
Addison, TX 75001-3768
Attention: Mark E. Jarvis
Telecopier No.: (972) 392-1558
Telephone No.: (972) 934-7251

TMI HOLDINGS, INC.

By:
	Name:	Alan Oppenheimer
	Title:	President

Address for Notices:

1105 North Market Street, Suite 1300
Wilmington, Delaware 19801
Attention: Mark E. Jarvis
Telecopier No.: (972) 392-1558
Telephone No.: (972) 934-7251

TUESDAY MORNING, INC.

By:
	Name:	Mark E. Jarvis
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices:
c/o Tuesday Morning Corporation
14621 Inwood Road
Addison, TX 75001-3768
Attention: Mark E. Jarvis
Telecopier No.: (972) 392-1558
Telephone No.: (972) 934-7251

FRIDAY MORNING, INC.

By:
	Name:	Mark E. Jarvis
	Title:	Executive Vice President and Treasurer

Address for Notices:
c/o Tuesday Morning Corporation
14621 Inwood Road
Addison, TX 75001-3768
Attention: Mark E. Jarvis
Telecopier No.: (972) 392-1558
Telephone No.: (972) 934-7251

DAYS OF THE WEEK, INC.

By:
	Name:	Mark E. Jarvis
	Title:	Secretary

Address for Notices:
c/o Tuesday Morning Corporation
14621 Inwood Road
Addison, TX 75001-3768
Attention: Mark E. Jarvis
Telecopier No.: (972) 392-1558
Telephone No.: (972) 934-7251

NIGHTS OF THE WEEK, INC.

By:
	Name:	Alan Oppenheimer
	Title:	President

Address for Notices:
1105 North Market Street, Suite 1300
Wilmington, Delaware 19801
Attention: Mark E. Jarvis
Telecopier No.: (972) 392-1558
Telephone No.: (972) 934-7251

TUESDAY MORNING PARTNERS, LTD.

By:	Days of the Week, Inc., its General Partner

By:
	Name:	Mark E. Jarvis
	Title:	Secretary

Address for Notices:
c/o Tuesday Morning Corporation
14621 Inwood Road
Addison, TX 75001-3768
Attention: Mark E. Jarvis
Telecopier No.: (972) 392-1558
Telephone No.: (972) 934-7251

FLEET NATIONAL BANK, as Administrative Agent and Issuing Lender

By:
	Name:	Linda H. Thomas
	Title:	Managing Director

Address for Notices:

Fleet National Bank
Retail and Apparel Group
100 Federal Street, MA DE 10009A
Boston, MA 02110
Attention: Linda H. Thomas
Telecopier No.: (617) 434-6685
Telephone No.: (617) 434-7000

REVOLVING CREDIT LENDERS

FLEET NATIONAL BANK, as a Revolving Credit Lender

By:
	Name:	Linda H. Thomas
	Title:	Managing Director

Lending Office for all Loans:

Fleet National Bank
Retail and Apparel Group
100 Federal Street, MA DE 10009A
Boston, MA 02110

Address for Notices:

Fleet National Bank
Retail and Apparel Group
100 Federal Street, MA DE 10009A
Boston, MA 02110
Attention: Linda H. Thomas
Telecopier No.: (617) 434-6685
Telephone No.: (617) 434-7000

WELLS FARGO BANK, N.A., as a Revolving Credit Lender and Syndication Agent

By:
Name:
Title:

Lending Office for all Loans:

Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 400
Dallas, Texas 75202

Address for Notices:

Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 400
Dallas, Texas 75202
Attention: Jason Weighter
Telecopier No.: (214) 969-0906
Telephone No.: (214) 740-1519

LASALLE BANK NATIONAL ASSOCIATION, as a Revolving Credit Lender and Documentation Agent

By:
Name:
Title:

Lending Office for all Loans:

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

Address for Notices:

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Keith Cable
Telecopier No.: (312) 904-6242
Telephone No.: (312) 904-7621

U.S. BANK NATIONAL ASSOCIATION, as a Revolving Credit Lender and Documentation Agent

By:
Name:
Title:

Lending Office for all Loans:

U.S. Bank National Association
One U.S. Bank Plaza
St. Louis, Missouri 63101

Address for Notices:

U.S. Bank National Association
One U.S. Bank Plaza
St. Louis, Missouri 63101
Attention: Amanda Smith
Telecopier No.: (314) 418-3859
Telephone No.: (314) 418-3638

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender and Documentation Agent

By:
Name:
Title:

Lending Office for all Loans:

Wachovia Bank, National Association
201 S College St.
17th Floor (NC 1183)
Charlotte, North Carolina 28288

Address for Notices:

Wachovia Bank, National Association
1339 Chestnut Street, 12th Floor
PA 4843
Philadelphia, Pennsylvania 19107
Attention: Stephen Dorosh
Telecopier No.: (267) 321-6700
Telephone No.: (267) 321-6610

BANK LEUMI USA, as a Revolving Credit Lender

By:
Name:
Title:

Lending Office for all Loans:

Bank Leumi USA
579 Fifth Avenue
New York, New York 10017

Address for Notices:

Bank Leumi USA
579 Fifth Avenue
New York, New York 10017
Attention: Aliz Sadan
Telecopier No.: (212) 497-4317
Telephone No.: (212) 407-4350

FIRST AMERICAN BANK, as a Revolving Credit Lender

By:
Name:
Title:

Lending Office for all Loans:

First American Bank
8401 N. Central Expressway, Suite 500
Dallas, Texas 75225

Address for Notices:

First American Bank
8401 N. Central Expressway, Suite 500
Dallas, Texas 75225
Attention: Paul Voorhies
Telecopier No.: (972) 419-3589
Telephone No.: (972) 419-3362

GENERAL ELECTRIC CAPITAL CORPORATION, as a Revolving Credit Lender

By:
Name:
Title:

Lending Office for all Loans:

General Electric Capital Corporation
Commercial Finance
6 High Ridge Park, Bldg. 6C
Stamford, Connecticut 06927—5100

Address for Notices:

General Electric Capital Corporation
Commercial Finance
6 High Ridge Park, Bldg. 6C
Stamford, Connecticut 06927-5100
Attention: Robert Obolewicz
Telecopier No.: (203) 316-7978
Telephone No.: (203) 316-7739

NATIONAL CITY BANK, as a Revolving Credit Lender

By:
Name:
Title:

Lending Office for all Loans:

National City Bank
155 East Broad Street
Columbus, Ohio 43215-0077

Address for Notices:

National City Bank
155 East Broad Street
Columbus, Ohio 43215-0077
Attention: Michael J. Durbin
Telecopier No.: (614) 463-8572
Telephone No.: (614) 463-8844

PB CAPITAL CORPORATION, as a Revolving Credit Lender

By:
Name:
Title:

Lending Office for all Loans:

PB Capital Corporation
590 Madison Avenue
New York, New York 10022

Address for Notices:

PB Capital Corporation
590 Madison Avenue
New York, New York 10022
Attention: Nina Zhou
Telecopier No.: (212) 756-5536
Telephone No.: (212) 756-5627

ANNEX A

TUESDAY MORNING CORPORATION ALLOCATIONS

Allocation
Institution	Revolving Credit Commitments
Fleet National Bank	$27,000,000

Wells Fargo Bank, N.A.	$18,000,000

LaSalle Bank National Association	$15,000,000

U.S. Bank National Association	$15,000,000

Wachovia Bank, National Association	$15,000,000

Bank Leumi USA	$9,000,000

First American Bank	$9,000,000

General Electric Capital Corporation	$9,000,000

National City Bank	$9,000,000

PB Capital Corporation	$9,000,000

Total	$135,000,000.00

SCHEDULE 1.1(a)

REVOLVING CREDIT LOANS

Tier	Leverage Ratio	LIBOR Loans	Alternate Base Rate Loans
I	>2.25:1.0	2.00%	0.50%
II	≥1.75:1.0 but <2.25:1.0	1.75%	0.25%
III	≥1.00:1.0 but <1.75:1.0	1.50%	0.00%
IV	≥0.50:1.0 but <1.00:1.0	1.25%	0.00%
V	<0.50:1.0	1.00%	0.00%

APPLICABLE REVOLVING CREDIT FEE PERCENTAGE

Tier	Leverage Ratio	Applicable Revolving Credit Fee Percentage
I	>2.25:1.0	0.500%
II	≥1.75:1.0 but <2.25:1.0	0.500%
III	≥1.00:1.0 but <1.75:1.0	0.375%
IV	≥0.50:1.0 but <1.00 to 1.0	0.300%
V	<0.50:1.0	0.250%

SCHEDULE 1.1(b)

GUARANTORS

TMI Holdings, Inc.

Tuesday Morning, Inc.

Friday Morning, Inc.

Days of the Week, Inc.

Nights of the Week, Inc.

Tuesday Morning Partners, Ltd.

SCHEDULE 1.1(c)

EXISTING LETTERS OF CREDIT

1.             $2,793,000.00 Standby Letter of Credit

Beneficiary: Royal Insurance Company of America

Expires: 12/31/02

2.             $100,000.00 Standby Letter of Credit

Beneficiary: Liberty Mutual Insurance Company

Expires: 12/31/02

3.             $1,100,000.00 Standby Letter of Credit

Beneficiary: Royal Indemnity Company

Expires: 12/31/02

Schedule 8.2

CERTAIN CONTINGENT OBLIGATIONS

None.

Schedule 8.3

LITIGATION

Attached Hereto.

Schedule 8.8

CERTAIN TAX MATTERS

1.                                       The Borrower’s consolidated tax returns for 1998, 1999 and 2000 are currently being audited by the Internal Revenue Service.

2.                                       The Borrower has extended the statute of limitations for the payment and collection of taxes relating to its consolidated tax return for 1998.

Schedule 8.11

ENVIRONMENTAL MATTERS

The Borrower’s property located at 14325-14327 Gillis Road, Farmers Branch, Dallas County, Texas formerly operated two onsite underground storage tanks (“UST”) for the private storage and distribution of gasoline and diesel fuel.  These tanks were registered under the operation of Texas Cartage & Wholesale.  According to Texas Natural Resource Conservation Commission (“TNRCC”) records, the two tanks consisted of 8,000 (gasoline) and 10,000 (diesel) gallon capacities.  The 10,000 gallon diesel UST is reported to have been removed from the ground on August 31, 1993, and the 8,000 gallon gasoline UST was removed on August 31, 1995.  According to TNRCC records, the property is included on the leaking petroleum storage tank database in relation to subsurface petroleum hydrocarbon impacts identified at the time of the August 31, 1993 removal.  This release involved minor soil contamination only, and has been issued final closure from the TNRCC requiring no further assessment or remedial action.  There were no reportable releases identified at the time of the subsequent removal on August 31, 1995.  There are currently no onsite USTs in operation on the property which would serve as a continuing source of potential environmental concern to the property.

4404 Beltwood Parkway South, Farmers Branch, Texas.  An updated environmental is in progress for this property.  This property formerly operated a 4,000 gallon UST which was removed in 1992.  TNRCC removal records are forthcoming.  The EPA also has reviewed the property in the mid-1980s.  This report has been requested.

14303 Inwood Road, Farmers Branch, Texas.  Six USTs were previously located on the property.  One of these tanks was leaking.  All were removed.  The TNRCC database indicated no apparent groundwater contamination and the case was issued a final closure letter on August 28, 1997.  The ASTs are located on the property and used by the Tuesday Morning.

Schedule 8.14

SUBSIDIARIES OF BORROWER

TMI Holdings, Inc., a Delaware corporation1

Holder	Shares of Common Stock
Borrower	10
Total Authorized	10,000

Tuesday Morning, Inc., a Texas corporation1

Holder	Shares of Common Stock
TMI Holdings, Inc.	10
Total Authorized	100

Friday Morning, Inc., a Texas corporation1

Holder	Shares of Common Stock
Tuesday Morning, Inc.	1000
Total Authorized	1,000,000

Days of the Week, Inc., a Delaware corporation1

Holder	Shares of Common Stock
Tuesday Morning, Inc.	100
Total Authorized	1,000

Nights of the Week, Inc., a Delaware corporation1

Holder	Shares of Common Stock
Tuesday Morning, Inc.	100
Total Authorized	1,000

Tuesday Morning Partners, Ltd., a Texas limited partnership1

Partner	Capacity	Ownership Interest
Days of the Week, Inc.	General Partner	1%
Nights of the Week, Inc.	Limited Partner	99%
Total		100%

____________________

1 As of the Closing Date, each of the Borrower’s Subsidiaries is a Restricted Subsidiary as defined in the Credit Agreement.

Schedule 9.7

CERTAIN EXISTING LIENS

LIEN SEARCHES
A.	TUESDAY MORNING, INC.
	STATE	SEARCHED THROUGH	STATUS	FILE NO./ FILE DATE	SECURED PARTY	PROPERTY DESRIPTION COMMENTS
1.	Colorado	7-25-02 UCC/Federal Tax Lien	Received	942073132 / 10-3-94 Assignment 10-3-94 Continuation 12-31-97	Sanwa Business Credit Corporation	Certain equipment listed on Exhibit A — Pos Terminal, Software
2.	Delaware	7-10-02 UCC/Federal Tax Lien	Received	20450134 / 1-25-02	Xerox Corporation	1 Xerox DC2045P and 1 Xerox DC2000Z18 together with all parts, attachments, additions, replacements and repairs.
3.	Texas	8-1-02 UCC	Received	97-00259406 12-22-97	Resource Net International	1 each of 622R H3 Tape Machine
4.				98-00011942 1-20-98	Resource Net International	1 each of 622R H3 Tape Machine
5.				99-00015446 1-25-99	Xerox Corporation	1 Xerox DC230SLX, together with all parts, attachments, additions, replacements and repairs.
6.	Virginia	8-5-02 UCC	Received	0202117374 / 2-11-02	Silver Real Estate Company LLC

All fixtures and equipment excluding computers and computer equipment located at any time in the premises leased by the Debtor from the Secured Party at the location in Gateway Design Shopping Center and all Debtor’s equity and interest therein.

B.	TUESDAY MORNING CORP.

	STATE	SEARCHED THROUGH	STATUS	FILE NO./ FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
7.	Delaware	7-10-02	Received	Same as Tuesday Morning,Inc.
8.	Maryland	7-31-02	Received	142777786 / 10-4-94	Sanwa Business Credit Corporation	Certain equipment listed on Exhibit A — Pos Terminal, Software
9.	Texas	8-1-02	Received	Same as Tuesday Morning, Inc.

C.	TUESDAY MORNING PARTNERS, LTD

	STATE	SEARCHED THROUGH	STATUS	FILE NO./ FILE DATE	SECURED PARTY	PROPERTY DESCRIPTION COMMENTS
10.	Texas	8-2-02	Received	99-00116336/ 6-8-99	Compass Bank

All buildings, structures, improvements on property, fixtures, fittings, building materials, supplies, machinery, equipment, furniture, furnishings, personal property, rights in timber, minerals, oil, gas, and other hydrocarbon substances, easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, estates, leases, rights, titles, interest, privileges, liberties, tenements, hereditaments, appurtanances, reversions, remainders, rents, issues, profits, royalties, security deposits, issues, revenues, judgments, awards of damages, settlements, books, records, plats, surveys, plans, specifications, contracts, agreements, leases, licenses, permits, authorizations, present and future accounts, contract rights, general intangibles, chattel paper, documents, cash and non-cash proceeds and all products of any of the foregoing relating to the tract of land lying and situated in the Elisha Fike Survey, Abstract No. 478, Dallas County, Texas, and being part of lot 3, all of lots 4 and 5 and part of lot 6, block 4 of the third installment of section 4 of the Metropolitan Industrial Park Addition, as shown on plat recorded in volume 74041, page 645, Deed Records, Dallas County, Texas, as more particularly described on Exhibit A to the financing statement.

COUNTY LIEN SEARCHES
TUESDAY MORNING, INC.
	Jurisdiction	Searches	Searched Through	File No./ File Date /Secured Party	Property Description / Comments
1.	Anne Arundel County MD	UCC/Federal & State Tax Liens/Judgment Liens	6-30-95 UCC-1s 6-19-02 UCC-3s 8-25-02 All else	293966 /12-19-1994 Sanwa Business Credit Corporation	Certain equipment on Exhibit A pursuant to a Lease Agreement.
2.	Baltimore County MD	UCC/Federal & State Tax Liens/Judgment Liens	6-30-95 UCC-1s 9-8-02 UCC-3s 9-5-02 All else	467970 /12-20-1994 Sanwa Business Credit Corporation	Certain equipment on Exhibit A pursuant to a Lease Agreement.
3.	Howard County MD	UCC/Federal & State Tax Liens/Judgment Liens	6-30-95 UCC-1s 9-9-02 UCC-3s 8-30-02 All else	16487 /12-19-1994 Sanwa Business Credit Corporation	Certain equipment on Exhibit A pursuant to a Lease Agreement.
4.	Montgomery County MD	UCC/Federal & State Tax Liens/Judgment Liens	6-30-95 UCC-1s 9-6-02 UCC-3s 8-30-02 All else	23845 /12-20-1994 Sanwa Business Credit Corporation	Certain equipment on Exhibit A pursuant to a Lease Agreement.
5.	Prince George’s County MD	UCC/Federal & State Tax Liens/Judgment Liens	6-30-95 UCC-1s 9-2-02 UCC-3s 9-6-02 All else	475791 /12-21-1994 Sanwa Business Credit Corporation	Certain equipment on Exhibit A pursuant to a Lease Agreement.
6.	Lamar County MS	UCC/Federal & State Tax Liens/Judgment Liens	9-9-02	19285-U / 5-14-1999 State of Mississippi	State Tax Lien
7.	Wake County NC	UCC/Federal & State Tax Liens/Judgment Liens	9-10-02	97CVM8339 / 6-25-1997 Labor World	Judgment Lien Amount owed: $1421.83
8.	Fredericksburg City VA	UCC/Federal & State Tax Liens/Judgment Liens	9-13-02	02-22 / 2-11-02 Silver Real Estate Company	All fixtures and equipment excluding computers and computer equipment leased by the Debtor from the Secured Party.

Schedule 9.8

CERTAIN INDEBTEDNESS TO REMAIN OUTSTANDING

1.             The obligations relating to the Senior Subordinated Notes will remain outstanding after the Closing Date.

2.             Real estate mortgages with Compass Bank to remain outstanding after the Closing Date.

3.             Foreign currency forward exchange contracts with Fleet to remain outstanding after the Closing Date.

Schedule 9.9

INVESTMENTS

1.             Foreign currency forward exchange contracts with Fleet.

Schedule 9.16

EXISTING AFFILIATE AGREEMENTS

None.

Exhibit A-1

[Form of Revolving Credit Note]

REVOLVING CREDIT NOTE

$	September 27, 2002
Boston, Massachusetts

1.                                       Promise To Pay.

FOR VALUE RECEIVED, TUESDAY MORNING CORPORATION, a Delaware corporation having an address at 14621 Inwood Road, Dallas, Texas 75224 (hereinafter, the “Borrower”), hereby promises to pay to the order of                                                   , having an address at                               (hereinafter, a “Revolving Credit Lender”), for the account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of                                             DOLLARS ($                        ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Revolving Credit Lender to Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Revolving Credit Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Revolving Credit Lender on its books; provided, however, that the failure of the Revolving Credit Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

2.                                       Credit Agreement.

This Note is issued pursuant to, and is subject to the terms, provisions and conditions of, a certain Credit Agreement, dated as of September 27, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among Borrower, the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent, and evidences Revolving Credit Loans made by the Revolving Credit Lender thereunder. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.  This Note is one of the Revolving Credit Notes referred to in the Credit Agreement.

3.                                       Acceleration; Event of Default.

The principal of, and interest on, this Note shall be payable as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Upon the occurrence and during the continuance of an Event of Default, the Revolving Credit Lender shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Credit Agreement or any other Credit Document.

4.                                       Certain Waivers, Consents and Agreements.

Borrower  hereby: (a) waives presentment, demand and protest; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the Administrative Agent or the holder to any party now or hereafter liable for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Credit Agreement, or any of the other Credit Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Credit Agreement, or any of the other Credit Documents, shall be found to be unenforceable in full or to any extent, or if the Administrative Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release Borrower nor vitiate any other security or collateral given by Borrower for any obligations evidenced hereby or thereby; (e) agrees, to the extent provided for in the Credit Agreement, to pay all reasonable and documented costs and expenses actually incurred by the Administrative Agent and the Revolving Credit Lender or any other holder of this Note in connection with the administration and enforcement of indebtedness evidenced hereby, including, without limitation, all reasonable attorneys’ fees and costs, for the implementation of the Revolving Credit Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Credit Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Credit Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Credit Agreement, or any one or more of the other Credit Documents.

5.                                       Delay Not A Bar.

No delay or omission on the part of the Administrative Agent or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Credit Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

2

6.                                       Partial Invalidity.

The invalidity or unenforceability of any provision hereof, of the Credit Agreement, of the other Credit Documents, or of any other instrument, agreement or document now or hereafter executed in connection with this Note shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.                                       Use of Proceeds.

All proceeds of the Revolving Credit Loan shall be used solely for the purposes more particularly provided for and limited by the Credit Agreement.

8.                                       Notices.

Any notices given with respect to this Note shall be given in the manner provided for in the Credit Agreement.

9.                                       Governing Law and Consent to Jurisdiction.

a.                                       Substantial Relationship.  It is understood and agreed that all of the Credit Documents were delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Credit Documents.

b.                                      Governing Law.  This Note shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

c.                                       Consent to Jurisdiction.  Borrower hereby irrevocably and unconditionally:  (i) submits for itself and its property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Commonwealth of Massachusetts, the courts of the United States of America for the District of Massachusetts, and appellate courts from any thereof; (ii) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been  notified pursuant thereto; and (iv) agrees that nothing herein shall

3

affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

10.           Waiver of Jury Trial.

BORROWER, THE ADMINISTRATIVE AGENT AND THE REVOLVING CREDIT LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON.

11.           No Oral Change.

This Note and the other Credit Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought in accordance with the terms and conditions of the Credit Agreement.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Credit Documents.

12.           Rights of the Administrative Agent and Holder.

This Note and the rights and remedies provided for herein may be enforced by the Administrative Agent, the holder, or any subsequent holder hereof which is a Revolving Credit Lender.  Wherever the context permits each reference to the term “holder” herein shall mean and refer to the holder,  or the then subsequent holder of this Note which is a Revolving Credit Lender.

13.           Right to Assign; Pledge.

The Revolving Credit Lender may at any time pledge all or any portion of its rights under the Credit Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release the Revolving Credit Lender from its obligations under any of the Credit Documents.  Except as permitted by Section 12.6 of the Credit Agreement, this Note may not be assigned by the Revolving Credit Lender to any other Person.

4

TUESDAY MORNING CORPORATION

By:
Name:	Mark E. Jarvis
Title:	Executive Vice President and Chief Financial Officer

5

Exhibit A-2

[Form of Swing Loan Note]

SWINGLOAN NOTE

$10,000,000.00	September 27, 2002
Boston, Massachusetts

1.                                       Promise To Pay.

FOR VALUE RECEIVED, TUESDAY MORNING CORPORATION, a Delaware corporation having an address at 14621 Inwood Road, Dallas, Texas 75224 (hereinafter, the “Borrower”), hereby promises to pay to FLEET NATIONAL BANK, a national banking association having an address at 100 Federal Street, Boston, Massachusetts 02110 (hereinafter, the “Swing Loan Lender”), for the account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of TEN MILLION DOLLARS ($10,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Loans made by the Swing Loan Lender to Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Loan until such Swing Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount and interest rate of each Swing Loan made by the Swing Loan Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Loan Lender on its books; provided, however, that the failure of the Swing Loan Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swing Loans made by the Swing Loan Lender.

2.                                       Credit Agreement.

This Note is issued pursuant to, and is subject to the terms, provisions and conditions of, a certain Credit Agreement, dated as of September 27, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among Borrower, the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent, and evidences Swing Loans made by the Swing Loan Lender thereunder. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.  This Note is one of the Swing Loan Notes referred to in the Credit Agreement.

3.                                       Acceleration; Event of Default.

The principal of, and interest on, this Note shall be payable as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Upon the occurrence and during the continuance of an Event of Default, the Swing Loan Lender shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Credit Agreement or any other Credit Document.

4.                                       Certain Waivers, Consents and Agreements.

Borrower  hereby: (a) waives presentment, demand and protest; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the Administrative Agent or the holder to any party now or hereafter liable for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Credit Agreement, or any of the other Credit Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Credit Agreement, or any of the other Credit Documents, shall be found to be unenforceable in full or to any extent, or if the Administrative Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release Borrower nor vitiate any other security or collateral given by Borrower for any obligations evidenced hereby or thereby; (e) agrees, to the extent provided for in the Credit Agreement, to pay all reasonable and documented costs and expenses actually incurred by the Administrative Agent and the Swing Loan Lender or any other holder of this Note in connection with the administration and enforcement of indebtedness evidenced hereby, including, without limitation, all reasonable attorneys’ fees and costs, for the implementation of the Swing Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Credit Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Credit Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Credit Agreement, or any one or more of the other Credit Documents.

5.                                       Delay Not A Bar.

No delay or omission on the part of the Administrative Agent or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Credit Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

2

6.                                       Partial Invalidity.

The invalidity or unenforceability of any provision hereof, of the Credit Agreement, of the other Credit Documents, or of any other instrument, agreement or document now or hereafter executed in connection with this Note shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.                                       Use of Proceeds.

All proceeds of the Swing Loan shall be used solely for the purposes more particularly provided for and limited by the Credit Agreement.

8.                                       Notices.

Any notices given with respect to this Note shall be given in the manner provided for in the Credit Agreement.

9.                                       Governing Law and Consent to Jurisdiction.

a.                                       Substantial Relationship.  It is understood and agreed that all of the Credit Documents were delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Credit Documents.

b.                                      Governing Law.  This Note shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

c.                                       Consent to Jurisdiction.  Borrower hereby irrevocably and unconditionally:  (i) submits for itself and its property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Commonwealth of Massachusetts, the courts of the United States of America for the District of Massachusetts, and appellate courts from any thereof; (ii) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been  notified pursuant thereto; and (iv) agrees that nothing herein shall

3

affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

10.           Waiver of Jury Trial.

BORROWER, THE ADMINISTRATIVE AGENT AND THE SWING LOAN LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT OR THE SWING LOAN LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT OR THE SWING LOAN LENDER OR IN WHICH THE ADMINISTRATIVE AGENT OR THE SWING LOAN LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON.

11.           No Oral Change.

This Note and the other Credit Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought in accordance with the terms and conditions of the Credit Agreement.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Credit Documents.

12.           Rights of the Administrative Agent and Holder.

This Note and the rights and remedies provided for herein may be enforced by the Administrative Agent, the holder, or any subsequent holder hereof which is a Swing Loan Lender. Wherever the context permits each reference to the term “holder” herein shall mean and refer to the holder,  or the then subsequent holder of this Note which is a Swing Loan Lender.

13.           Right to Assign; Pledge.

The Swing Loan Lender may at any time pledge all or any portion of its rights under the Credit Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release the Swing Loan Lender from its obligations under any of the Credit Documents.  Except as permitted by Section 12.6 of the Credit Agreement, this Note may not be assigned by the Swing Loan Lender to any other Person.

4

TUESDAY MORNING CORPORATION

By:
Name:	Mark E. Jarvis
Title:	Executive Vice President and Chief Financial Officer

5

Exhibit B

[Form of Intercompany Note]

PROMISSORY NOTE

$	, 20
Boston, Massachusetts

1.                                       Promise To Pay.

FOR VALUE RECEIVED, [Name of Payor], a                           corporation (hereinafter, the “Payor”), hereby promises to pay on demand to the order of [Name of Payee] (hereinafter, the “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by Payee to Payor.  Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at a rate per annum (determined based upon a 360 day year and actual days elapsed) equal to the aggregate of the then applicable rate under the Credit Agreement (as defined herein) (including the Applicable Margin) for Alternate Base Rate Loans.

2.                                       Credit Agreement.

This Note is one of the Intercompany Notes referred to in that certain Credit Agreement, dated as of September 27, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among Tuesday Morning Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent, and shall be pledged by Payee to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), pursuant to the Security Agreement.  Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.  Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

3.                                       Subordination.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of Payor under the Credit Agreement, [including, without limitation, under Payor’s guarantee of the Obligations under the Credit Agreement] (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)            In the event of any Event of Default, or any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Payor or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which the Payee would otherwise be entitled (other than debt securities of Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii)           If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by Payee in violation of clause (i) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of Payor or by any act or failure to act on the part of such holder or any trustee or agent of such holder. Payee and Payor hereby agree that the subordination of this Note is for the benefit of the Creditors, the Creditors are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the Creditors, proceed to enforce the subordination provisions herein.

Nothing contained in the subordination provisions set forth above is intended to, or will, impair, as between the Payor and Payee, the obligations of the Payor, which are absolute and unconditional, to pay to the Payee the principal of and interest on this Note as and when due and

*To be inserted if Payor is not the Borrower.

2

payable in accordance with its terms, or is intended to, or will, affect the relative rights of the Payee and other creditors of the Payor other than the holders of Senior Indebtedness. After the payment in full in cash of the Senior Indebtedness, Payee shall be subrogated to the rights of the holders of the Senior Indebtedness to the extent that payments to which Payee would have been entitled hereunder in the absence of the subordination provisions set forth above were paid instead to the holders of such Senior Indebtedness. For purposes of giving effect to the subrogation rights contemplated in the previous sentence, but only for such purposes, payments made to the holders of the Senior Indebtedness that, in the absence of the subordination provisions set forth above would have been paid instead to Payee, shall not constitute payments of such Senior Indebtedness.

4.                                       Evidence of Intercompany Loans.

Payee is hereby authorized to record all loans and advances made by it to Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

5.                                       Certain Waivers, Consents and Agreements.

Payor hereby: (a) waives presentment, demand and protest; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the Payee or the holder to any party now or hereafter liable for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that, if any security or collateral given to secure this Note or the indebtedness evidenced hereby shall be found to be unenforceable in full or to any extent, or if the Payee or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release Payor nor vitiate any other security or collateral given by Payor for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable and documented costs and expenses actually incurred by the Payee or any other holder of this Note in connection with the administration and enforcement of indebtedness evidenced hereby, including, without limitation, all reasonable attorneys’ fees and costs, for the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note.

6.                                       Delay Not A Bar.

No delay or omission on the part of the Payee or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby, or any other agreement now or hereafter executed in connection herewith shall operate as

3

a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

7.                                       Partial Invalidity.

The invalidity or unenforceability of any provision hereof, or of any other instrument, agreement or document now or hereafter executed in connection with this Note, shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

8.                                       Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

9.                                       Waiver of Jury Trial.

PAYOR AND PAYEE (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE PAYEE IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE PAYEE OR IN WHICH THE PAYEE IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE PAYOR OR ANY OTHER PERSON.

10.           No Oral Change.

This Note may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note.

4

[NAME OF PAYOR]

By:
Name:
Title:

[NAME OF PAYEE]

By:
Name:
Title:

5

Exhibit C-1

[Form of Interest Rate Certificate]

INTEREST RATE CERTIFICATE

Fiscal [quarter/year] ended                , 20

Reference is made to the Credit Agreement, dated as of September 27, 2002 (as such may be amended, modified or supplemented, the “Credit Agreement”), among Tuesday Morning Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent.  Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 9.1(d) of the Credit Agreement, the undersigned hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Leverage Ratio as at the end of the fiscal [quarter/year] ended                , 20   , determined in accordance with the requirements of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the             day of                , 20       .

TUESDAY MORNING CORPORATION

By:
Name:
Title:

Annex 1

Maximum Leverage Ratio

(i) Total Debt

Indebtedness for Borrowed Money		$
Plus
Letter of Credit Liabilities		$
Plus
Non-Contingent obligations with respect to Surety Instruments		$
Plus
Obligations under notes, bonds, debentures and similar instruments		$
Plus
Obligations under Conditional Sale or other Title Retention Agreements		$
Plus
Capital Lease Obligations		$
Plus
Guaranteed payments and redemptions		$
Plus
Indebtedness Secured by Liens		$

Total Debt:			$

(ii) Consolidated EBITDA

Consolidated Net Income		$
Plus
Income Tax Expense		$
Plus
Depreciation and Amortization		$
Plus
Consolidated Interest Expense		$

Consolidated EBITDA			$

Ratio of Total Debt to Consolidated EBITDA ((i) divided by (ii)):

Required:	Actual:

Exhibit C-2

[Form of Borrowing Base Certificate]

BORROWING BASE CERTIFICATE

[Weekly/Monthly] accounting period ended              , 20

Reference is made to the Credit Agreement, dated as of September 27, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among Tuesday Morning Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Revolving Credit Lenders from time to time party thereto, and Fleet National Bank, as Administrative Agent. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 9.1(j) of the Credit Agreement, the undersigned, a senior financial officer of Borrower, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of the [weekly/monthly] accounting period ended                  , 20      , determined in accordance with the requirements of the Credit Agreement.

All Inventory covered by this certificate has been produced in compliance with the minimum wage and overtime requirements of the Fair Labor Standards Act of 1938, as amended.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the                   day of                            , 20        .

TUESDAY MORNING CORPORATION

By:
Name:
Title:

Annex 1

This Certificate is given pursuant to §9.1(j) of the Credit Agreement dated September 27, 2002 (as amended and in effect) among Tuesday Morning Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Revolving Credit Lenders from time to time party thereto, and Fleet National Bank, as Administrative Agent, and is true, accurate and complete as of                          , 200       .

The Borrower hereby represents and warrants as of the above date as follows:

1.	Total Inventory (at lower of cost or market, calculated on a FIFO basis)		$

Minus

2.	Ineligible Inventory

	Inventory not consisting of finished goods:	$

	Inventory in transit from abroad (except as permitted under the Credit Agreement):	$

:	Damaged or defective inventory:	$

	Other ineligible inventory (specified below):	$

	Total Ineligible Inventory		$

Minus

3.	UNICAP Costs		$

4.	Eligible Inventory (Line 1 minus Line 2 minus Line 3)		$

Minus

5.	Inventory Reserves (detailed below, if any)		$

6.	Net Eligible Inventory (Line 4 minus Line 5)		$

7.	Advances against Net Eligible Inventory (65% of Line 6)		$

8.	Overadvance (Initially $20,000,000, to be reduced in the amounts and at the times per Credit Agreement)		$

Minus

9.	Availability Reserves (detailed below, if any)		$

10.	Availability (Line 7 plus Line 8 minus Line 9)		$

11.	Amount of Loans outstanding

	Revolving Credit Loans	$

	Swing Loans	$

	Total Loans:		$

12.	Amount of Letters of Credit outstanding		$

13.	Net Availability/(Impermissible Overadvance)		$
(Line 10 minus Line11 minus Line 12))

TUESDAY MORNING CORPORATION

By:
Name:
Title:

Dated: , 200

2

Exhibit D

[Form of Security Agreement]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) made this 27th day of September, 2002 by each of

TUESDAY MORNING CORPORATION, a Delaware corporation (the “Borrower”); and

EACH OF THE SUBSIDIARIES party hereto (the “Guarantors”)

in favor of FLEET NATIONAL BANK, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other lenders (collectively, with Fleet in such capacity, the “Revolving Credit Lenders”) who are or hereafter become parties to the Credit Agreement referred to below.

The Borrower, the Guarantors, the Revolving Credit Lenders and the Administrative Agent are parties to a certain Credit Agreement dated as of the date hereof (hereinafter, as such may be modified, amended, renewed, restated, extended or supplemented from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by the Revolving Credit Lenders to the Borrower.

To induce the Revolving Credit Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor (as hereinafter defined) has agreed to pledge, mortgage and grant a security interest in the Pledged Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).  Accordingly, the parties hereto agree as follows:

ARTICLE I Definitions.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings provided for in the Credit Agreement.  As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated.

“Account Debtor” has the meaning given that term in the UCC.

“Accounts” shall include, without limitation, “accounts” as defined in the UCC, and also all:  accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

“Agreement” see the introduction hereto.

“Chattel Paper” has the meaning given that term in the UCC, and also includes all chattel paper, whether tangible or electronic.

“Collateral Account” see Section 4.01(a) hereof.

“Commercial Tort Claim” has the meaning given that term in the UCC.

“Contracts” shall mean all contracts, undertakings, or other agreements, including, without limitation, all documents, agreements and instruments relating to any Acquisition, as the same may be amended from time to time, and including, without limitation, (a) all rights of any Debtor to receive moneys due and to become due thereunder or in connection therewith, (b) all rights of any Debtor to damages arising out of or for breach or default in respect thereof, and (c) all rights of any Debtor to exercise remedies thereunder.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by any Debtor, including each Copyright identified in Annex 2 hereto. Notwithstanding the foregoing, the Copyright Collateral does not and shall not include any Copyright that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of Copyright Collateral.

“Copyrights” shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Debtor” shall mean each of the Borrower and each Guarantor.

“Deposit Account” has the meaning given that term in the UCC, and also includes all demand, time, savings, passbook, or similar accounts maintained with a bank.

“Documents” has the meaning given that term in the UCC, and also includes all documents of title or other receipts of any Debtor covering, evidencing or representing Inventory or Equipment

“Equipment” includes, without limitation, “equipment” as defined in the UCC, and also all furniture, store fixtures, Motor Vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds,  and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Debtor’s business, and any and all accessions or additions thereto, and substitutions therefor.

“Fixtures” has the meaning given that term in the UCC.

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“General Intangibles” includes, without limitation, “general intangibles” as defined in the UCC, and also all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Debtor; credit memoranda in favor of any Debtor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Debtor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; Intellectual Property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; and all other general intangible property of any Debtor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any Debtor or credit extended or services performed, by any Debtor, whether intended for an individual customer or the general business of any Debtor, or used or useful in connection with research by any Debtor.

“Goods” has the meaning given that term in the UCC, and all accessions or additions thereto, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it  customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

“Instruments” has the meaning given that term in the UCC, and also includes all promissory notes, drafts, bills of exchange and trade acceptances;

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 5 hereto; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or

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knowledge or data or records may  be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Debtor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Debtors in respect of any of the items listed above.

“Interests” shall mean, as to any Debtor (i) all right, title and interest, now existing or hereafter acquired, of such Debtor in any LLC but not any of its obligations from time to time as a member (unless the Administrative Agent shall become a member as a result of its express exercise of remedies herein) of any LLC; (ii) any and all moneys due and to become due to such Debtor now or in the future by way of a distribution made to such Debtor in its capacity as a member of or an owner of any LLC; (iii) any other Property of any LLC to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any LLC by way of distribution, return of capital or otherwise; (iv) any other claim in respect of any LLC to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any LLC and its Property, including any rights under any operating agreement or other agreement governing or pertaining to such interests; (v) the certificates, if any, representing all such rights and interests; (vi) all rights of such Debtor under each limited liability company or operating agreement of each LLC; and (vii) to the extent not otherwise included, all proceeds of any of the foregoing.

“Inventory” includes, without limitation, “inventory” as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) Goods of said description which are obtained by any Debtor in exchange for such Inventory; (e) packaging, advertising, and shipping materials related to any of the foregoing; (f) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (g) Documents which represent any of the foregoing.

“Investment Property” has the meaning given that term in the UCC.

“Issuers” shall mean, collectively, the respective corporations identified beneath the names of the Debtors on Annex 1A hereto under the caption “Issuer,” together with any corporation created or acquired after the date hereof, the capital stock of which is required to be pledged hereunder pursuant to this Agreement or the Credit Agreement.

“Letter-of-Credit Right” has the meaning given that term in UCC and also refers to any right to payment or performance under a Letter of Credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, and whether or not evidenced by a writing.

“LLC” shall mean, collectively, the respective limited liability companies identified beneath the name of the Debtors on Annex 1A hereto under the caption “LLC”, together with any limited liability company created or acquired after the date hereof, the

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Interests in which are required to be pledged hereunder pursuant to this Agreement or the Credit Agreement.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Partnership” shall mean, collectively, the respective partnerships identified beneath the name of the Debtors on Annex 1A hereto under the caption “Partnership”, together with any partnerships created or acquired after the date hereof, the Partnership Interests in which are required to be pledged hereunder pursuant to this Agreement or the Credit Agreement.

“Partnership Interests” shall mean, as to any Debtor (i) all right, title and interest, now existing or hereafter acquired, of such Debtor in any Partnership but not any of its obligations from time to time as a partner (unless the Administrative Agent shall become a partner as a result of its express exercise of remedies herein) of any Partnership; (ii) any and all moneys due and to become due to such Debtor now or in the future by way of a distribution made to such Debtor in its capacity as a member of or an owner of any Partnership; (iii) any other Property of any Partnership to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any Partnership by way of distribution, return of capital or otherwise; (iv) any other claim in respect of any Partnership to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any Partnership and its Property, including any rights under any partnership agreement or other document governing or pertaining to such interests; (v) the certificates, if any, representing all such rights and interests; (vi) all rights of such Debtor under each partnership agreement or limited partnership agreement of each Partnership; and (vii) to the extent not otherwise included, all proceeds of any of the foregoing.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by any Debtor, including each Patent identified in Annex 3 hereto. Notwithstanding the foregoing, the Patent Collateral does not and shall not include any Patent that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of Patent Collateral.

“Patents” shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Payment Intangible” has the meaning given that term in the UCC and also refers to any general intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Permitted Encumbrances” shall mean (a) with respect to the Securities Collateral, the Intellectual Property Collateral, the Collateral Account and the proceeds of each of the foregoing, Liens of the type described in clause (b), (h), (k) and (t) of the definition of

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Permitted Liens and (b) with respect to all other Pledged Collateral, Liens of the type described in clauses (a), (b), (c), (g) (other than with respect to Inventory), (h) (other than with respect to Inventory), (j), (k), (l), (m), (n), (o), (r) and (s) of the definition of Permitted Liens.

“Pledged Collateral” see Section 3 hereof.

“Pledged Interests” see Section 3.01(d) hereof.

“Pledged Obligations” shall mean all of each Debtor’s right, title and interest, if any, in and to any and all obligations owed to such Debtor by any Person, whether now existing or hereafter incurred, and in and to all collateral granted to such Debtor or for the benefit of such Debtor as collateral security for such obligations.

“Pledged Securities” shall mean the Pledged Interests and the Pledged Stock, collectively.

“Pledged Stock” see Section 3(a) hereof.

“Prior Liens” shall mean (a) the Liens set forth on Schedule 3 hereto and (b) with respect to each applicable type of Pledged Collateral, Permitted Encumbrances, but only to the extent that the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced by this Agreement.

“Proceeds” includes, without limitation, “Proceeds” as defined in the UCC and each type of property described in Section 3.01 hereof.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest (including any interest that would accrue but for the provisions of the Bankruptcy Code) on the Loans made by the Revolving Credit Lenders to, and the Notes held by each Revolving Credit Lender of, Borrower and all other Obligations and amounts from time to time owing to the Secured Parties by Borrower under the Credit Documents, including, without limitation, all Reimbursement Obligations and interest thereon, (b) all obligations of Borrower or any other Obligor arising under any Swap Contract between Borrower or any other Obligor and any Revolving Credit Lender or any Affiliate of any Revolving Credit Lender, (c) all obligations of the Guarantors under the Credit Agreement and the other Credit Documents (including, without limitation, in respect of their Guarantees under Section 6 of the Credit Agreement), (d) all obligations of the Debtors to the Administrative Agent and the other Secured Parties hereunder, and (e) any and all direct or indirect liabilities, debts, and obligations of each Debtor to the Administrative Agent or any Affiliate of the Administrative Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Debtor pursuant to this or any other Credit Document, including cash management services, treasury services and automated clearinghouse transfers.

“Secured Parties” shall mean the Creditors and any other Person to whom the Obligations are owing, including, without limitation, any Affiliate of the Administrative Agent who provides any service or accommodation to, or for the account of, any Debtor

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pursuant to any Credit Document, including cash management services, treasury services and automated clearinghouse transfers.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Securities Collateral” shall mean, collectively, the Pledged Collateral described in clauses (a) through (e) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

“Supporting Obligation” has the meaning given that term in the UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by any Debtor, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts.

“Voting Powers” see Section 5.04(a)(2) hereof.

ARTICLE II Representations, Warranties and Covenants.  Each Debtor represents, warrants, covenants and agrees with the Secured Parties that:

2.1.1        Such Debtor is the sole beneficial (and, with respect to the Pledged Securities, record) owner of, or holds valid and subsisting leases or licenses to, the Pledged Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Pledged Collateral at any time (and no right or option to acquire the same (other than those, if any, arising in the ordinary course of business with respect to Dispositions permitted under the Credit Agreement) exists in favor of any other Person), except for Prior Liens, Permitted Encumbrances and the pledge and security interest in favor of the Administrative Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest shall constitute a first priority perfected pledge and security interest in and to all of such Pledged Collateral, subject only to Prior Liens, and, except for permitted Dispositions, each Debtor will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other

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than Prior Liens, Permitted Encumbrances and the Lien pursuant hereto; and, subject to Section 5.04 hereof, will cause any and all Pledged Securities, to the extent certificated, whether for value paid by any Debtor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder.

2.1.2        The Pledged Stock represented by the certificates identified under the name of such Debtor in Annex 1A hereto is, and all other Pledged Stock in which such Debtor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement or as permitted by the Credit Agreement).

2.1.3        The Pledged Stock represented by the certificates identified under the name of such Debtor in Annex 1A hereto constitutes (x) with respect to each Subsidiary other than a Foreign Subsidiary, all of the issued and outstanding shares of capital stock of any class of such Subsidiary beneficially owned by such Debtor and (y) with respect to each first tier Foreign Subsidiary, all of the issued and outstanding shares of capital stock of any class of such Foreign Subsidiary beneficially owned by such Debtor which in the aggregate represent not less than (and, subject to Section 3.01(a) hereof, not more than) 65% of the total combined voting power of all classes of capital stock of any such Foreign Subsidiary (in each case, whether or not registered in the name of such Debtor), and said Annex 1A correctly identifies, as at the date hereof, or, with respect to any Subsidiary created or acquired after the date hereof, as of the date of pledge hereunder, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

2.1.4        The Pledged Obligations identified on Annex 1B hereto constitute all of the Pledged Obligations of such corporations as identified on Annex 1B hereto, and, other than the Pledged Obligations, no Debtor owns, directly or indirectly, any other Pledged Obligations of any Subsidiary (other than a Foreign Subsidiary).

2.1.5        Annexes 2, 3 and 4 hereto, respectively, set forth under the name of such Debtor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Debtor on the date hereof, which have been registered or for which an application for registration has been made.  Except pursuant to licenses and other user agreements entered into by such Debtor in the ordinary course of business that are listed in Annex 5 hereto, (i) such Debtor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and (ii) all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect.  Except as may be set forth in said Annex 5, such Debtor owns and possesses the right to use all Copyrights, Patents and Trademarks material to its business.

2.1.6        Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property.

2.1.7        To such Debtor’s knowledge: (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of such Debtor with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, under the name of such Debtor, and (ii) such Debtor is not infringing in any respect upon any Copyright, Patent or Trademark of any

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other Person; and no proceedings have been instituted or are pending against such Debtor or, to such Debtor’s knowledge, threatened, and no claim against such Debtor has been received by such Debtor, alleging any such violation, except as may be set forth in said Annex 5.

2.1.8        Any goods now or hereafter produced by such Debtor or any of its Subsidiaries included in the Pledged Collateral have been and will be produced by such Debtor in compliance with the applicable requirements of the Fair Labor Standards Act of 1938, as amended, except where the failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.1.9        The Interests of each Debtor identified under the name of such Debtor on Annex 1A hereto pledged hereunder, and in respect of which a security interest has been granted hereunder, constitute all of the issued and outstanding Interests, limited liability company interests or other ownership or equity interests in any LLC owned by the Debtors; the Partnership Interests of each Debtor identified under the name of such Debtor on Annex 1A hereto pledged hereunder, and in respect of which a security interest has been granted hereunder, constitute all of the issued and outstanding Partnership Interests or other ownership or equity interests in any Partnership owned by the Debtors; and none of the Pledged Interests is or will be subject to any contractual restriction, or any restriction under the organizational or other formation documents of the respective issuer of such Pledged Interests upon the transfer of such Pledged Interests (except for any such restriction contained herein or in the Credit Agreement or as permitted by the Credit Agreement).  The Pledged Interests have been duly authorized and validly issued, and all payments required to be made by any holder of such Pledged Interests in respect of such interests have been made.

2.1.10      Each Debtor has the corporate power and authority to grant the security interest in the Pledged Collateral pursuant to this Agreement and has taken all necessary corporate action to grant the security interest in the Pledged Collateral pursuant to this Agreement.

2.1.11      None of the Pledged Stock constitutes margin stock, as defined in Regulation G or Regulation U of the Board of Governors of the Federal Reserve System.

2.1.12      Other than Prior Liens and Permitted Encumbrances, no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or part of the Pledged Collateral is on file or of record in any public office, except such as may have been, or will be, filed in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement.

2.1.13      Upon filing of the financing statements in the offices referred to on Schedule 1 hereto, the security interest created by this Agreement in all Pledged Collateral other than the Pledged Securities and other Pledged Collateral which is either not disclosed in the financing statements or as to which filing a financing statement is not the sole perfection method will constitute a valid, perfected first priority security interest (subject to Prior Liens) in such Pledged Collateral to the extent provided in the UCC, enforceable in accordance with its terms against all creditors of such Debtor and any Persons purporting to purchase any such Pledged Collateral from such Debtor, except as enforcement of such security interest may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law), and except that the priority of any security interest is subject to the priority rules established by the UCC and the enforceability of any security interest against

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other creditors and purchasers is subject to the provisions of the UCC and of the Credit Agreement and other Credit Documents that provide in certain circumstances for purchasers and other creditors to take free of a prior perfected or unperfected security interest or otherwise limit the enforceability, priority or effect of any such security interest.

2.1.14      The Interests in each LLC and the Partnership Interests in each Partnership are not represented by certificates.

2.1.15      Each Debtor’s principal place of business, chief executive office and the place where its records concerning the Pledged Collateral are kept is at the address listed on Schedule 2 hereto, and such Pledgor will not change such principal place of business or chief executive office or remove such records without giving the Administrative Agent at least 30 days prior written notice thereof and taking such action to maintain the perfection or priority of the Administrative Agent’s security interest in the Pledged Collateral as is necessary or reasonably requested by the Administrative Agent; and such Debtor will not change its name, identity or structure in any manner, or take any other action, which might make any financing statement filed in respect of the Pledged Collateral seriously misleading unless it shall have given the Administrative Agent at least 30 days prior written notice thereof.

2.1.16      No consent or approval of any Governmental Authority or any securities exchange or any other Person was or is necessary for the validity of the security interest granted herein and the pledge effected hereby.

2.1.17      By virtue of the execution and delivery by the Debtors of this Agreement, when the Pledged Securities, certificates, instruments or other documents representing or evidencing such Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, duly endorsed or, in the case of Pledged Interests or Pledged Securities constituting uncertificated securities, when the steps required by Articles 8 and 9 of the UCC have been taken to perfect the Administrative Agent’s security interest therein for the benefit of the Secured Parties, the security interest created by this Agreement in all Pledged Securities will constitute a valid, perfected first priority security interest in the Pledged Securities to the extent provided in the UCC, enforceable in accordance with its terms against all creditors of such Debtor and any Person purporting to purchase any such Pledged Collateral from such Debtor, except as enforcement of such security interest may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law), and except that the priority of any security interest is subject to the priority rules established by the UCC and the enforceability of any security interest against other creditors and purchasers is subject to the provisions of the UCC and of the Credit Agreement and other Credit Documents that provide in certain circumstances for purchasers and other creditors to take free of a prior perfected or unperfected security interest or otherwise limit the enforceability, priority or effect of any such security interest.

2.1.18      There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Securities.  The Pledged Securities are not subject to any put, call, option or other right in favor of any other Person whatsoever.

2.1.19      Neither the execution and delivery of this Agreement by each Debtor, nor the consummation of the transactions herein contemplated, nor the fulfillment of the terms hereof (i) violates any Debtor’s, or any of its Subsidiaries’, charter or by-laws or any organizational or other

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formation document of any Issuer, LLC or Partnership, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any Debtor, or any of its Subsidiaries, is a party, or by which any of them may be bound or to which any of their Property may be subject, which violation or conflict, individually or in the aggregate, would have a Material Adverse Effect, or a material adverse effect on the value of the Pledged Collateral taken as a whole or a material adverse effect on the security interests hereunder (it being understood that each Debtor makes no representation that upon foreclosure the fair market value or fair value or any particular value would be realized), or (iii) conflicts with any law, order, rule or regulation applicable to any Debtor, or any of its Subsidiaries, of any Governmental Authority having jurisdiction over any Debtor, or any of its Subsidiaries, or their Property, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Property now owned or hereafter acquired by any Debtor, or any of its Subsidiaries.

2.1.20      Upon reasonable request to a Debtor, the Administrative Agent shall have full and free access during normal business hours to all of the books, correspondence and records of such Debtor relating to the Pledged Collateral, and the Administrative Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Debtor agrees to render to the Administrative Agent, at such Debtor’s cost and expense, such clerical and other assistance as may be reasonably requested by the Administrative Agent with regard thereto.

2.1.21      In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Administrative Agent, each Debtor agrees to use its diligent best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals for the exercise of any such remedies, rights and powers.

2.1.22      There are no voting trusts or other agreements or understandings to which any Debtor is a party or by which it may be bound with respect to voting, managerial consent, election or other rights of any Debtor relating to the Pledged Securities.

2.1.23      No Debtor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Debtor is a party relating to its Interests or Partnership Interests, and no Debtor is in violation of any other material provisions of any such agreement to which such Debtor is a party, or otherwise in default or violation thereunder; no Interest or Partnership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against any Debtor by any Person with respect thereto and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the operating agreements, partnership agreements and certificates, if any, delivered to the Administrative Agent) which evidence any Interest or Partnership Interest of any Debtor.

2.1.24      No Debtor is the holder of any Commercial Tort Claim.

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ARTICLE III  Pledged Collateral; Registration of Pledge of Pledged Interests; Acknowledgments; Delivery of Pledged Securities and Pledged Obligations.

SECTION 3.1         As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations owing by such Debtor, each Debtor hereby pledges and mortgages to the Administrative Agent, for the benefit of the Secured Parties as hereinafter provided, and grants to the Administrative Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in, all of such Debtor’s right, title and interest in the following property, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Pledged Collateral”):

3.1.1        The shares of common and/or preferred stock of the Issuers represented by the certificates identified in Annex 1A hereto under the name of such Debtor and each other corporation hereafter acquired or formed by any Debtor and all other shares of capital stock of whatever class of the Issuers now or hereafter owned by such Debtor and all Equity Rights of any such Issuer which is a first tier Foreign Subsidiary owned by any Debtor, in each case together with the certificates evidencing the same, subject, in the case of any Foreign Subsidiary, to the limitation that shares of capital stock of any such Issuer which represent in excess of 65% of the combined voting power of all classes of capital stock of such Issuer shall not be pledged and that no shares of any Foreign Subsidiary which is not a first tier Foreign Subsidiary shall be pledged; provided, however, that if following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of any Foreign Subsidiary entitled to vote without causing the undistributed earnings of such Foreign Subsidiary as determined for United States Federal income taxes to be treated as a deemed dividend to the Debtors for United States Federal income tax purposes, then the 65% limitation set forth above shall no longer be applicable and the Debtors shall duly pledge and deliver to the Administrative Agent such of the capital stock not theretofore required to be pledged hereunder (collectively, the “Pledged Stock”);

3.1.2        All shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

3.1.3        All Pledged Obligations identified on Annex 1B hereto under the name of any Debtor; provided, however, if following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of any promissory note issued by any Foreign Subsidiary without causing the undistributed earnings of such Foreign Subsidiary as determined for United States Federal income taxes to be treated as a deemed dividend to the Debtor for United States Federal income tax purposes, then each Debtor shall duly pledge and deliver to the Administrative Agent such of the Pledged Obligations of each Foreign Subsidiary not theretofore required to be pledged hereunder;

3.1.4        All Interests or Partnership Interests now or hereinafter owned by any Debtor and any limited liability company interest, partnership interest or other ownership or equity securities or certificate (including, without limitation, any certificate representing a distribution in

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connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for Interests or Partnership Interests, or otherwise in respect thereof (collectively, the “Pledged Interests”);

3.1.5        Without affecting the obligations of such Debtor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer, LLC or Partnership is not the surviving corporation, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by the Debtors (unless such successor is such Debtor itself) formed by or resulting from such consolidation or merger;

3.1.6        All Accounts;

3.1.7        All General Intangibles;

3.1.8        All Payment Intangibles;

3.1.9        All Supporting Obligations;

3.1.10      All books, records, and information relating to the Pledged Collateral and/or to the operation of each Debtor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained;

3.1.11      All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.

3.1.12      All Chattel Paper;

3.1.13      All Letter-of-Credit Rights;

3.1.14      All Inventory;

3.1.15      All Equipment;

3.1.16      All Contracts;

3.1.17      All Goods;

3.1.18      the balance from time to time in the Collateral Account;

3.1.19      all Fixtures;

3.1.20      All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (3.01(a) through 3.01(s)) or otherwise;

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3.1.21      All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (3.01(a) through 3.01(t)), including the right of stoppage in transit; and

3.1.22      all other tangible and intangible personal property and fixtures of such Debtor, including, without limitation, all Proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3.01 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Debtor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such Proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Debtor or any computer bureau or service company from time to time acting for such Debtor.

It is intended that the Pledged Collateral extends to and covers all assets of each Debtor. Notwithstanding the foregoing, the Pledged Collateral does not and shall not include any Contract, lease or license (or any property subject to any such lease or license) to which any Debtor is a party which would be rendered void or unenforceable by reason of its being included as part of the Pledged Collateral or which is not assignable by its terms, or any property subject to a purchase money security interest permitted under the Credit Agreement which under the terms of such purchase money security interest or related documentation may not be further encumbered or transferred, unless a consent to the assignment has been received by such Debtor and/or the Administrative Agent; provided that the Proceeds realized from any of the foregoing shall be deemed to constitute Pledged Collateral.

SECTION 3.2         Concurrently with the execution of this Agreement and with the creation or acquisition of any securities or interests in any Issuer, LLC or Partnership, the securities or interests in which are required pursuant to the terms hereof or of the Credit Agreement to be pledged hereunder, each Debtor shall deliver to the Administrative Agent an Acknowledgment in the form of Exhibit A hereto of each Issuer, LLC or Partnership whose securities or interests are Pledged Securities hereunder.

SECTION 3.3         Each Debtor hereby delivers to the Administrative Agent all of the certificates evidencing the Pledged Stock owned by such Debtor which is represented by certificates, endorsed in blank or accompanied with appropriate undated stock powers executed in blank.  If at any time any Pledged Stock which is not represented by a certificate shall be represented by one or more certificates, then each Debtor shall promptly deliver the same to the Administrative Agent accompanied by stock powers duly executed in blank, with signature properly guaranteed.  All other shares of Pledged Stock subsequently acquired by each Debtor shall be pledged to the Administrative Agent and, if represented by a certificate, certificates representing the same shall be delivered to the Administrative Agent contemporaneously with the acquisition thereof, accompanied by stock powers duly executed in blank, with signature properly guaranteed.

SECTION 3.4         This Agreement constitutes an authenticated record,  and each Debtor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral, in such filing offices as the Administrative Agent shall deem appropriate, and the Debtors shall execute and deliver to the Administrative Agent such financing or continuation statements, and amendments thereto, promptly upon the reasonable request of the Administrative Agent and shall

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pay the Administrative Agent’s reasonable costs and expenses incurred in connection therewith. Each Debtor hereby further authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Debtor, and each Debtor agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by such Debtor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

SECTION 3.5         Each Debtor has caused the Lien of the Administrative Agent, for the benefit of the Secured Parties, in and to the Interests and the Partnership Interests to be registered upon the books of the issuers of such Interests and Partnership Interests.  If at any time any Interests or Partnership Interests shall be represented by one or more certificates or by any documents that are instruments (as defined in the UCC), then the appropriate Debtor shall promptly deliver the same to the Administrative Agent accompanied by duly executed transfer powers endorsed in blank respecting such certificates or documents, with signature properly guaranteed.

SECTION 3.6         Each Debtor hereby delivers to the Administrative Agent, for the benefit of the Secured Parties, all of the promissory notes, instruments and agreements evidencing the Pledged Obligations held by such Debtor in suitable form for transfer by endorsement and delivery or accompanied by duly executed instruments of transfer or assignment in blank.  If any Debtor shall become entitled to receive, or shall receive, any promissory notes, instruments or agreements constituting Pledged Collateral after the date hereof (including, without limitation, any certificate representing any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the obligor on any Pledged Obligations) in respect of the Pledged Obligations, such Debtor agrees: (i) to accept the same as the agent of the Administrative Agent, (ii) to hold the same in trust on behalf of and for the benefit of the Administrative Agent and the Secured Parties, and (iii) to deliver any and all promissory notes, instruments or agreements evidencing the same to the Administrative Agent, for the benefit of the Secured Parties, within ten (10) days following the receipt thereof by such Debtor, in the exact form received, with the endorsement in blank of such Debtor when necessary and with an appropriate undated instrument of transfer or assignment duly executed in blank (with signature properly guaranteed), to be held by the Administrative Agent, for the benefit of the Secured Parties, subject to the terms of this Agreement, as additional Pledged Collateral.

SECTION 3.7         Each delivery of such Pledged Securities or Pledged Obligations after the date hereof shall be accompanied by a schedule describing the securities and/or indebtedness theretofore and then being pledged hereunder, which schedule shall be attached hereto and made a part hereof.  Each schedule so delivered shall supersede any prior schedules so delivered.

ARTICLE IV  Cash Proceeds of Collateral.

SECTION 4.1         Collateral Account.

4.1.1        There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent (1) into which there shall be deposited from time to time (i) the cash proceeds (including pursuant to any Disposition thereof) of any of the Pledged Collateral, (ii) the cash proceeds of any Taking or Destruction or loss of title with respect to any Real Property (including proceeds of

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Casualty Events and proceeds of insurance covering the Pledged Collateral or any Real Property), and (iii) any cash in respect of any Pledged Collateral which the Administrative Agent is entitled to pursuant to Section 5.04 hereof, and (2) into which the Debtors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Secured Parties as additional collateral security hereunder and which, as provided in Section 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder.

4.1.2        The balance from time to time in the Collateral Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, subject to the further provisions hereof, remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Debtor as such Debtor shall from time to time instruct; provided, however, that any amounts deposited in the Collateral Account in respect of any Casualty Events, Takings, Destructions or loss of title with respect to Real Property shall be disbursed to the relevant Debtor in periodic installments upon submission of reasonable evidence that such amount is to be applied as permitted by the Mortgage, and any amounts deposited in the Collateral Account in respect of prepayments or reductions of Loans or Commitments under Section 2.11 of the Credit Agreement which are to be applied to LIBOR Loans as provided in Section 2.10(b) of the Credit Agreement shall be held by the Administrative Agent until the end of the respective Interest Periods of such LIBOR Loans at which time, whether or not an Event of Default has occurred, the Administrative Agent shall cause such monies to be applied to such LIBOR Loans. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if so instructed by the Revolving Credit Lenders as specified in the Credit Agreement, shall) in its (or their) sole and absolute discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

SECTION 4.2         Proceeds of Accounts.  At any time after the occurrence and during the continuance of an Event of Default, each Debtor shall, upon the request of the Administrative Agent, instruct all Account Debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent), or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent, pursuant to which such Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account.  All payments made to the Administrative Agent as provided in the preceding sentence shall be immediately deposited in the Collateral Account.  In addition to the foregoing, each Debtor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Pledged Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Debtor shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by such Debtor for and as the property of the Administrative Agent and the Secured Parties and shall not be commingled with any other funds or property of such Debtor.

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SECTION 4.3         Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent; provided, however, that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if so instructed by the Revolving Credit Lenders as specified in the Credit Agreement, shall) in its (or their) sole and absolute discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof, and (ii) if requested by the Borrower, such Permitted Investments may be held in the name and under the control of one or more of the Revolving Credit Lenders (and, in that connection, each Revolving Credit Lender, pursuant to Section 11.4 of the Credit Agreement, has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

SECTION 4.4         Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time, and second as collateral security for the other Secured Obligations hereunder, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in this Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

ARTICLE V  Covenants; Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Debtors hereby jointly and severally agree with each Secured Party and the Administrative Agent as follows:

SECTION 5.1         Delivery and Other Perfection.  Each Debtor shall:

5.1.1        if there shall be received by such Debtor any of the above-described shares, securities or property required to be pledged by such Debtor under clauses (a), (b), (c), (d) and (e) of Section 3.01 hereof or any distribution of capital shall be made on or in respect of the Pledged Interests or any Property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of any LLC or Partnership, or pursuant to the reorganization thereof, forthwith either (x) transfer and deliver to the Administrative Agent such shares, capital, Property or securities so received by such Debtor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Pledged Collateral, or (y) take such other action as the Administrative Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, capital or Property in said clauses (a), (b), (c), (d) and (e) and until such time of transfer hold such shares, securities, money, property or capital in trust for the sole benefit of the Secured Parties, segregated from the other property of each Debtor;

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5.1.2        deliver and pledge to the Administrative Agent, for the benefit of the Secured Parties, any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided, however, that so long as no Event of Default shall have occurred and be continuing, such Debtor may retain for collection in the ordinary course any Instruments received by such Debtor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Debtor, make appropriate arrangements for making any other Instrument pledged by such Debtor available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

5.1.3        maintain the security interest created by this Agreement as a first priority perfected security interest subject only to Prior Liens and defend such security interest against claims and demands of all Persons whomsoever and give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence and during the continuance of an Event of Default, causing any or all of the Securities Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Debtor copies of any notices and communications received by it with respect to the Securities Collateral) and if any amount payable under or in connection with any of the Interests or Partnership Interests shall be or become evidenced by any Instrument (including any promissory note) or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement;

5.1.4        keep full and accurate books and records relating to the Pledged Collateral, and stamp or otherwise mark all such material books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

5.1.5        furnish to the Administrative Agent upon its request, but not more than quarterly, statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with such Copyright Collateral, Patent Collateral and Trademark Collateral, as the Administrative Agent may reasonably request, all in reasonable detail;

5.1.6        promptly notify the Administrative Agent in writing of the details of any Commercial Tort Claim, and take such actions as the Administrative Agent shall request in order to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected and first priority security interest therein and in the Proceeds thereof;

5.1.7        promptly upon the reasonable request of the Administrative Agent, following receipt by the Administrative Agent of any statements, schedules or reports pursuant to clause (e) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Pledged Collateral under this Agreement;

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5.1.8        permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Pledged Collateral;

5.1.9        permit representatives of the Administrative Agent to appraise any or all of the Pledged Collateral, at such intervals and by such appraisers as the Administrative Agent may reasonably request;

5.1.10      upon the occurrence and during the continuance of any Event of Default, permit representatives of the Administrative Agent to be present at such Debtor’s place of business to receive copies of all communications and remittances relating to the Pledged Collateral, and forward copies of any notices or communications received by such Debtor with respect to the Pledged Collateral, all in such manner as the Administrative Agent may require;

5.1.11      upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, promptly notify (and such Debtor hereby authorizes the Administrative Agent so to notify) each Account Debtor in respect of any Accounts or Instruments that such Pledged Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties hereunder, and that any payments due or to become due in respect of such Pledged Collateral are to be made directly to the Administrative Agent; and

5.1.12      to the extent permitted by law, pay, and save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement.

SECTION 5.2         Other Financing Statements and Liens.  Without the prior written consent of the Administrative Agent (granted with the authorization of the Revolving Credit Lenders as specified in the Credit Agreement), no Debtor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties other than with respect to Prior Liens and Permitted Encumbrances.

SECTION 5.3         Preservation of Rights.  Regardless of whether or not there shall have occurred any Event of Default, the Administrative Agent may institute and maintain, or cause in its name or in the name of the Debtors to be instituted and maintained, such suits and proceedings as the Administrative Agent may reasonably deem to be necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral in contravention of the terms of the Credit Documents.  Without limiting their right to make dispositions or abandonments of Collateral to the extent permitted by the Credit Agreement, the Debtors agree not to knowingly take or permit to be taken any action which would impair the Pledged Collateral or the Administrative Agent’s rights in the Pledged Collateral.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Pledged Collateral.

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SECTION 5.4         Special Provisions Relating to Certain Collateral.

5.4.1        Pledged Securities and Pledged Obligations.

(1)           The Debtors will cause the Pledged Stock to constitute at all times, with respect to (x) any Issuer other than a Foreign Subsidiary, all of the shares of each class of capital stock of each such Issuer then owned by any Debtor, and (y) any first tier Foreign Subsidiary, such amount of the shares of capital stock of each such Issuer as will (subject to Section 3(a) hereof) result in not less than (nor greater than) 65% of the total combined voting power of all classes of capital stock of any such Issuer.

(2)           So long as no Event of Default shall have occurred and be continuing, the Debtors shall have the right to exercise all voting, consensual, partnership, managerial and membership rights and powers and other powers of ownership pertaining to the Pledged Securities (collectively, the “Voting Powers”) for all purposes not inconsistent with the terms of this Agreement, the other Credit Documents or any other instrument or agreement referred to herein or therein; provided, however, that each Debtor agrees that no vote shall be cast or membership or partnership right exercised or other action taken which materially impair the Pledged Securities (other than pursuant to a transaction expressly permitted under the Credit Agreement) or which would be inconsistent with or result in any violation of any provision of any of this Agreement or any other Credit Document.  The Administrative Agent shall execute and deliver to the Debtors, or cause to be executed and delivered to the Debtors, all such proxies, powers of attorney, dividend and other orders, and all such instruments, in each case without recourse or warranty, as the Debtors may reasonably request for the purpose of enabling the Debtors to exercise the Voting Powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).  Upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s sole and absolute option and following written notice from the Administrative Agent to the Debtors (such written notice to be effective immediately upon the giving thereof as provided below), all rights of the Debtors to exercise the Voting Powers they are entitled to exercise pursuant to this Section 5.04(a)(2), and the obligations of the Administrative Agent under this Section 5.04(a)(2), shall cease, and all such Voting Powers shall thereupon become transferred to and vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such Voting Powers, including, without limitation, the right to act by shareholder, partner, member or other interestholder consent.  Such authorization shall constitute an irrevocable voting proxy from each Debtor to the Administrative Agent or, at the Administrative Agent’s option, to the Administrative Agent’s nominee.

(3)           Subject to Section 5.04(a)(4) below, the Debtors shall be entitled to receive and retain any dividends or distributions on the Pledged Securities to the extent that the payment of such dividends is permitted by the Credit Agreement.

(4)           If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Revolving Credit Lender exercises any available right to declare any Secured

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Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Securities shall be paid directly to the Administrative Agent and retained by it as part of the Pledged Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Debtors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end; provided, however, that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall (except to the extent theretofore applied to the Secured Obligations) promptly be returned by the Administrative Agent to the Debtors, without interest and without recourse or warranty.

(5)           The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Debtor, endorsed or assigned in blank or in favor of the Administrative Agent.  The applicable Debtor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.  The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

(6)           Upon the occurrence and during the continuance of an Event of Default, in order to fully effectuate the Administrative Agent’s Voting Powers pertaining to the Pledged Securities, such Debtor, upon the request of the Administrative Agent, shall secure (if not already secured by the Administrative Agent) executed resignations of the officers, directors or representatives of any members committee of or the officers or directors of the general partner of each issuer whose securities constitute Pledged Securities in order that the Administrative Agent may elect or appoint the officers, directors or representatives of such members committee of or the officers or directors of the general partner of such issuer.  After the occurrence and during the continuance of any such Event of Default, this Section 5.04(a)(6) shall constitute and grant an irrevocable proxy which shall become effective and shall entitle the Administrative Agent, at its election, to vote the Pledged Securities upon any and all corporate, limited liability company or partnership matters; provided, however, that the foregoing proxy shall be construed so that, and shall be limited to the extent necessary so that, the Administrative Agent shall not be or become liable as a general partner or member.

(7)           So long as no Event of Default has occurred and be continuing, and to the extent not prohibited by the Credit Agreement, each Debtor shall be entitled to receive and retain principal and interest payments, if any, paid on the Pledged Obligations.

(8)           Upon the occurrence and during the continuance of an Event of Default, (i) all rights of each Debtor to receive or demand, as the case may be,

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principal and interest payments which such Debtor is authorized to receive or demand pursuant to Section 5.04(a)(7) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive or demand, as the case may be, and retain such principal and interest payments (and all other payments in respect of the Pledged Obligations); in addition, all principal and interest payments (and all other payments in respect of the Pledged Obligations) which are received by any Debtor contrary to the provisions of this Section 5.07(a)(8) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Debtor and shall be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement), and (ii) all rights of each Debtor to exercise any rights and powers (including the right to receive and retain payments on the Pledged Obligations) which it would otherwise be entitled to exercise pursuant to Section 5.04(a)(7) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise all such rights and powers until such Event of Default shall have been cured or waived in accordance with the Credit Agreement, at which time all such rights shall thereupon become revested in such Debtor and amounts not applied to Loans shall be remitted to such Debtor.  Any and all money and other Property paid over to or received by the Administrative Agent as Pledged Collateral and retained by the Administrative Agent pursuant to the provisions of this Section 5.04(a)(8) shall be retained by the Administrative Agent in the Collateral Account upon receipt of money or other property and shall be applied in accordance with the provisions of Section 5.09 hereof.  Upon the occurrence and during the continuance of an Event of Default, each Debtor further agrees that so long as the Pledged Obligations continue to be Pledged Collateral under this Agreement, such Debtor will not permit any of the notes, instruments or other agreements evidencing the Pledged Obligations to be amended, modified or changed in any way, nor will such Obligor accept any waiver, indulgence, modification or other departure by any obligor under such Pledged Obligations from any provision of the Pledged Obligations, without first obtaining written consent of the Administrative Agent.

(9)           Each Debtor hereby represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Securities and the Pledged Obligations (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights of the Pledged Securities), and each Debtor agrees that the Administrative Agent shall have no responsibility or liability for informing such Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

(10)         The Administrative Agent may, upon the occurrence and during the continuation of an Event of Default, without notice and at its option, transfer or register the Pledged Securities and the Pledged Obligations or any part thereof, into its or its nominee’s name, or endorse any of the Pledged Obligations for negotiation, without any indication that such Pledged Collateral is subject to the security interest hereunder.

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5.4.2        Intellectual Property.

(1)           For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 5.05 hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2)           Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.6 of the Credit Agreement that limit the right of the Debtors to dispose of their respective property, so long as no Material Adverse Effect would result therefrom, the Debtors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, abandon, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Debtors.  In furtherance of the foregoing, unless a Material Adverse Effect would result therefrom, the Administrative Agent shall from time to time, upon the request of the respective Debtor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Debtor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 5.04(b)(1) as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations (other than contingent obligations and indemnities which survive) and cancellation or termination of the Revolving Credit Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Pledged Collateral, the Administrative Agent shall grant back to the Debtors the license granted pursuant to Section 5.04(b)(1).  The exercise of rights and remedies under Section 5.05 hereof by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Debtors in accordance with the first sentence of this Section 5.04(b)(2).

5.4.3        Motor Vehicles.  At any time after the occurrence and during the continuance of an Event of Default, each Debtor shall, upon the request of the Administrative Agent, deliver to the Administrative Agent originals of the certificates of title or ownership for the Motor Vehicles, and any other Equipment covered by certificates of title or ownership, owned by it with the Administrative Agent listed as lienholder.

SECTION 5.5         Events of Default; Remedies; Etc.  During the period during which an Event of Default shall have occurred and be continuing:

5.5.1        each Debtor shall, at the request of the Administrative Agent, assemble the Pledged Collateral owned by it at such place or places in the contiguous United States, reasonably convenient to both the Administrative Agent and such Debtor, designated in its request;

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5.5.2        the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of any of the Pledged Collateral;

5.5.3        the Administrative Agent shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership  pertaining to the Pledged Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right);

5.5.4        the Administrative Agent in its sole and absolute discretion may, in its name or in the name of the Debtors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall be under no obligation to do so; and

5.5.5        the Administrative Agent may, upon ten business days’ prior written notice to the Debtors of the time and place, with respect to the Pledged Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Revolving Credit Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Pledged Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Revolving Credit Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Debtors, any such demand, notice and right or equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Debtors shall supply to the Administrative Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned, subject to notice as may be required by law.  In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.  For purposes of redemption only, (i) a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof, (ii) the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and (iii) no Debtor shall be entitled to the return of the Pledged Collateral or

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any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 5.05 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610 of the UCC or its equivalent in other jurisdictions.  If, under mandatory requirements of applicable law, the Administrative Agent shall be required to make disposition of the Pledged Collateral within a period of time that does not permit the giving of notice to the Debtors as herein before provided, the Administrative Agent need give the Debtors only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b) hereof, shall be applied in accordance with Section 5.09 hereof.

The Debtors recognize that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities or Pledged Obligations, to limit purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Debtors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent and the Debtors than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Securities or Pledged Obligations for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

Anything herein to the contrary notwithstanding, in any such event the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make a private sale of the Pledged Securities notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof.  In the event of any such sale, the Administrative Agent shall incur no responsibility or liability to any Debtor for selling all or any part of the Pledged Securities at a price which the Administrative Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

Each of the Debtors further agrees to use its diligent best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities or Pledged Obligations pursuant to this Section 5.05 valid and binding and in compliance with any and all other applicable Requirements of Law, but none of the Debtors shall have an obligation to register or qualify such sale under any federal or state securities laws.  Each of the Debtors further agrees that a breach of any of the covenants contained in this Section 5.05

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will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.05 shall be specifically enforceable against such Debtor, and, to the extent permitted by law, such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 5.6         Deficiency.  If the proceeds of sale, collection or other realization of or upon the Pledged Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Debtors shall remain liable for any deficiency.

SECTION 5.7         Removals, Name Change, Etc.  Without at least 30 days’ prior written notice to the Administrative Agent, no Debtor shall (i) maintain any of its books and records with respect to the Pledged Collateral at any office or maintain its principal place of business at any place other than at the address set forth in Schedule 2 hereto, or permit any Inventory or Equipment to be located anywhere, other than at one of the locations identified in Annex 6 hereto or at the premises of a Person processing or storing such Inventory (if as to any Inventory or Equipment with an aggregate fair market value in excess of $1.0 million such Person has executed UCC Financing Statements naming such Debtor as secured party (which financing statements are hereby assigned to the Administrative Agent) or such Person has executed a supplier subordination agreement satisfactory to the Majority Revolving Credit Lenders in form and substance) or in transit from one of such locations to another, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

SECTION 5.8         Private Sale.  No Secured Party shall incur liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner.  Each Debtor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Pledged Collateral may have been sold at any such private sale held in a commercially reasonable manner was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

SECTION 5.9         Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the reasonable costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the indefeasible payment in full in cash of the Secured Obligations (other than Swap Obligations), in accordance with the terms of the Credit Agreement;

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Next, to the indefeasible payment in full in cash pro rata of the Swap Obligations in accordance with the terms of the Swap Contracts; and

Finally, to the payment to the respective Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, “proceeds” of Pledged Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Pledged Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Debtors or any issuer of or obligor on any of the Pledged Collateral.  Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time, and second to the other Secured Obligations in the manner provided above in this Section 5.09.

SECTION 5.10       Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Debtor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon and during the continuance of any Event of Default, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Pledged Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Debtor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.  Each Debtor agrees, in the absence of willful wrongdoing or gross negligence, that neither the Administrative Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 5.10.

SECTION 5.11       Perfection.  Prior to or concurrently with the execution and delivery of this Agreement and upon the acquisition or creation of any securities of or interests in any Issuer, LLC or Partnership the securities or interests in which are required to be pledged hereunder, (i) the Administrative Agent is authorized to file such financing statements and other documents in such offices as the Administrative Agent may deem appropriate to perfect the security interests granted by Section 3 of this Agreement, (ii) deliver to the Administrative Agent all certificates identified in Annex 1A hereto, accompanied by undated stock powers duly executed in blank, and (iii) deliver to the Administrative Agent all Pledged Obligations identified on Schedule 1B hereto.

SECTION 5.12       Termination.  When all Secured Obligations shall have been paid in full in cash (other than surviving indemnities and other contingent obligations) and the Revolving Credit Commitments of the Revolving Credit Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of the respective Debtor and

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to be released and canceled all licenses and rights referred to in Section 5.04(b) hereof.  The Administrative Agent shall also execute and deliver to the respective Debtor upon such termination or upon the sale or other disposition of Property permitted by Section 9.6 of the Credit Agreement such UCC termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Debtor to effect the termination and release of the Liens on the Pledged Collateral.

SECTION 5.13       Expenses.  The Debtors jointly and severally agree to pay to the Administrative Agent (and, to the extent provided in the Credit Agreement, each of the Secured Parties) all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Administrative Agent or any Secured Party of any obligations of the Debtors in respect of the Pledged Collateral which the Debtors have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and for the care of the Pledged Collateral and defending or asserting rights and claims of the Administrative Agent or any Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Administrative Agent and the Secured Parties secured under Section 3 hereof.

SECTION 5.14       Further Assurances.  Each Debtor agrees that, from time to time upon the written request of the Administrative Agent, such Debtor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

SECTION 5.15       Irrevocable Authorization and Instruction to Issuers, LLCs and Partnerships.  Each of the Debtors hereby authorizes and instructs each Issuer, LLC and Partnership to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing, and (b) is otherwise in accordance with the terms of this Agreement and any other Credit Document to which it is a party, without any other or further instructions from such Debtor, and such Debtor agrees that each Issuer, LLC and Partnership shall be fully protected in so complying.

SECTION 5.16       Effect of Sale, etc.

5.16.1      Any sale or resales pursuant to the provisions of this Agreement, whether under any right or power granted hereby or thereby or pursuant to any legal proceedings, shall operate to divest, to the full extent permitted by applicable law, each Debtor of all right, title, interest, claim and demand whatsoever either at law or in equity, of, in and to the Pledged Collateral, or any part thereof, so sold, and any Property so sold shall, to the full extent permitted by applicable law, be free and clear of any and all rights of redemption by, through or under such Debtor.  At any such sale any Revolving Credit Lender may bid for and purchase the Pledged Collateral sold, to the full extent permitted by applicable law, and may make payment therefor as set forth in clause (b) of this Section 5.16, and any such Revolving Credit Lender so purchasing any such Pledged Collateral, upon compliance with the terms of sale, may hold, retain and dispose of such Pledged Collateral without further accountability.

5.16.2      The receipt by the Administrative Agent, or by any Person authorized under any judicial proceedings to make such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Pledged Collateral, or of any part thereof, sold as aforesaid; and

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no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale.  In the event that, at any such sale, any Revolving Credit Lender is the successful purchaser, it shall be entitled, for the purpose of making settlement or payment, to use and apply such Pledged Collateral to the Secured Obligations by crediting thereon the amount apportionable and applicable thereto out of the net proceeds of such sale.

ARTICLE VI  Miscellaneous.

SECTION 6.1         No Waiver.  No failure on the part of the Administrative Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the  Administrative Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 6.2         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts without regard to principles of conflicts of law thereof.

SECTION 6.3         Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.2 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.2.

SECTION 6.4         Waivers, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Debtor and the Administrative Agent (with the consent of the Revolving Credit Lenders as specified in the Credit Agreement). Any such amendment or waiver shall be binding upon each Secured Party, each holder of any of the Secured Obligations and each Debtor.

SECTION 6.5         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Debtor, the Secured Parties and each holder of any of the Secured Obligations (provided, however, that no Debtor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

SECTION 6.6         Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

SECTION 6.7         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 6.8         Agents.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

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SECTION 6.9         Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.10       Administrative Agent Not a Member.  Nothing contained in this Agreement shall be construed or interpreted (a) to transfer to the Administrative Agent or any Secured Party any of the obligations of a partner of a Partnership or a member or manager of any LLC, or (b) to constitute the Administrative Agent or any Secured Party a partner of a Partnership or a member or manager of any LLC.

SECTION 6.11       Restoration of Rights and Remedies.  If the Administrative Agent shall have instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Administrative Agent, then and in every such case the Administrative Agent and the Debtors and the Secured Parties shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions under this Agreement and under the other Credit Documents, and thereafter all rights and remedies of the Administrative Agent shall continue as though no such proceeding had been instituted.

SECTION 6.12       Cumulative Remedies.  No remedy under this Agreement is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment or performance of the Secured Obligations operate to prejudice, waive or affect the security of this Agreement or any rights, powers or remedies under this Agreement, nor shall the Administrative Agent or any Secured Party be required to look first to, enforce or exhaust any such other or additional security, collateral or guaranties.

SECTION 6.13       Waivers by Debtors.

6.13.1      The Debtors make each of the waivers included in Section 6.13 (b), below, knowingly, voluntarily, and intentionally, and understand that the Administrative Agent and each Secured Party, in establishing the facilities contemplated by the Credit Agreement and in providing loans and other financial accommodations to or for the account of the Borrower as provided in the Credit Agreement, whether now or in the future, is relying on such waivers.

6.13.2      EACH DEBTOR WAIVES THE FOLLOWING:

(i)            THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY OR IN WHICH THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE DEBTORS OR ANY OTHER PERSON AND THE

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ADMINISTRATIVE AGENT AND EACH SECURED PARTY LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

(ii)           Except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE DEBTORS WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE THEREOF, and, to the full extent permitted by applicable law, each Debtor hereby further waives:

(A)          all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent’s gross negligence, bad faith or willful misconduct;

(B)           all other requirements as to the time, place and terms of sale or other requirements, with respect to the enforcement of the Administrative Agent’s and the Secured Parties’ rights and powers hereunder; and

(C)           all rights of redemption, appraisement, valuation, stay, marshaling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Agreement or the sale or other disposition of the Pledged Collateral or any portion thereof, and each Debtor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

(iii)          Each Debtor hereby waives notice of acceptance of this Agreement and of extensions of credit under the Credit Documents or under any other agreement, note, document or instrument now or at any time or times hereafter executed by such Debtor and delivered to the Administrative Agent or any Secured Party.  Each Debtor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Debtor might otherwise be entitled, except as otherwise expressly provided in this Agreement or in the other Credit Documents.

(iv)          Each Debtor (to the extent that it may lawfully do so) covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Credit Document; and each Debtor (to the extent that it may lawfully do so) hereby expressly waives

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and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or therein granted and delegated to the Administrative Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

SECTION 6.14       Additional Collateral.  Without notice or consent of any Debtor and without impairment of the security interests and rights created by this Agreement, the Administrative Agent may accept from any person or persons additional collateral or other security for the Secured Obligations.  Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall prevent the Administrative Agent from resorting to such additional collateral or security or to the Pledged Collateral, in any order without affecting the Administrative Agent’s rights hereunder.

SECTION 6.15       Obligations Absolute.  Subject to non-waivable provisions of applicable law, the liability of each Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by: (a) any change in the time, place or manner of payment of all or any of the Secured Obligations, or in any other term of the Credit Documents, the Notes, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Notes or any other Credit Document or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of the Notes or any other Credit Document; (c) any furnishing of any additional security for the Secured Obligations or any acceptance thereof or any release or non-perfection of any security interest in the Pledged Collateral; (d) any limitation on any party’s liability or obligations under the Notes or any other Credit Document; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Debtor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not any Debtor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or amendment or waiver of or consent to departure from any agreement pursuant to which a Lien is created in favor of the Administrative Agent for the benefit of the Secured Parties, pursuant to which a person other than any Debtor has granted a security interest; or (g) to the extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Debtor.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

TUESDAY MORNING CORPORATION

By:
Name:	Mark E. Jarvis
Title:	Executive Vice President and Chief Financial Officer

TMI HOLDINGS, INC.

By:
Name:	Alan Oppenheimer
Title:	President

TUESDAY MORNING, INC.

By:
Name:	Mark E. Jarvis
Title:	Executive Vice President and Chief Financial Officer

FRIDAY MORNING, INC.

By:
Name:	Mark E. Jarvis
Title:	Executive Vice President and Treasurer

DAYS OF THE WEEK, INC.

By:
Name:	Mark E. Jarvis
Title:	Secretary

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NIGHTS OF THE WEEK, INC.

By:
Name:	Alan Oppenheimer
Title:	President

TUESDAY MORNING PARTNERS, LTD.

By:	Days of the Week, Inc., its General Partner

By:
Name:	Mark E. Jarvis
Title:	Secretary

FLEET NATIONAL BANK, as Administrative Agent

By:
Name:	Linda H. Thomas
Title:	Managing Director

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ANNEX 1A TO
SECURITY AGREEMENT

PLEDGED STOCK

TUESDAY MORNING CORPORATION

Issuer	Certificate Nos.	Registered Owner	Number of Shares

TMI Holdings, Inc.	1	Tuesday Morning Corporation	10

TMI HOLDINGS, INC.

Issuer	Certificate Nos.	Registered Owner	Number of Shares

Tuesday Morning Inc.	2	TMI Holdings, Inc.	10

TUESDAY MORNING, INC.

Issuer	Certificate Nos.	Registered Owner	Number of Shares

Friday Morning, Inc.	1	Tuesday Morning, Inc.	1000

Days of the Week, Inc.	1	Tuesday Morning, Inc.	100

Nights of the Week, Inc.	1	Tuesday Morning, Inc.	100

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PLEDGED INTERESTS

DAYS OF THE WEEK, INC.

Partnership	Partnership Interests

Tuesday Morning Partners, Ltd.	1.0% General Partnership Interest

NIGHTS OF THE WEEK, INC.

Partnership	Partnership Interests

Tuesday Morning Partners, Ltd.	99.0% Limited Partnership Interest

36

ANNEX 1B TO
SECURITY AGREEMENT

PLEDGED OBLIGATIONS

TUESDAY MORNING CORPORATION:

Name of Obligor	Original Principal Amount	Date of Note	Final Maturity Date

TMI Holdings, Inc.	$93,000,000	11/01/2001	11/01/2011

TMI HOLDINGS, INC.:

Name of Obligor	Original Principal Amount	Date of Note	Final Maturity Date

Tuesday Morning, Inc.	$95,000,000	11/01/2001	11/01/2011

37

ANNEX 2 TO
SECURITY AGREEMENT

COPYRIGHTS

None

38

ANNEX 3 TO
SECURITY AGREEMENT

PATENTS

None

39

ANNEX 4 TO
SECURITY AGREEMENT

TRADEMARKS

40

ANNEX 5 TO
SECURITY AGREEMENT

LICENSE AND OTHER USER AGREEMENTS

41

ANNEX 6 TO
SECURITY AGREEMENT

INVENTORY LOCATIONS

42

SCHEDULE 1 TO
SECURITY AGREEMENT

Uniform Commercial Code Filings

State	Filing Office	Document Filed

43

SCHEDULE 2 TO
SECURITY AGREEMENT

Principal Place of Business, Chief Executive Office and Location of Records

44

SCHEDULE 3 TO
SECURITY AGREEMENT

Prior Liens

45

EXHIBIT A TO
SECURITY AGREEMENT

ACKNOWLEDGMENT AND CONSENT

                                            (the “                 ”) hereby acknowledges receipt of a copy of the foregoing Security Agreement (the “Security Agreement”), and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.                          agrees that the terms of paragraph 5.05 of the Security Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 5.05 of the Security Agreement.   Capitalized terms used herein and not defined herein shall have the meaning given to them in the Security Agreement.

Date:

By:
Title:

Address for notices:

46

Exhibit E

[Form of Notice of Assignment]

NOTICE OF ASSIGNMENT

                            , 20

Tuesday Morning Corporation
14621 Inwood Road
Dallas, Texas 75244

Attention: Mark E. Jarvis, Chief Financial Officer

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110

Attention:  Loan Administration

Re:                               Credit Agreement, dated as of September 27, 2002 (as amended, modified or supplemented, the “Credit Agreement”), among Tuesday Morning Corporation, a Delaware corporation (“Borrower”), the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent

Ladies and Gentlemen:

1.                                       Assignment and Assumption:

We hereby give notice that, effective as of the date hereof (the “Effective Date”), [Name of Assignor] (the “Assignor”) has assigned its rights and obligations with respect to           % (representing $              ) of the Assignor’s outstanding Revolving Credit Commitment and Revolving Credit Loans (such interest in such rights and obligations being hereinafter referred to as the “Assigned Interest”) under the Credit Agreement to [Name of Assignee] (the “Assignee”). The Assignee hereby agrees (i) to become a “Revolving Credit Lender” pursuant to Section 12.6(b) of the Credit Agreement (if not already a Revolving Credit Lender under the Credit Agreement) and (ii) agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest and comply with all of the provisions relating to a “Revolving Credit Lender” under the Credit Documents.

2.                                       Notice Addresses; Payment Instructions:

The address for notices, lending office(s) and payment instructions for the Assignee are as follows:

Address for Notices:

Attention:

Telephone:

Telecopier:

Lending Office for Alternate Base Rate Loans:

Lending Office for Loans other than Alternate Base Rate Loans:

Payment Instructions:

3.                                       Representations by Assignor:

The Assignor represents that as of the Effective Date:

a.                                       The Assignor is the legal and beneficial owner of the interest being assigned hereby free and clear of any liens and encumbrances.

b.                                      The principal balance due to the Assignor on account of the Revolving Credit Note held by the Assignor is $                                   .

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4.                                       Exclusion of Warranties by Assignor:

The Assignor:

a.                                       Makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto.

b.                                      Makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under any Credit Document or any other instrument or document furnished pursuant hereto or thereto.

c.                                       Attaches the Revolving Credit Note of which the Assignor is the holder and requests that the Administrative Agent cause the Borrower’s exchange of such Note for new Revolving Credit Notes payable to the Assignor and the Assignee reflecting the assignment referenced above.

5.                                       Assignee’s Representations, Warranties and Agreements:

The Assignee:

a.                                       Confirms that it has received a copy of the Credit Agreement (and any amendment thereto), the most recent financial statements then to have been delivered pursuant to the Credit Agreement, and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this assignment and assumption.

b.                                      Confirms and represents that, independently and without reliance upon the Assignor, the Administrative Agent or any other Revolving Credit Lender, and based on such documents and information as the Assignee deems appropriate, has made such Person’s own credit decision to join in the credit facility contemplated by the Credit Documents and to become a “Revolving Credit Lender”.

c.                                       Confirms and represents that the Assignee will continue to make such Person’s own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents independently and without reliance upon the Assignor, the Administrative Agent or any other Revolving Credit Lender and based on such documents and information as the Assignee shall deem appropriate at the time.

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d.                                      Appoints and authorizes the Administrative Agent to take such action on behalf of the Assignee and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.

e.                                       Agrees that the Assignee will perform, in accordance with their terms, all of the obligations which, by the terms of the Credit Agreement and all other Credit Documents are required to be performed by it as a “Revolving Credit Lender” as if the Assignee had been a signatory thereto and to any amendments thereof.

f.                                         Represents and warrants that it is legally authorized to enter into this assignment and assumption and to perform its obligations hereunder, under the Credit Agreement and under the Credit Documents.

6.                                       Effect of Assignment and Assumption:

Following delivery, acceptance and recording by the Administrative Agent of this assignment and assumption, from and after the Effective Date:

a.                                       The Assignee shall be a party to the Credit Agreement and the other Credit Documents (and any amendments thereto) and to the extent of the Assigned Interest, have the rights and obligations of a Revolving Credit Lender thereunder.

b.                                      The Assignor shall be released from the Assignor’s obligations under the Credit Agreement and the other Credit Documents to the extent of the Assigned Interest.

c.                                       The Administrative Agent shall make all payments in respect of the interest in the Revolving Credit Loans assigned hereby (including payments of principal, interest, and applicable fees) to the Assignee.

d.                                      The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment and assumption directly between themselves.

7.                                       Massachusetts Law:

This assignment and assumption shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned

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assignment and assumption, the Assignee hereby agrees to pay to the Administrative Agent on the date hereof an assignment fee of $3,500.00, except as provided in the Credit Agreement.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

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ACKNOWLEDGED OR CONSENTED TO (AS APPLICABLE):

FLEET NATIONAL BANK, as Administrative Agent

By:
Name:
Title:

FLEET NATIONAL BANK, as Issuing Lender

By:
Name:
Title:

TUESDAY MORNING CORPORATION, as Borrower

By:
Name:
Title:

6

Exhibit F

[Form of Mortgage]

REVOLVING CREDIT DEED OF TRUST,
ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING

BY

FRIDAY MORNING, INC.,
TUESDAY MORNING, INC. and TUESDAY MORNING PARTNERS, LTD.

Grantor,

TO

Thomas M. Horton,
as Trustee,
for the benefit of

FLEET NATIONAL BANK,
as Administrative Agent,

Beneficiary

Relating to Premises in:

Dallas County, Texas

$160,000,000.00

Dated as of: September 27, 2002

After recording, please return this instrument to:

Riemer & Braunstein LLP

3 Center Plaza
Boston, Massachusetts 02108
Attention: David S. Berman, Esquire

i

ii

iii

REVOLVING CREDIT DEED OF TRUST,
ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING

REVOLVING CREDIT DEED OF TRUST, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”), dated as of September 27, 2002, made by FRIDAY MORNING, INC., a Texas corporation, TUESDAY MORNING, INC., a Texas corporation, and TUESDAY MORNING PARTNERS, LTD., a Texas Limited Partnership, each having an office at 14621 Inwood Road, Dallas, Texas 75224, collectively and singly, jointly and severally, as grantor, assignor and debtor (collectively, in such capacities and together with any successors in such capacities, “Grantor,” as that term is further defined below), in favor of Thomas M. Horton, as trustee, having an office at 6500 East Mockingbird Lane, Suite 115, Dallas, Texas 75214 (together with its successors in such capacity, the “Trustee”) for the benefit of FLEET NATIONAL BANK, having an office at 100 Federal Street, Boston, Massachusetts 02110, as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, “Beneficiary”) as Administrative Agent for the lending institutions (the “Lenders”) from time to time party to the Credit Agreement (as hereinafter defined).

R E C I T A L S :

A.            Pursuant to a certain credit agreement, dated as of September 27, 2002 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement” capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), between, among others,  Grantor, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent and Issuing Lender, the Lenders have agreed (i) to make to or for the account of the Grantor a certain Revolving Credit Loan up to an aggregate principal amount of $160,000,000.00 and (ii) to issue certain Letters of Credit for the account of Grantor.

B.            It is contemplated that Grantor or one or more of its Subsidiaries may enter into one or more Swap Contracts with one or more of the Lenders or their respective Affiliates (all obligations of Grantor now existing or hereafter arising under such Swap Contracts with any Lender or any Affiliate of a Lender, collectively, the “Swap Obligations”).

C.            Grantor is the owner of the Property (as hereinafter defined).

D.            It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the Issuing Lender issuing Letters of Credit under the Credit Agreement or entering into the Swap Contracts that Grantor execute and deliver the applicable Credit Documents, including this Deed of Trust.

E.             This Deed of Trust is given by Grantor in favor of Beneficiary for its benefit, the benefit of its Affiliates, and the benefit of the Lenders (and any Affiliate of any Lender with respect to Swap Obligations) (collectively, the “Secured Parties”) to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of (i) all Obligations of Grantor or any Subsidiary of Grantor now existing or hereafter arising under or in respect of the Credit Agreement, all Swap Obligations of Grantor now existing or hereafter arising under or in respect of any Swap Contract (including, without limitation, Grantor’s obligation to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Swap Contract), any and all direct or indirect liabilities, debts and obligations of Grantor to the Beneficiary or any Affiliate of the Beneficiary, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of Grantor pursuant to any Credit Document, including cash management services, treasury services and automated clearinghouse transfers, and (ii) without duplication of the amounts described in clause (i), all Obligations of Grantor now existing or hereafter arising under or in respect of this Deed of Trust or any other Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in this Deed of Trust or in any other Security Document, in each case whether in the regular course of business or otherwise (the obligations described in clauses (i) and (ii), collectively, the “Secured Obligations”)

G R A N T I N G  C L A U S E S :

For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor, subject to the terms of this Deed of Trust, hereby grants, mortgages, bargains, sells, assigns and conveys unto Trustee, in trust, with powers of sale, and hereby creates for the benefit of Beneficiary, a security interest in and upon, all Grantor’s right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the “Property”):

A.            Any and all present estates or interest of Grantor in the land described in Schedule A, together with all Grantor’s reversionary rights in and to any and all easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, the “Land”);

B.            Any and all estates or interests of Grantor in the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the “Improvements” together with the Land, the “Premises”);

C.            Any and all interests of Grantor in all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished in connection with the operation or maintenance of the Premises, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, excluding, however, any of the foregoing which may not be mortgaged or pledged as collateral security under the provisions of any applicable law, rule or regulation of any applicable Governmental Authority;

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D.            Any and all interest of Grantor in all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or operation thereof, including, without limitation, all utility systems, fire sprinkler and alarm systems, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment, and all other articles used or useful in connection with the maintenance or operation of any part of the Premises (collectively, the “Equipment”);

E.             All Grantor’s right, title and interest as landlord, franchisor, licensor or grantor, in all leases and sub-leases of space, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a “Lease”), whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, cash, guaranties, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee’s, franchisee’s, licensee’s or obligee’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Lease (collectively, the “Rents”);

F.             All general intangibles and contract rights relating to the Premises and the Equipment and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto (collectively, the “Contract Rights”) ;

G.            All drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined); and

H.            All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments and refunds of real estate taxes and assessments, including interest thereon (collectively, “Proceeds”);

TO HAVE AND TO HOLD the Property together with the rights, privileges and appurtenances thereto belonging unto (i) Trustee, its substitutes or successors, forever, to the extent the same constitutes real property or an interest therein, and (ii) Beneficiary, to the extent the same does not constitute real property or an interest therein, in either case for the benefit of Beneficiary and Beneficiary’s successors and assigns forever, for the purpose of securing payment and performance by Grantor of the Secured Obligations, and Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Property unto each of Trustee and Beneficiary, their substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any part thereof.

This Deed of Trust is intended to constitute: (i) a security agreement, fixture filing and financing statement under the UCC, (ii) a deed of trust under the Texas Property Code, as amended, and (iii) a notice of assignment of rents or profits under the Texas Property Code, as amended.  This Deed of Trust is also intended to operate and be construed as an absolute present

3

assignment of the rents, issues and profits of the Property, Grantor hereby agreeing that Beneficiary is entitled to receive the rents, issues and profits of the Property prior to an Event of Default and without entering upon or taking possession of the Property.  Some of the items included within the Property are or are to become “fixtures” (as that term is defined in the UCC) on the Land and, as provided under the UCC, this Deed of Trust, upon being filed for record in the real property records of Dallas County, Texas, shall operate also as a “fixture filing” and financing statement upon such of the items which are or may become fixtures.

C O V E N A N T S :

Grantor warrants, represents and covenants to and for the benefit of Beneficiary as follows:

ARTICLE I

WARRANTIES, REPRESENTATIONS AND COVENANTS OF GRANTOR

SECTION 1.1         Payment. Grantor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by Grantor under the Credit Documents and the Swap Contracts.

SECTION 1.2         Authority and Validity. Grantor represents, warrants and covenants that (i) Grantor is duly authorized to execute and deliver this Deed of Trust, and all corporate and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained, (ii) this Deed of Trust is a legal, valid, binding and enforceable obligation of Grantor, and (iii) Grantor has full corporate power and lawful authority to execute and deliver this Deed of Trust and to deed of trust and grant a security interest in the Property as contemplated herein.

SECTION 1.3         Good Title.

1.3.1        Grantor represents, warrants and covenants that (i) Grantor has good and marketable fee simple title to the Premises and the landlord’s interest and estate under or in respect of the Leases and good title to the interest it purports to own in and to each of the Permits, the Equipment and the Contract Rights, in each case subject to no deed of trust, mortgage, pledge, security interest, encumbrance, lien, lease, license, easement, assignment, collateral assignment or charge of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute or any subordination arrangement in favor of any party other than Grantor (collectively, “Liens”; each, a “Lien”), except for those Liens identified on Schedule B (collectively, the “Prior Liens”), (ii) Grantor will keep in effect all rights and appurtenances to or that constitute a part of the Property, (iii) Grantor will protect, preserve and defend its interest in the Property and title thereto, (iv) subject to Section 1.5.5, Grantor will comply with each of the terms, conditions and provisions of any obligation of Grantor which is secured by the Property or the noncompliance with which may result in the imposition of a Lien on the Property, (v) Grantor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Deed of Trust in any action or proceeding affecting or purporting to affect the Property or any of the rights of Beneficiary hereunder, (vi) this Deed of Trust creates and constitutes a valid and enforceable Lien on the Property, and, to the extent any of the Property shall consist of personalty, a security interest in the Property, which Lien and security interest are and will be subject only to (a) Prior Liens (but not to extensions, amendments, supplements or replacements of Prior Liens unless consented to by Beneficiary) and (b) Liens hereafter created and which,

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pursuant to the provisions of Section 1.12, are superior to the Lien and security interests created and evidenced hereby, and Grantor does now and will forever warrant and defend to Beneficiary and all its successors and assigns such title and the validity and priority of the Lien and security interests created and evidenced hereby against the claims of all persons and parties whomsoever, (vii) there has been issued and there remain in effect each and every certificate of occupancy or use or other Permit currently required for the existing use and occupancy by Grantor and, to the best of Grantor’s knowledge, its tenants of the Premises, in each case other than Permits the absence of which would not result in a material impairment of the occupancy or use rights with respect thereto and (viii) the Premises comply in all material respects with all local zoning, land use, set back or other development and use requirements of Governmental Authorities.

1.3.2        Grantor, as soon as practicable but in no event more than two (2) Business Days after obtaining knowledge of the pendency of any proceedings for the eviction of Grantor from the Property or any part thereof by paramount title or otherwise questioning Grantor’s title to the Property as warranted in this Deed of Trust, or of any condition that might reasonably be expected to give rise to any such proceedings, shall notify Beneficiary thereof. Beneficiary may participate in such proceedings, and Grantor will deliver or cause to be delivered to Beneficiary all instruments requested by Beneficiary to permit such participation. In any such proceedings Beneficiary may be represented by counsel satisfactory to Beneficiary at the expense of Grantor. If, upon the resolution of such proceedings, Grantor shall suffer a loss of the Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be, at the option of the Beneficiary, (i) held by Beneficiary as additional collateral to secure the performance by Grantor or the Secured Obligations and (ii) applied as an optional prepayment under Section 2.10 of the Credit Agreement.

SECTION 1.4         Recording Documentation To Assure Security Interest: Fees and Expenses.

1.4.1        Grantor shall, forthwith after the execution and delivery of this Deed of Trust and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating thereto or to any property intended to be subject to the Lien of this Deed of Trust to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Property and the interest and rights of Beneficiary therein. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance required by Trustee or Beneficiary, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

1.4.2        Grantor shall, at the sole cost and expense of Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Trustee or Beneficiary shall from time to time request, which may be necessary in the reasonable judgment of the requesting party from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Beneficiary, the property and rights hereby conveyed or assigned or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or the filing, registering or recording of this Deed of Trust. In the event Grantor shall fail after demand to execute any instrument required to be executed by Grantor under this subsection 1.4.2, Beneficiary may execute the same as the attorney-in-fact for Grantor, such power of attorney being coupled with an interest and irrevocable.

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SECTION 1.5         Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements.

1.5.1        Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges and all other public charges imposed upon or assessed against the Property or any part thereof or upon the Rents. Grantor shall, upon Beneficiary’s request, deliver to Beneficiary, receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Property or any part thereof or the Rents.

1.5.2        From and after the occurrence and during the continuance of an Event of Default (as hereinafter defined), at the option and upon the request of Beneficiary, Grantor shall deposit with Beneficiary, on the first day of each month, an amount estimated by Beneficiary to be equal to one-twelfth of the annual taxes, assessments and other items required to be discharged by Grantor under subsection 1.5.1. Such amounts shall be held by Beneficiary without interest to Grantor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as Beneficiary shall reasonably determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Section 1.5 shall (i) affect any right or remedy of Trustee or Beneficiary under any provision of this Deed of Trust or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at a rate per annum (the “Default Rate”) equal to the highest rate then payable under the Credit Agreement during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve Grantor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Grantor under subsection 1.5.1. Grantor hereby grants to Beneficiary a security interest in all sums held pursuant to this subsection 1.5.2 to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Beneficiary may, at its option, apply all or any part of the sums held pursuant to this subsection 1.5.2 to payment and performance of the Secured Obligations. Grantor shall redeposit with Beneficiary an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfillment of any other required conditions.

1.5.3        Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5, Grantor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker’s compensation insurance, old age pensions and social security benefits, and all other claims, judgments, demands or amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Property or any part thereof, or on the Rents or which might result in forfeiture of all or any part of the Property.

1.5.4        Grantor shall maintain, or cause to be maintained, in full force and effect all permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy the Premises and the Equipment for its intended uses (collectively, “Permits”; each, a “Permit”) other than Permits the absence of which would not result in a material impairment of the occupancy or use rights with respect thereto. Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall comply with all requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or

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similar statute or case law (collectively, “Requirements of Law”) of any Governmental Authority applicable to all or any part of the Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force other than noncompliance which would not result in a material impairment of the condition, use or occupancy thereof. Grantor shall not initiate, join in, or consent to any material change in the zoning or any other permitted use classification of the Premises without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed.

1.5.5        Grantor may, at its own expense, contest the amount or applicability of any of the obligations described in subsections 1.5.1, 1.5.3 or 1.5.4 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Property or any part thereof to satisfy such obligations; provided, however, that in connection with such contest, Grantor shall, at the option of Beneficiary, have made provision for the payment or performance of such contested obligation on Grantor’s books if and to the extent required by GAAP or deposited with Beneficiary to hold for the benefit of Grantor a sum sufficient to pay and discharge such obligation and Beneficiary’s estimate of all interest and penalties related thereto. Any such deposit (and any income earned thereon) not otherwise used to pay such obligation, interest or penalties shall be promptly returned to Grantor.  Notwithstanding the foregoing provisions of this subsection 1.5.5, (i) no contest of any such obligations may be pursued by Grantor if such contest would expose Trustee, Beneficiary or any Lender to any possible criminal liability or, unless Grantor shall have furnished a bond or other security therefor satisfactory to Beneficiary or such Lender, as the case may be, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Grantor pursuant to this subsection 1.5.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Property or any portion thereof because of nonpayment or nonperformance, Grantor shall pay or perform the same, in sufficient time to prevent the delivery of such tax or similar deed or such termination or forfeiture.

1.5.6        Grantor shall not take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Deed of Trust or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment, and Grantor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises or the Equipment; provided, however, that Grantor may, at its own expense and after notice to Beneficiary, (i) contest the applicability or enforceability of any such requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Section 1.7 hereof or (ii) cause the insurance policy containing any such requirement to be replaced by a new policy complying with the provisions of Section 1.7.

1.5.7        Grantor shall, promptly upon receipt of any written notice regarding any failure by Grantor to pay or discharge any of the obligations described in subsection 1.5.1, 1.5.3, 1.5.4 or 1.5.6, furnish a copy of such notice to Beneficiary.

1.5.8        In the event that the proceeds of any tax claim are paid after Beneficiary has exercised its right to foreclose the Lien of this Deed of Trust, such proceeds shall be paid to Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of Beneficiary shall reasonably promptly be released to Grantor.

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SECTION 1.6         Certain Tax Law Changes. In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Deed of Trust, any Swap Contract or any other Credit Document, Grantor shall promptly pay to Beneficiary such amount or amounts as may be necessary from time to time to pay such tax.

SECTION 1.7         Required Insurance Policies.

1.7.1                        Grantor shall maintain in respect of the Premises and the Equipment the following insurance coverages or such other coverages as may be acceptable to Beneficiary pursuant to Section 9.4 of the Credit Agreement (it being understood that the insurance coverages in existence as of the Closing Date are acceptable to Beneficiary):

(i)            Physical hazard insurance on an “all risk” basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles as Beneficiary may from time to time may reasonably require, and, if Beneficiary shall not have imposed any such requirements, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located. “Full replacement cost” means the Cost of Construction (as hereinafter defined) to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than once every twelve (12) months) by a Person selected by Grantor and reasonably acceptable to Beneficiary;

(ii)           Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon Beneficiary and all court costs and attorneys’ fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed such requirements, in such amounts as from time to time would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

(iii)          Worker’s compensation insurance as required by the laws of the state where the Premises are located to protect Grantor and Beneficiary against claims for injuries sustained in the course of employment at the Premises;

(iv)          Explosion insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Equipment, with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and the Equipment and located in the locality where the Premises and Equipment are located; and

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(v)           If the Premises are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, pursuant to the National Flood Insurance Reform Act of 1994 or otherwise, or any successor laws, flood insurance with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

1.7.2        All insurance policies required by this Section 1.7 shall be in form reasonably satisfactory to Beneficiary. All insurance policies in respect of the coverages required by subsections 1.7.1(i), 1.7.1(iv) and, if applicable, 1.7.1(v), shall be in amounts at least sufficient to prevent coinsurance liability, and all losses thereunder shall be payable to Beneficiary, as loss payee, pursuant to a standard non-contributory mortgagee endorsement. All insurance policies in respect of the coverages required by subsections 1.7.1(u) and, if applicable, 1.7.1(vii) shall name Beneficiary as an additional insured. Each policy of insurance required under this Section 1.7 shall provide that it may not be modified, reduced, cancelled or otherwise terminated without at least thirty (30) days’ prior written notice to Beneficiary and shall permit Beneficiary to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due. All insurance policies required hereunder shall provide that all losses thereunder shall be payable notwithstanding any act or negligence of Grantor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments. The policy or policies of such insurance or certificates of insurance evidencing the required coverages, and all renewals or extensions thereof, shall be delivered to Beneficiary. Settlement of any claim under any of the insurance policies referred to in this Section 1.7, if such claim involves (in the reasonable judgment of Beneficiary) loss in excess of $250,000 or more, shall require the prior written approval of Beneficiary, and Grantor shall use reasonable efforts to cause each such policy to contain a provision to such effect.

1.7.3        At least ten (10) days prior to the expiration of any insurance policy required by this Section 1.7, a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other reasonable evidence of renewal or extension and that the applicable policies are in full force and effect shall be delivered to Beneficiary.

1.7.4        Grantor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.7, unless Beneficiary is included thereon as a named insured and, if applicable, with loss payable to Beneficiary under an endorsement containing the provisions described in subsection 1.7.2. Grantor shall promptly notify Beneficiary whenever any such separate insurance policy is obtained and shall promptly deliver to Beneficiary the policy or certificate evidencing such insurance.

1.7.5        Grantor shall, as soon as practicable but in no event more than two (2) Business Days after receipt of any written notice of any failure by Grantor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7, furnish a copy of such notice to Beneficiary.

1.7.6        In the event that the proceeds of any insurance claim are paid after Beneficiary has exercised its right to foreclose the Lien of this Deed of Trust, such proceeds shall be paid to Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the policies of insurance required to be maintained pursuant to this Deed of Trust during any redemption period.

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SECTION 1.8         Failure To Make Certain Payments. If Grantor shall fail to perform any of the covenants contained in this Deed of Trust, including, without limitation, Grantor’s covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments, (iii) make repairs, (iv) discharge liens and encumbrances, or (v) pay or perform any obligations of Grantor under the Leases, Beneficiary may, but shall not be obligated to, make advances to perform such covenant on Grantor’s behalf, and all sums so advanced shall be included in the Secured Obligations and, to the extent permitted by applicable law, shall be secured hereby. Grantor shall repay on demand all sums so advanced by Beneficiary on behalf of Grantor, with interest at the Default Rate from the date of payment by Beneficiary to the date of reimbursement. Neither the provisions of this Section 1.8 nor any action taken by Beneficiary pursuant to the provisions of this Section 1.8 shall prevent any such failure to observe any covenant contained in this Deed of Trust from constituting an Event of Default. Beneficiary shall not be bound to inquire into the validity of any tax, lien or imposition which Grantor fails to pay as and when required hereby and which Grantor does not contest in accordance with the terms hereof.

SECTION 1.9         Inspection. Grantor shall permit Beneficiary, by its agents, accountants and attorneys, to visit and inspect the Premises during normal business hours at such reasonable times as may be requested by Beneficiary.  Pursuant to Section 9.3(vi) of the Credit Agreement, Grantor shall permit representatives of the Beneficiary to appraise any or all of the Property, at such intervals and by such appraisers as the Beneficiary may reasonably request

SECTION 1.10       Grantor To Maintain Improvements. If Grantor shall not commit or suffer any waste on the Premises or with respect to any Equipment or make any change in the use of the Premises or any Equipment. Grantor represents and warrants that (i) the Premises are served by all utilities required or necessary for the current use thereof, (ii) all streets necessary to serve the Premises are completed and serviceable and have been dedicated and accepted as such by the appropriate Governmental Authorities, and (iii) Grantor has access to the Premises from public roads sufficient to allow Grantor and its tenants and invitees to conduct its and their businesses at the Premises in accordance with sound commercial practices. Grantor shall, at all times, maintain the Premises and Equipment in reasonably good, safe and insurable operating order, condition and repair and shall make all material repairs, structural or nonstructural, when necessary.  Any alteration of the occupancy or use of all or any part of the Premises which results in any cost in excess of $2,000,000.00 shall require the prior written consent of the Beneficiary. Grantor shall do all other acts which from the character or use of the Premises and Equipment may be necessary or appropriate to maintain and preserve their value. Grantor shall not remove, demolish or alter the design or structural character of any material Improvement now or hereafter erected upon all or any part of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of Beneficiary, except that items constituting Equipment may be removed if such removal is temporary and for the purpose of making repairs or such items are immediately replaced with similar items of Equipment having a value and utility for their intended purposes that is approximately equal to or more than the value and such utility of the Equipment so removed.

SECTION 1.11       Grantor’s Obligations with Respect to Leases.

1.11.1      Subject to the provisions of subsection 1.11.2 herein, Grantor will manage and operate the Property in a reasonably prudent manner and will not enter into any Lease or Leases of all or any part of the Premises which (a) Lease or Leases are not made subordinate to the Lien of this Deed of Trust, and (b) Lease or Leases would, in the aggregate, consist of more than 30,000 square feet of gross leasable area without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed.

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1.11.2      Grantor shall not:

(i)            receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one month's rent and/or a reasonable security deposit may be required thereunder and (b) Grantor may receive and collect escalation and other charges in accordance with the terms of each Lease;

(ii)           assign, transfer or hypothecate (other than to Beneficiary hereunder) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Grantor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Property;

(iii)          enter into any Lease after the date hereof that does not contain terms, with respect to clauses (a) and (b) below, to the effect that, and, with respect to clauses (c) through (f) below, substantially to the effect that:

(a)      such Lease and the rights of the tenant thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Beneficiary under and the Lien of this Deed of Trust;

(b)      such Lease has been assigned as collateral security by Grantor as landlord thereunder to Beneficiary under this Deed of Trust;

(c)      in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Lease, (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

(d)      the tenant’s obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any beneficiary or purchaser upon the foreclosure of any of the Premises or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure or delivery of such deed and such beneficiary or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received by Beneficiary (or in the case of a letter of credit, was properly transferred in negotiable form) ;

(e)      the tenant agrees to attorn, at the option of Beneficiary or any purchaser of the Premises, upon a foreclosure of the Premises or the giving or granting of a deed in lieu thereof; and

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(f)       the tenant agrees to give notice to Beneficiary of any default by landlord under the Lease and Beneficiary shall have a reasonable time to cure, should Beneficiary so elect, any default of landlord prior to tenant exercising any rights of tenant to terminate or cancel such Lease.

(iv)          enter into any amendment or modification of any Lease or Leases aggregating to more than 30,000 square feet of gross leasable area which would change the unexpired term thereof or decrease the amount of the rents or other amounts payable thereunder or impair the value or utility of the Property or the security provided by this Deed of Trust;

(v)           enter into any further lease or sublease of the property subject to any Lease without the prior written consent of Beneficiary, unless such Lease is not amended in any material respect and the primary obligor under such Lease is not released in any respect from its responsibilities and liabilities under such Lease as a result of such lease or sublease;

(vi)          terminate (whether by exercising any contractual right of Grantor to recapture leased space or otherwise) or permit the termination of any Lease or accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Lease to Grantor unless:

(a)      the tenant under such Lease has not paid the equivalent of two months’ rent and Grantor has made reasonable efforts to collect such rent; or

(b)      Grantor shall deliver to Beneficiary an Officer’s Certificate to the effect that Grantor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Grantor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and which provided that the tenant(s) shall pay rent, including all operating expenses and other amounts payable under the new Lease (or Leases) without any material abatement or concession; or

(vii)         waive, excuse, condone or in any manner discharge or release any tenants of or from the obligations of such tenants under their respective Leases or guarantors of tenants from obligations under any guarantees of the Leases except in the ordinary and prudent course of business with due regard for the security afforded Beneficiary thereby.

1.11.3      Grantor shall timely perform and observe all the terms, covenants and conditions required to be performed and observed by Grantor under each Lease and shall at all times do all things necessary to require performance by the lessee, franchisee, licensee or grantee under each Lease of all obligations, covenants and agreements by such party to be performed thereunder. Grantor shall promptly notify Beneficiary of the receipt of any notice from any lessee under any Lease claiming that Grantor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Grantor and will cause a copy of each such notice to be promptly delivered to Beneficiary.

SECTION 1.12       Transfer Restrictions. Except as provided in Section 1.11, Grantor may not, without the prior written consent of Beneficiary, further mortgage, encumber, hypothecate,

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sell, convey or assign all or any part of the Property or suffer any of the foregoing to occur by operation of law or otherwise. Notwithstanding the provisions of the foregoing sentence, so long as no Event of Default shall have occurred and be continuing, Grantor shall have the right to suffer, in respect of the Property, (i) Liens in respect of amounts payable or obligations to be performed by Grantor pursuant to subsections 1.5.1, 1.5.3 and 1.5.4; provided, however, that such amounts are not yet due and payable or are being contested in accordance with the provisions of subsection 1.5.5 and (ii) Liens of the type described in subclauses (a), (b), (c), d), (f), (k), (m), (o), (q), (s) and, to the extent the original Lien is permitted hereunder, (p) of Section 9.7 of the Credit Agreement. Each of the Liens and other transfers permitted by this Section 1.12 shall in all respects be subject and subordinate in priority to the Lien and security interests created and evidenced hereby except to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

SECTION 1.13       Destruction: Condemnation.

1.13.1      Destruction; Insurance Proceeds. If there shall occur any material damage to, or material loss or material destruction of, the Improvements, Equipment, or any part of any thereof (each, a “Destruction”), Grantor shall promptly send to Beneficiary a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to Beneficiary. All such proceeds, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the “Net Proceeds”), shall be applied in accordance with the provisions of subsections 1.13.3, 1.13.4 and 1.13.5.

1.13.2      Condemnation; Assignment of Award. If there shall occur any taking of the Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any Governmental Authority, civil or military (each, a “Taking”), Grantor shall notify Beneficiary as soon as practicable but in no event more than two (2) Business Days after receiving notice of such Taking or commencement of proceedings therefor. Beneficiary may participate in any proceedings or negotiations which might result in any Taking, and Grantor shall deliver or cause to be delivered to Beneficiary all instruments requested by it to permit such participation. Beneficiary may be represented by counsel satisfactory to it at the expense of Grantor in connection with any such participation. Grantor shall pay all reasonable fees, costs and expenses incurred by Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Beneficiary. Grantor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking (the “Net Award”), shall be applied in accordance with the provisions of subsections 1.13.3, 1.13.4 and 1.13.5.

1.13.3      Restoration. So long as no Event of Default shall have occurred and be continuing, in the event there shall be a Net Award or Net Proceeds in an amount less than or equal to $1,000,000, Grantor shall have the right, at Grantor's option, to apply such Net Award or Net Proceeds to the payment of the Secured Obligations in accordance with the provisions of Sections 2.10(a) (i) and 2.10(a) (vi), as applicable, of the Credit Agreement or to perform a restoration as described in Sections 2.10(a) (i) and 2.10(a) (vi), as applicable, of the Credit Agreement (each, a “Restoration”) of the Premises and Equipment. In the event Grantor elects to perform a Restoration, Grantor shall give written notice (each, a “Restoration Election Notice”)

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of such election to Beneficiary within thirty (30) days after the date that Grantor receives notice of collection by Beneficiary of the applicable Net Proceeds or Net Award, as the case may be. In the event Beneficiary does not receive a Restoration Election Notice within such 30-day period, Beneficiary may apply any such Net Proceeds or Net Award held by Beneficiary to the payment of the Secured Obligations in accordance with the provisions of Section 2.10(b) of the Credit Agreement or, at the option of Beneficiary, may continue to hold such Net Proceeds or Net Award as additional collateral to secure the performance by Grantor of the Secured Obligations. In the event Grantor elects to perform any Restoration contemplated by this subsection 1.13.3, Beneficiary shall release such Net Award or Net Proceeds to Grantor as soon as practicable following receipt of a Restoration Election Notice but in no event more than fifteen (15) days following such receipt. Grantor shall, within fifteen (15) days following the date of its receipt of any proceeds in respect of a Destruction or Taking, as the case may be, commence and diligently continue to perform the Restoration of that portion or portions of the Improvements and Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Premises and Equipment will be in the same condition and shall be of at least equal value and utility for its intended purposes as the Premises and Equipment was immediately prior to such Destruction or Taking. Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

1.13.4      Major Restoration. In the event there shall be a Net Award or Net Proceeds other than as described in subsection 1.13.3, Grantor shall have the option (absent the occurrence and continuance of an Event of Default) to apply such Net Award or Net Proceeds, as the case may be, to the payment of the Secured Obligations in accordance with the provisions of Sections 2.10(i) and 2.10(vi), as applicable, of the Credit Agreement or to perform a Restoration of the Property as contemplated by and in accordance with the provisions of Sections 2.10(i) and 2.10(vi), as applicable, of the Credit Agreement. In the event a Restoration is to be performed under this subsection 1.13.4, Beneficiary shall not release any part of the Net Award or the Net Proceeds except in accordance with the provisions of subsection 1.13.5, and Grantor shall, prior to commencing any work to effect a Restoration of the Premises and Equipment, promptly (but in no event later than ninety (90) days following any Destruction or Taking) furnish to Beneficiary:

(i)            complete plans and specifications (the “Plans and Specifications”) for the Restoration;

(ii)           a certificate (an “Architect’s Certificate”) of an independent, reputable architect or engineer acceptable to Beneficiary and licensed in the state where the Premises are located (a) listing all permits and approvals required by law in connection with the Restoration, (b) stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained, (c) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (d) stating such signatory’s estimate (an “Estimate”) of the costs of completing the Restoration and (e) stating that upon completion of such Restoration in accordance with the Plans and Specifications, the value and utility of the Premises and the Equipment will be approximately equal to or greater than the value and utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

(iii)          if the Estimate exceeds the Net Proceeds or Net Award, as the case may be, a surety bond for, guarantee of, or irrevocable letter of credit (a “Letter of Credit”) or other irrevocable and unconditional commitment to provide funds (each, a “Commitment”) for the payment of the excess cost of such Restoration, payable to or in favor of Beneficiary, as Collateral Agent, which bond, guaranty, Letter of Credit or Commitment (A) shall be signed by a surety or sureties or guarantor(s), as the case may

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be, acceptable to Beneficiary and, in the case of a Letter of Credit or Commitment, shall be provided by a Lender or other financial institution having capital and surplus in excess of $500 million as shown in its most recent available statement of financial condition and (B) shall be in an amount not less than the excess of the amount of the Estimate over the amount of the Net Award or Net Proceeds, as the case may be, then held by Beneficiary for application toward the cost of such Restoration.

Beneficiary shall have the right to review and approve the Plans and Specifications and to grant such waivers from the other requirements of the preceding claims (i), (ii) and (iii) as Beneficiary may in its discretion deem appropriate. Promptly upon any approval of the Plans and Specifications by Beneficiary, Grantor shall commence and diligently continue to perform the Restoration in accordance with such approved Plans and Specifications. Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

1.13.5      Restoration Advances Following Destruction or Taking of Property. In the event Grantor have elected to perform a Restoration of the Premises and Equipment as provided in subsection 1.13.4, Beneficiary shall apply any Net Proceeds or the Net Award held by Beneficiary on account of the applicable Destruction or Taking to the payment of the cost of performing such Restoration and shall pay portions of the same, from time to time, to Grantor or, at Beneficiary’s option, exercised from time to time, directly to the contractors, subcontractors, materialmen, laborers, engineers, architects, and other persons rendering services or material for such Restoration, subject to the following conditions (except as the same may be waived by the Beneficiary in its discretion):

(i)            Each request for payment shall be made on at least ten (10) days’ prior notice to Beneficiary and shall be accompanied by an Architect’s Certificate stating (a) that all the Restoration work then completed has been done in compliance with the Plans and Specifications, as approved by Beneficiary, and in accordance with all provisions of law, (b) the sums requested are required to reimburse Grantor for payments by Grantor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects, or other persons rendering services or materials for the Restoration, and that, when added to the sums, if any, previously paid out by Beneficiary, such sums do not exceed the cost of the Restoration to the date of such Architect's Certificate, (c) whether or not the Estimate continues to be accurate, and if not, what the entire cost of such Restoration is then estimated to be, and (d) that the amount of the Net Proceeds or Net Award, as the case may be, remaining after giving effect to such payment will be sufficient on completion of the Restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

(ii)           Each request for payment shall be accompanied by an opinion of counsel to Grantor (which counsel shall be independent and acceptable to Beneficiary), or a title insurance policy, binder or endorsement in form and substance satisfactory to Beneficiary confirming that (a) all Liens (other than Prior Liens) covering that part of the Restoration previously paid for, if any, have been waived and (b) there has not been filed with respect to all or any part of the Premises any Lien (other than Prior Liens) which is not discharged of record and which could have priority over the Lien of this Deed of Trust in respect of any part of the Secured Obligations; and

(iii)          The final request for any payment after the Restoration has been completed shall be accompanied by an Architect’s Certificate listing all certificates, permits, licenses, waivers, other documents, or any combination of the foregoing required by

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law in connection with or as a result of such Restoration and stating that all of the same have been obtained.

In the event that there shall be any surplus after application of the Net Award or the Net Proceeds to Restoration of the Improvements and the Equipment, such surplus shall be, at the option of Beneficiary, (i) held by Beneficiary as additional collateral to secure the performance by Grantor of the Secured Obligations and (ii) applied as an optional prepayment under Section 2.10 of the Credit Agreement.

SECTION 1.14       Alterations. Grantor shall not, without the prior written consent of Beneficiary, make any addition, modification or change (each, an “Alteration”), structural or nonstructural, to the Premises that costs more to effect than $5,000,000 in the aggregate. Whether or not Beneficiary has consented to the making of any Alteration, Grantor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable local laws, ordinances and requirements and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.5.5.

SECTION 1.15       Hazardous Material. Each and every obligation, representation and warranty of Grantor contained in Sections 8.11, 8.12 and 9.14 of the Credit Agreement is incorporated herein mutatis mutandis with respect to the Property.

SECTION 1.16       No Claims Against Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Deed of Trust.

SECTION 1.17       Utility Services. Grantor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, all protective services and any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof, shall comply with all contracts relating to any such services and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in Section 1.10.

ARTICLE II

ASSIGNMENT OF LEASES: SECURITY AGREEMENT: ASSIGNMENT AGREEMENT

SECTION 2.1         Assignment of Leases, Rents, Issues and Profits.

2.1.1        Grantor absolutely, presently and irrevocably assigns, transfers and sets over to Beneficiary, and grants to Beneficiary subject to the terms and conditions hereof, all Grantor’s estate, right, title, interest, claim and demand as landlord to collect rent and other sums due under all existing Leases and any other Leases, including, without limitation, all extensions of the terms of the Leases (such assigned rights, “Grantor’s Interest”), as follows:

(i)            the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Leases;

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(ii)           all claims, rights, powers, privileges and remedies of Grantor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

(iii)          all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

(iv)          the full power and authority, in the name of Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Grantor or any landlord is or may be entitled to do under the Leases.

2.1.2        Any Rents receivable by Beneficiary hereunder, after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Deed of Trust and the Credit Agreement. Beneficiary shall be accountable to Grantor only for Rents actually received by Beneficiary pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

2.1.3        So long as no Event of Default shall have occurred and be continuing, Grantor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases and to grant all consents and approvals and take any other action of the landlord under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court. Upon such Event of Default and during the continuance thereof, Beneficiary may, to the fullest extent permitted by the Leases, (i) exercise any of Grantor’s rights under the Leases, (ii) enforce the Leases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and (iv) generally, do, execute and perform any other reasonable act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by Grantor’s Interest.

2.1.4        Upon the occurrence and during the continuance of an Event of Default, Grantor shall, at the direction of Beneficiary, further authorize and direct the tenant under each Lease to pay directly to, or as directed by, Beneficiary all Rents accruing or due under its Lease without proof to the tenant of the occurrence and continuance of such Event of Default. In the absence of such authorization by the Grantor, Grantor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Beneficiary for payment of Rents to Beneficiary and Grantor shall have no claim against any tenant for Rents paid by such tenant to Beneficiary pursuant to such notice or demand.

2.1.5        Grantor at its sole cost and expense shall use commercially reasonable efforts to enforce the Leases in accordance with their terms. Neither this Deed of Trust nor any action or inaction on the part of Beneficiary shall release any tenant under any Lease, any guarantor of any Lease or Grantor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Beneficiary. No action or failure to act on the part of Grantor shall adversely affect or limit the rights of Beneficiary under this Deed of Trust or, through this Deed of Trust, under the Leases.

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2.1.6        All rights, powers and privileges of Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Grantor shall, from time to time, upon request of Beneficiary, execute all instruments and further assurances and all supplemental instruments and take all such action as Beneficiary from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Beneficiary hereby.

2.1.7        Grantor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Leases in any manner which would violate this Deed of Trust. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

2.1.8        Nothing contained herein shall operate or be construed to (i) obligate Trustee or Beneficiary to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Trustee or Beneficiary with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Trustee or Beneficiary any responsibility for the operation, control, care, management or repair of the Premises until such time, if any, that Trustee or Beneficiary takes actual possession of the Premises.

SECTION 2.2         Security Interest in Personal Property.

2.2.1        This Deed of Trust shall constitute a security agreement and shall create and evidence a security interest or common law Lien in all the Equipment and in all the other items of Property in which a security interest may be granted or a common law pledge created pursuant to the Uniform Commercial Code as in effect in the state in which the Premises are located or under the common law in such state (collectively, “Personal Property”).

2.2.2        Upon the occurrence and during the continuance of any Event of Default, in addition to the remedies set forth in Article III, Beneficiary shall have the power to sell the Personal Property in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law. It shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Beneficiary or the person conducting the sale.

2.2.3        Upon the occurrence and during the continuance of any Event of Default,eneficiary may sell the Personal Property or any part thereof at public or private sale with notice to Grantor as hereinafter provided. The proceeds of any such sale, after deducting all reasonable expenses of Beneficiary in taking, storing, repairing and selling the Personal Property (including, without limitation, reasonable attorneys' fees and legal expenses), shall be applied in the manner set forth in subsection 3.3.3. At any sale, public or private, of the Personal Property or any part thereof, Beneficiary may purchase any or all of the Personal Property offered at such sale.

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2.2.4        Beneficiary shall give Grantor reasonable notice of any sale of any of the Personal Property pursuant to the provisions of this Section 2.2. Notwithstanding the provisions of Section 5.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is

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mailed at least ten (10) days prior to any sale, by first class or certified mail, postage prepaid, to Grantor at its address determined in accordance with the provisions of Section 5.2.

2.2.5        In the event of any conflicts between the terms and conditions of this Section 2.2 and that certain security agreement, dated as of the date hereof, between Grantor, as debtor, and Beneficiary, as secured party, the terms and conditions of the Security Agreement shall govern.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

SECTION 3.1         Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default as defined in the Credit Agreement.

SECTION 3.2         Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, Beneficiary may at its option, in addition to any other action permitted under this Deed of Trust or the Credit Agreement or by law, statute or in equity, take one or more of the following actions:

3.2.1        by written notice to Grantor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

3.2.2        personally, or by its agents or attorneys, (i) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of Grantor relating thereto and, exclude Grantor, its agents and servants wholly therefrom, (ii) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (iii) maintain and restore the Premises and the Equipment, (iv) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Beneficiary may deem advisable, (v) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of Grantor with respect thereto or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Property and every part thereof. Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by Beneficiary shall be applied as follows:

FIRST:  to pay costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of so entering upon, taking possession of, holding, operating and managing the Property or any part thereof, and any taxes, assessments or other charges which Beneficiary may consider necessary or desirable to pay, and any other amounts due to Beneficiary;

SECOND:  without duplication of amounts applied pursuant to clause FIRST above, to the indefeasible payment in full in cash of the Secured Obligations (other than Swap Obligations) in accordance with the terms of the Credit Agreement;

THIRD:  without duplication of amounts applied pursuant to clauses FIRST and SECOND above, to the indefeasible payment in full in cash pro rata of the Swap Obligations in accordance with the terms of the Swap Contracts; and

FOURTH:  the balance, if any, to the Person lawfully entitled thereto (including Grantor or its successors or assigns), if all conditions to the release of this Deed of Trust shall have been fulfilled, but if any such condition shall not have been

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fulfilled, to be held by Beneficiary and thereafter applied to any future payments required to be made in accordance with clauses FIRST, SECOND and THIRD above.

3.2.3        with or without entry, personally or by its agents or attorneys, (i) sell the Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.3 or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

3.2.4        take such steps or direct Trustee to take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Credit Documents, or in aid of the execution of any power granted in this Deed of Trust, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect.

SECTION 3.3         Sale of Property if Event of Default Occurs; Proceeds of Sale.

3.3.1        If any Event of Default shall have occurred and be continuing, Beneficiary may institute an action to foreclose this Deed of Trust or take such other action as may be permitted and available to Beneficiary at law or in equity for the enforcement of the Credit Agreement and realization on the Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof Beneficiary may sell the Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. Beneficiary may execute and deliver to the purchaser at such sale a conveyance of the Property in fee simple and an assignment or conveyance of all Grantor’s Interest in the Leases and the Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Beneficiary the true and lawful attorney in fact of Grantor to make any such recitals, sale, assignment and conveyance, and all of the acts of Beneficiary as such attorney in fact are hereby ratified and confirmed. Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that any assignment or conveyance to be made by Beneficiary shall divest Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Beneficiary may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, Grantor agrees that possession of the Property by Grantor, or any person claiming under Grantor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed of Trust, Grantor and any person in possession under Grantor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels in such manner or order as Beneficiary in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Property is sold or all amounts secured hereby are paid in full.

3.3.2        In the event of any sale made under or by virtue of this Article III, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable,

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shall, at the option of Beneficiary, immediately become due and payable, anything in this Deed of Trust to the contrary notwithstanding.

3.3.3        The proceeds of any sale made under or by virtue of this Article III, together with any other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article III or otherwise, shall be applied as follows:

FIRST:  to pay the reasonable costs and expenses incurred by Trustee or Beneficiary in enforcing its remedies under this Deed of Trust;

SECOND:  to pay the reasonable costs and expenses of the sale and of any receiver of the Property or any part thereof appointed pursuant to subsection 3.5.2;

THIRD:  without duplication of the amounts applied pursuant to clauses FIRST and SECOND above, to the indefeasible payment in full in cash of the Secured Obligations (other than Swap Obligations) in accordance with the terms of the Credit Agreement;

FOURTH:  without duplication of the amounts applied pursuant to clauses FIRST, SECOND and THIRD above, to the indefeasible payment in full in cash pro rata of the Swap Contracts Obligations in accordance with the terms of the Swap Contracts; and

FIFTH:  the balance, if any, to the Person lawfully entitled thereto (including Grantor or its successors or assigns)

3.3.4        Beneficiary (on behalf of any Lender or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Property or any part thereof at any sale made under or by virtue of this Article III and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to Beneficiary, or such Lender in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Beneficiary or such Lender is authorized to deduct under this Deed of Trust.

3.3.5        Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

3.3.6        If the Premises is comprised of more than one parcel of land, Beneficiary may take any of the actions authorized by this Section 3.3 in respect of any or a number of individual parcels.

SECTION 3.4         Additional Remedies in Case of an Event of Default.

3.4.1        Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust, and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust, or the foreclosure of, or absolute conveyance pursuant to, this Deed of Trust. In case of proceedings against Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Beneficiary shall be

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entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Property; provided, however, that in no case shall Beneficiary receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Property and the distribution from the estate of Grantor.

3.4.2        Any recovery of any judgment by Beneficiary and any levy of any execution under any judgment upon the Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Property or any part thereof, or any conveyances, powers, rights and remedies of Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

3.4.3        Any moneys collected by Beneficiary under this Section 3.4 shall be applied in accordance with the provisions of subsection 3.3.3.

SECTION 3.5         Legal Proceedings After an Event of Default.

3.5.1        After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions of this Deed of Trust or of any other proceedings in aid of the enforcement of this Deed of Trust, Grantor shall enter its voluntary appearance in such action, suit or proceeding.

3.5.2        Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Grantor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to Beneficiary.

3.5.3        Grantor shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Property, or any part thereof, prior to any sale or sales of the Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, Grantor hereby expressly (i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed of Trust, (ii) WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS DEED OF TRUST, (iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed of Trust and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum

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and (iv) covenants not to hinder, delay or impede the execution of any power granted or delegated to Beneficiary by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article III in the absence of gross negligence or willful misconduct.

Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Property, or any part thereof, to the highest bidder or bidders for cash or credit, as directed by Beneficiary, at the location at the county courthouse specified by the commissioner’s court of the county in the State of Texas wherein the Land then subject to the lien hereof is situated or, if no such location is specified by the commissioner’s court, then at the location specified in Beneficiary’s notice of such sale to Grantor; provided, that if the Land is situated in more than one county, then such sale of the Property, or part thereof, may be made in any county in the State of Texas wherein any part of the Land then subject to the lien hereof is situated. Any such sale shall be made at public outcry, between the hours of ten o’clock (10:00) a.m. and four o’clock (4:00) p.m. on the first (1st) Tuesday in any month. Written or printed notice of such sale shall be posted at the courthouse door in the county, or if more than one, then in each of the counties, wherein the Land then subject to the lien hereof is situated. Such notice shall designate the county where the Property, or part thereof, will be sold and the earliest time at which the sale will occur, and such notice shall be posted at least twenty-one (21) days prior to the date of sale. Such notice shall also be filed with the county clerk in the county, or if more than one, then in each of the counties wherein the Land is located. Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Secured Obligations according to the records of Beneficiary. After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient assignments, deeds, bills of sale, and other instruments, in the name of Grantor, conveying the Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title by Grantor. The sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the Personal Property.

SECTION 3.6         Remedies Not Exclusive. No remedy conferred upon or reserved to Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust or now or hereafter existing at law or in equity. Any delay or omission of Trustee or Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed of Trust may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Trustee or Beneficiary in such order and manner as Trustee or Beneficiary, in its sole discretion, may elect. If Trustee or Beneficiary accepts any moneys required to be paid by Grantor under this Deed of Trust after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent defaults. If Beneficiary accepts any moneys required to be paid by Grantor under this Deed of Trust in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Grantor to pay the entire sum then due, and Grantor’s failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

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ARTICLE IV

CERTAIN DEFINITIONS

The following terms shall have the following meanings:

“Cost of Construction” means the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by Grantor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contractors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Grantor to be desirable or necessary during the course of construction; (iii) the expenses incurred or assumed by Grantor for test borings, surveys, estimates, any Plans and Specifications and preliminary investigations thereof or, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction; (iv) ad valorem property taxes levied upon the Premises during performance of any Restoration; and (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a Restoration.

“Grantor” shall mean individually and collectively, with all representations, warranties and covenants herein contained to be applicable to Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd. jointly, and each of Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd., singularly, as the context so provides.  Without limiting the generality of the foregoing, (i) any representations contained herein of the Grantor shall be applicable to Friday Morning, Inc., and/or Tuesday Morning, Inc., and/or Tuesday Morning Partners, Ltd., as the context so provides, (ii) any affirmative covenants contained herein shall be deemed to be covenants of each of Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd., and shall require performance by each of Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd., (iii) any negative covenants contained therein shall be deemed to be covenants of each of Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd., and shall be breached if any one of Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd., fails to comply therewith, (iv) the occurrence of any Event of Default with respect to any one of Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd., shall be deemed to be an Event of Default hereunder, and (v) any Obligations of the Grantor shall be deemed to include any Obligations of Friday Morning, Inc., Tuesday Morning, Inc., and Tuesday Morning Partners, Ltd., or any Obligations of any one of them.

ARTICLE V

MISCELLANEOUS

SECTION 5.1         Severability of Provisions. Any provision of this Deed of Trust which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.2         Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the

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manner set forth in the Credit Agreement, if to Grantor or Beneficiary, addressed to it at the address set forth in the Credit Agreement, or as to either party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5.2; provided, however, that notices to Beneficiary shall not be effective until received by Beneficiary.

SECTION 5.3         Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and shall apply to, and bind the successors and assigns of, Grantor. If there shall be more than one grantor, the covenants and warranties hereof shall be joint and several.

SECTION 5.4         Headings. The Section headings used in this Deed of Trust are for convenience of reference only and shall not affect the construction of this Deed of Trust.

SECTION 5.5         Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between Grantor and Beneficiary whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Grantor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any related document, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Grantor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Deed of Trust until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

SECTION 5.6         Indemnity. Each and every obligation of Grantor to indemnify and hold harmless Beneficiary, as administrative agent under the Credit Agreement, contained in Section 11 of the Credit Agreement is incorporated herein mutatis mutandis as an obligation of Grantor hereunder to indemnify Beneficiary and the officers, directors, employees, agents and affiliates of Beneficiary.

SECTION 5.7         GOVERNING LAW; TERMS. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. GRANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY GRANTOR

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IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY PROCEEDING BROUGHT AGAINST GRANTOR WITH RESPECT TO THIS DEED OF TRUST, SERVICE BEING HEREBY ACKNOWLEDGED BY GRANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO GRANTOR AT ITS ADDRESS PROVIDED FOR IN SECTION 5.2 HEREOF EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY GRANTOR REFUSES TO ACCEPT SERVICE, GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BENEFICIARY TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.8         No Merger. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Beneficiary unless Beneficiary shall have consented to such merger in writing.

SECTION 5.9         Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Deed of Trust, nor consent to any departure by Grantor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by Beneficiary. Any amendment, modification or supplement of or to any provision of this Deed of Trust, any waiver of any provision of this Deed of Trust and any consent to any departure by Grantor from the terms of any provision of this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed of Trust or any other Credit Document, no notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 5.10       Liability Unimpaired.  Each Grantor’s liability hereunder and under the other Credit Documents shall in no way be limited or impaired by, and each Grantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Credit Documents, or any other instrument made to or with the Beneficiary or Lenders by any Grantor, and/or any Guarantor.  In addition, each Grantor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of any of the Credit Documents or any sale or transfer of all or part of the Property, (iii) any exculpatory provision in any of said instruments limiting Beneficiary’s and Lenders’ recourse to the Property or to any other security, or limiting Lenders’ rights to a deficiency judgment against any Grantor, and/or any Guarantor, (iv) the release of any Grantor, Guarantor, and/or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release in whole or in part of any security for the Loan, (vi) Beneficiary’s failure to record this Deed of Trust or file any UCC financing statements (or Beneficiary’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Credit Documents or any other instrument or agreement executed or delivered to Beneficiary or Lenders in connection with the Loan, (viii) any determination by the title company limiting or denying title insurance coverage under the title policy and/or any adverse impact on the priority of the Deed of Trust, for any reason whatsoever, including, without limitation, the restructuring of the Loan, or (ix) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal

26

or equitable discharge or defense of any Grantor for its obligations under any of the Credit Documents, of each Guarantor under the Guarantee; and, in any such case, whether with or without notice to any Grantor and with or without consideration.

SECTION 5.11       No Credit for Payment of Taxes or Impositions. Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any tax or other impositions on the Property or any part thereof.

SECTION 5.12       Stamp and Other Taxes. Subject to the provisions of subsection 1.5.5 relating to permitted contests, Grantor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any deed of trust recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Deed of Trust or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Beneficiary may advance the same and the amount so advanced shall be payable by Grantor to Beneficiary within ten (10) days after demand therefor, together with interest thereon at the Default Rate.

SECTION 5.13       Estoppel Certificates. Grantor shall, from time to time, upon thirty (30) days’ prior written request of Beneficiary, execute, acknowledge and deliver to Beneficiary a certificate signed by an authorized officer or officers stating that this Deed of Trust is unmodified and in full force and effect (or, if there have been modifications, that this Deed of Trust is in full force and effect as modified and setting forth such modifications).

SECTION 5.14       Additional Security. Without notice to or consent of Grantor and without impairment of the Lien and rights created by this Deed of Trust, Beneficiary may accept (but Grantor shall not be obligated to furnish) from Grantor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting Beneficiary’s Lien and rights under this Deed of Trust.

SECTION 5.15       Release. The Property shall be released from the Lien of this Deed of Trust in accordance with the provisions of the Credit Agreement or at such time as all Secured Obligations (other than surviving indemnities and contingent obligations) have been paid in full and the Commitments of the Lenders to make any Loan or issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated. Beneficiary, on the written request and at the expense of Grantor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Beneficiary and duly recorded by Grantor in the places where this Deed of Trust is recorded, shall conclusively evidence the release or assignment of this Deed of Trust.

SECTION 5.16       Certain Expenses of Beneficiary. If any action, suit or other proceeding affecting the Property or any part thereof be commenced, in which action, suit or proceeding Beneficiary is made a party or participates or in which the right to use the Property or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of Beneficiary to defend or uphold the Lien of this Deed of Trust (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Requirements of Law), then all reasonable amounts paid or incurred by Beneficiary for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and Lien created by this

27

Deed of Trust, shall be paid promptly by Grantor together with interest at the Default Rate from the date of the payment or incurring thereof to the date of repayment, and any such amount and the interest thereon shall be a Lien on the Property, prior to any right, or right to, interest in, or claim upon the Property attaching or accruing subsequent to or otherwise subordinate to the Lien of this Deed of Trust, and the same shall be deemed to be secured hereby. All other reasonable amounts paid, advanced or incurred by Beneficiary in order to secure and protect the Lien of this Deed of Trust or other security provided hereunder shall be a like Lien on the Property and be deemed to be secured hereby.

SECTION 5.17       Expenses of Collection. Grantor will upon demand pay to Beneficiary the amount of any and all expenses, including the reasonable fees and reasonable expenses of its counsel and the fees and expenses of any experts and agents, which Beneficiary may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Deed of Trust, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Property, (iv) the exercise or enforcement of any of the rights of Beneficiary or any Secured Party hereunder or (v) the failure by Grantor to perform or observe any of the provisions hereof. All amounts payable by Grantor under this Section 5.16 shall be due upon demand and shall be part of the Secured Obligations. Grantor’s obligations under this Section shall survive the termination of this Deed of Trust and the discharge of Grantor’s other obligations hereunder.

SECTION 5.18       Business Days. In the event any time period or any date provided in this Deed of Trust ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 5.19       Relationship. The relationship of Beneficiary to Grantor hereunder is strictly and solely that of lender and borrower and grantor and beneficiary and nothing contained in the Credit Agreement, this Deed of Trust, any Swap Contract or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Grantor other than as lender and borrower and grantor and beneficiary.

SECTION 5.20       Concerning Beneficiary.

5.20.1      Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed of Trust and its duties hereunder, upon advice of counsel selected by it.

5.20.2      With respect to any of its rights and obligations as a Lender, Beneficiary shall have and may exercise the same rights and powers hereunder. The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include Beneficiary in its individual capacity as a Lender. Beneficiary may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Grantor or any entity related to or affiliated with Grantor to the same extent as if Beneficiary were not acting as collateral agent.

5.20.3      If any item of Property also constitutes collateral granted to Beneficiary under any other deed of trust, security agreement, pledge or instrument of any type, in the event of any

28

conflict between the provisions of this Deed of Trust and the provisions of such other deed of trust, security agreement, pledge or instrument of any type in respect of such collateral, Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

5.20.4      Beneficiary has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Beneficiary hereunder are subject to the provisions of the Credit Agreement. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Property), in accordance with this Deed of Trust and the Credit Agreement. Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed of Trust. After any retiring Beneficiary’s resignation, the provisions of this Deed of Trust shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary.

SECTION 5.21       Future Advances. This Deed of Trust may secure future advances. The maximum aggregate amount of all advances of principal under the Credit Agreement that may be outstanding hereunder at any time is $160,000,000.00.

SECTION 5.22       Waiver of Stay.

5.22.1      Grantor agrees that in the event that Grantor or any property or assets of Grantor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Grantor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Beneficiary has commenced foreclosure proceedings under this Deed of Trust, Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Beneficiary as provided in this Deed of Trust or in any other Security Document.

5.22.2      Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection 5.21.1 for the purposes provided therein, and Grantor agrees (i) not to oppose any such petition or motion and (ii) at Grantor’s sole cost and expense, to assist and cooperate with Beneficiary, as may be requested by Beneficiary from time to time, in obtaining any relief requested by Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Beneficiary or any such court.

SECTION 5.23       Continuing Security Interest: Assignment. This Deed of Trust shall create a continuing security interest in the Property and shall (i) be binding upon Grantor, its successors and assigns and (ii) inure, together with the rights and remedies of Beneficiary hereunder, to the benefit of Beneficiary and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Deed of Trust to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to

29

such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Swap Contract.

SECTION 5.24       Beneficiary’s Right To Sever Indebtedness.

5.24.1      Grantor acknowledges that (a) the Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of Grantor and its Affiliates in other jurisdictions (all such property, collectively, the “Collateral”), (b) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement or swap contract and (c) Grantor intends that Beneficiary have the same rights with respect to the Property, in foreclosure or otherwise, that Beneficiary would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement or interest rate agreement, deed of trust or security instrument. In furtherance of such intent, Grantor agrees that Beneficiary may at any time by notice (an “Allocation Notice”) to Grantor allocate a portion (the “Allocated Indebtedness”) of the Secured Obligations to the Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of Grantor unrelated to the other transactions contemplated by the Credit Agreement, any Swap Contract any other Credit Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Grantor and shall not be available hereunder to satisfy any Secured Obligations of Grantor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien of this Deed of Trust or in connection with any power of sale foreclosure or other remedy exercised under this Deed of Trust commenced after the giving by Beneficiary of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Grantor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 5.23, the proceeds received by Beneficiary pursuant to this Deed of Trust shall be applied by Beneficiary in accordance with the provisions of subsection 3.3.3 hereof.

5.24.2      Grantor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien of this Deed of Trust or other remedy exercised under this Deed of Trust constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Beneficiary elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by Beneficiary to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that Beneficiary is not entitled to a deficiency judgment, Grantor shall not (a) introduce in any other jurisdiction such judgment as a defense to enforcement against Grantor of any remedy in the Credit Agreement, any Swap Contract or any other Credit Document or (b) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

5.24.3      In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 5.23, including, without limitation, any amendment to this Deed of Trust, any substitute promissory note or affidavit or certificate of any kind,

30

Beneficiary may execute, deliver or record such instrument as the attorney-in-fact of Grantor. Such power of attorney is coupled with an interest and is irrevocable.

5.24.4      Notwithstanding anything set forth herein to the contrary, the provisions of this Section 5.23 shall be effective only to the maximum extent permitted by law.

SECTION 5.25       Concerning Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary or be removed at any time with or without cause by instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of Trustee, a successor (each, a “Successor Trustee”) may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement without other formality than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the Successor Trustee all the estate and title of its predecessor in all the Property, and such Successor Trustee shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed and delivered under seal the day and year first above written.

FRIDAY MORNING, INC.

By:
	Name:	Mark E. Jarvis
	Title:	Executive Vice President and Treasurer

TUESDAY MORNING, INC.

By:
	Name:	Mark E. Jarvis
	Title:	Executive Vice President and Chief Financial Officer

TUESDAY MORNING PARTNERS, LTD.

By:	Days of the Week, Inc., its General Partner

By:
	Name:	Mark E. Jarvis
	Title:	Secretary

32

ACKNOWLEDGMENT

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this        day of September 2002, by Mark E. Jarvis, the Executive Vice President and Treasurer of Friday Morning, Inc., a Texas corporation, on behalf of said corporation.

Notary Public
State of

ACKNOWLEDGMENT

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this        day of September 2002, by Mark E. Jarvis, Executive Vice President and Chief Financial Officer of Tuesday Morning, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public
State of

(PERSONALIZED SEAL)

ACKNOWLEDGMENT

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this        day of September 2002, by Mark E. Jarvis, Secretary of Days of the Week, Inc., which is General Partner of Tuesday Morning Partners, Ltd., a Texas limited partnership, on behalf of said limited partnership.

Notary Public
State of

(PERSONALIZED SEAL)

33

Schedule A

[Legal Description]

[to come from title policies]

34

Schedule B

1.             Those exceptions indicated in Lawyers Title Insurance Corporation Commitment for Title Insurance No. 2002 CL 702688-Y;

2.             Those exceptions indicated in Lawyers Title Insurance Corporation Commitment for Title Insurance No. 2002 CL 698111-Y; and

3.             That certain Deed of Trust and Security Agreement executed by Tuesday Morning Partners, Ltd., a Texas limited partnership to Eugene F. Weimer, Trustee(s), securing Compass Bank in the payment of one note in the principal sum of $6,500,000.00, and other indebtedness and performance as therein provided, which Deed of Trust is dated June 3, 1999, filed of record on June 7, 1999, and recorded in Volume 99111, Page 5285, Deed of Trust Records, Dallas County, Texas.

35

Exhibit G

[Form of Section 5.6 Certificate]

SECTION 5.6 CERTIFICATE

Reference is made to that certain Credit Agreement, dated as of September 27, 2002 (as such may be amended, modified or supplemented, the “Credit Agreement”), among Tuesday Morning Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent.  Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

[Name of non-U.S. Lender] (the “Revolving Credit Lender”) is providing this certificate pursuant to subsection 5.6(b) of the Credit Agreement. Under penalties of perjury, the Revolving Credit Lender hereby represents and warrants that:

1.             The Revolving Credit Lender is the sole record and beneficial owner of the Note(s) registered in its name in respect of which it is providing this certificate, and it shall remain the sole beneficial owner of such Note(s) registered in its name at all times during which it is the record holder of such Note(s) registered in its name.

2.             The Revolving Credit Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.             The Revolving Credit Lender is not a 10% shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4.             The Revolving Credit Lender is not a controlled foreign corporation related to Borrower within the meaning of Section 864(d) (4) of the Code.

5.             The income from the Note(s) held by the Revolving Credit Lender is not effectively connected with the conduct of a trade or business within the United States.

6.             The Revolving Credit Lender has furnished Borrower with a certificate of foreign status on Internal Revenue Service Form W-8ECI or W-8BEN  (or the applicable successor form or certificate).

7.             The Revolving Credit Lender will promptly notify Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate.

[Name of Non-U.S. Lender]

By:
Name:
Title:

Address:

Date:

2

Exhibit H

[Form of Notice of Borrowing]

NOTICE OF BORROWING

Fleet National Bank,

as Administrative Agent

100 Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

The undersigned, Tuesday Morning Corporation, a Delaware corporation (“Borrower”), refers to the Credit Agreement, dated as of September 27, 2002 (as such may be amended, modified or supplemented, the “Credit Agreement”), among Borrower, the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent.  Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

Borrower hereby gives you irrevocable notice, pursuant to Sections 2.2 and 4.5 of the Credit Agreement, that Borrower desires to make a borrowing (the “Proposed Borrowing”) under the Credit Agreement, and in that connection sets forth below the information relating to the Proposed Borrowing:

(A)          Proposed Borrowing:

(i)            The Business Day of the Proposed Borrowing is                      , 20        ;

(ii)           The aggregate amount of the Proposed Borrowing is $                            ;

(iii)          The Proposed Borrowing shall consist of a $                     Revolving Credit Loan, of which $                         are requested to be Alternate Base Rate Loans and $                      of which are requested to be LIBOR Loans.  The amount of Revolving Credit Loans that are requested to be LIBOR Loans are requested to have the following Interest Period(s):                                       ;

(iv)          The proceeds of the Proposed Borrowing are to be deposited into the accounts set forth in the attached letter and in the respective amounts set forth therein.

(B)                               Borrower hereby certifies and represents that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)            All representations and warranties made by the Obligors in Section 8 of the Credit Agreement, and by each Obligor in each of the other Credit Documents, or any officers’ certificate, agreement, instrument, certificate, document or other writing delivered to the Administrative Agent or the Revolving Credit Lenders in connection therewith to which it is a party, are true and complete in all material respects on and as of the date of the Proposed Borrowing, with the same force and effect as if made on and as of such date (except insofar as any such representation or warranty expressly relates to an earlier date, in which case it is true and complete as of such date); and

(ii)           No Default or Event of Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, or would otherwise exist immediately after giving effect to the Proposed Borrowing; and

(iii)          For each Revolving Credit Loan, both the Borrowing Base (as determined upon the most recent Borrowing Base Certificate delivered under Section 9.1(j) of the Credit Agreement) and the aggregate Revolving Credit Commitments, after giving effect to the Proposed Borrowing, exceeds the sum of all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit Liabilities then outstanding.

Dated:	TUESDAY MORNING CORPORATION

By:
Name:
Title:

2

Exhibit I

[Form of Notice of Conversion/Continuation]

NOTICE OF CONVERSION/CONTINUATION

Fleet National Bank,

as Administrative Agent

100 Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

The undersigned, Tuesday Morning Corporation, a Delaware corporation (“Borrower”), refers to the Credit Agreement, dated as of September 27, 2002 (as such may be amended, modified or supplemented, the “Credit Agreement”), among Borrower, the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

Borrower hereby gives you irrevocable notice, pursuant to Sections 2.10 and 4.5 of the Credit Agreement, that Borrower desires:

(Check One):

☐                                     To convert $                     in principal amount of presently outstanding Alternate Base Rate Loans to LIBOR Loans on                     , 20         The Interest Period for such LIBOR Loans commencing on such date is requested to be a                   period.

☐                                     To continue as LIBOR Loans $                              in principal amount of presently outstanding LIBOR Loans having an Interest Period the last day of which is                            , 20        . The Interest Period for such LIBOR Loans commencing on such Interest Payment Date is requested to be a                          period.

Borrower hereby certifies that no Default or Event of Default has occurred and is continuing, or would result from the proposed Conversion or Continuation or from the application of the proceeds therefrom, or would otherwise exist immediately after giving effect to the proposed Conversion or Continuation.

Dated:	TUESDAY MORNING CORPORATION

By:
Name:
Title:

Exhibit J

[FORM OF SUBORDINATION PROVISIONS]

1.             Definitions. Reference is made to the Credit Agreement, dated as of September 27, 2002 (as amended, amended and restated or otherwise supplemented or modified and in effect from time to time, the “Credit Agreement”), by and among Tuesday Morning Corporation, a Delaware corporation (“Borrower”), the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank as Administrative Agent. As used in this Subordinated Note, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Borrower” shall mean Tuesday Morning Corporation, a Delaware corporation, and its successors.

“Credit Agreement Default” shall mean any Default as defined in the Credit Agreement.

“Event of Default” shall have the meaning set forth in Section 2 hereof.

“Note” shall mean this Subordinated Note.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

“Senior Debt” means the Borrower’s obligations for the principal of, premium, if any, and interest (including post-petition interest in any liquidation or dissolution of the Borrower or in a bankruptcy reorganization, insolvency, receivership or similar providing with respect to the Borrower or its property whether or not a claim for such interest is allowed or allowable in any such proceeding) on, and fees and expenses of counsel and other professional fees incurred in connection with collection, work-out or insolvency related matters, and other amounts now or hereafter payable (whether by indemnification, contribution, reimbursement or otherwise) on or in connection with the Credit Agreement and the other Credit Documents.

2.             Events of Default. Prior to the irrevocable and indefeasible repayment in full in cash of all Obligations under the Senior Debt and the termination of all commitments thereunder (the “Termination Date”), if any of the following events (“Events of Default”) shall occur and be continuing:

(i)            The Borrower shall fail to make any payment of principal on this Note when the same becomes due and payable; or

(ii)           The Borrower shall fail to make any payment of interest on this Note when the same becomes due and payable and such failure continues uncured for more than thirty (30) days; or the Borrower shall fail to comply with any other provision of this Note and such failure continues uncured for more than sixty (60) days after written notice thereof to the Borrower specifying such default and requiring that it be remedied; or

(iii)          The Borrower shall generally not pay its debts as such debts become due, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and in the case of any such proceeding instituted against the Borrower such proceeding shall not be stayed or dismissed within sixty (60) days from the date of institution thereof or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (iii);

then, and in any such event (but subject to Section 4 hereof), the Holder, by written notice to the Borrower and the Administrative Agent, may declare this Note and all interest thereon payable, or, in the case of an Event of Default specified in subsection (iii) above, this Note and all interest thereon shall automatically become due and payable without action by the Holder, whereupon this Note and all such interest shall on the fifth day following such notice become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

After the Termination Date, [Insert default provisions of Borrower’s choice]

3.             Cross Acceleration. Upon the acceleration of the Obligations under the Credit Agreement (but subject to Section 4 hereof), the Holder may, by written notice to the Borrower and the Administrative Agent, declare all unpaid principal and accrued interest on this Note then outstanding to be due and payable. Such declaration of acceleration by the Holder hereunder shall be automatically annulled and rescinded if the holders of Senior Debt have rescinded their declaration of acceleration of the Obligations within 120 days thereof.

4.                                       Subordination.

4.1           Note Subordinated to Senior Debt.

The Borrower, for itself and its successors, and Holder, by acceptance of this Note, agrees that the payment of the principal of, interest on and any other amounts in respect of this Note by Borrower is subordinated, to the extent and in the manner provided in this Section 4, to the prior irrevocable and indefeasible payment in full in cash of all amounts of whatever nature payable under Senior Debt.

This Section 4 will constitute a continuing offer to all persons who, in reliance upon its provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees under this Section and they and/or each of them may enforce its provisions.

4.2           No Payment on Note in Certain Circumstances.

(i)            If there shall be any Credit Agreement Default, unless and until such Credit Agreement Default shall have been cured or waived or shall have ceased to exist (as evidenced in writing by the Administrative Agent), neither Borrower or any other Person may make any payment on account of principal of or interest on this Note, or any other amount of whatever nature in respect of this Note, or acquire this Note for cash, property or securities, by set-off or otherwise, or redeem, retire, purchase, or deposit moneys for defeasance of or to acquire this Note, and Borrower shall not segregate and hold separate for the benefit of the Holder money or other assets for any such payment or distribution.

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(ii)           For so long as payment hereunder is prohibited pursuant to (i) above, the Holder shall not demand, sue for, institute any bankruptcy or insolvency proceeding, collect or receive or gain from any other Person with respect to any payment of interest or principal on this Note or any other amounts in respect of this Note.

(iii)          If any payment or distribution of assets of Borrower is received by the Holder in respect of principal or interest on the Note at a time when that payment or distribution should not have been made because of any provision of Section 4, such payment or distribution will be received and held in trust for benefit of and will be paid over to the Administrative Agent for the benefit of the holders of any Senior Debt which is due and payable and remains unpaid or unprovided for until all such Senior Debt has been irrevocably and indefeasibly paid in full in cash, after giving effect to any concurrent payment or distribution or provision therefore to the holders of such Senior Debt.

4.3           Note Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.

Upon any general distribution of assets of Borrower, or upon any dissolution, winding up, partial or total liquidation or financial restructuring or other similar reorganization of Borrower (whether in bankruptcy, insolvency, receivership or similar proceeding related to Borrower or its property or upon an assignment for the benefit of creditors or otherwise) (a “Liquidation Event”):

(i)            the Administrative Agent, for the benefit of the holders of all Senior Debt, will first be entitled to receive irrevocable and indefeasible payment in full in cash of the principal and interest due on Senior Debt and all other amounts due in connection with Senior Debt before the Holder is entitled to receive any payment on account of the principal of, interest on or any other amounts in respect of this Note.

(ii)           any payment or distributions of assets of Borrower of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Section 4 (including, without limitation, distributions received by the Holder in respect of obligations junior in right of payment to this Note) will be paid by the liquidating trustee or agent of such other person making such a payment or distribution directly to the Administrative Agent for the benefit of the holders of Senior Debt or their representatives to the extent necessary to make irrevocable and indefeasible payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, to the holders of such Senior Debt or provision for that payment or distribution; and

(iii)          if, notwithstanding the foregoing, upon a Liquidation Event any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities is received by the Holder on account of principal of or interest on this Note before all Senior Debt is irrevocably and indefeasibly paid in full in cash, or effective provision made for such payment, such payment or distribution will be received and held in trust for the benefit of and will be paid over to the Administrative Agent for the benefit of the holders of the Senior Debt remaining unpaid or unprovided for or their representative for application to the payment of such Senior Debt until all such Senior Debt has been irrevocably and indefeasibly paid in full in cash, after giving effect to any concurrent payment or distribution or provision therefore to the holders of such Senior Debt.

Borrower will give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors. The Administrative Agent may file proof of claims, vote and take other actions as Administrative Agent

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deems appropriate with respect to any Liquidation Event and the Holder grants Administrative Agent a power-of-attorney, coupled with an interest, to do any of the foregoing.

4.4           Noteholder to be Subrogated to Rights of Holders of Senior Debt.

Upon the irrevocable and indefeasible payment in full in cash of all Senior Debt, the Holder will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of Borrower applicable to the Senior Debt until all amounts owing on such Senior Debt have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of Borrower or by or on behalf of the Holder by virtue of this Section 4 which otherwise would have been made to the Holder will, as between Borrower and the Holder, be deemed to be payment by Borrower to or on account of the Senior Debt, it being understood that the provisions of this Section 4 are and are intended to be solely for the purpose of defining the relative rights of the Holder, on the one hand, and holders of Senior Debt, on the other hand.

To the extent after payment in full of the Senior Debt payments or distributions applicable to the Senior Debt made by Borrower from proceeds of security, by setoff or otherwise are set aside or required to be paid to a trustee in bankruptcy, liquidating trustee or receiver or similar person in respect of Borrower as a preference under any bankruptcy, insolvency or similar law all Senior Debt shall be reinstated for purposes of this Section 4.

4.5           Obligations of Borrower Unconditional.

Nothing contained in this Note is intended to or will impair, as between Borrower and the Holder, the obligations of Borrower, which are absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when they become due and payable in accordance with their terms (including, without limitation, the terms of this Section 4), or is intended to or will affect the relative rights of the Holder and creditors of Borrower other than the holders of the Senior Debt, nor, except as provided in this Section 4, will anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights under this Section of the holders of Senior Debt in respect of cash, property or securities of Borrower received upon the exercise of any such remedy and subject to Section 4 and subject to the other rights of the holders of Senior Debt pursuant to Section 4.

4.6           Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Borrower with the terms of this Note or the Credit Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Senior Debt may extend, renew, modify, amend, supplement or restate the terms of the Senior Debt or any security therefor and release, sell or exchange such security, refinance, refund, replace and/or increase the Senior Debt, and otherwise deal freely with Borrower, all without affecting the liabilities and obligations of the parties to the Holder.

Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Senior Debt, do any one or more of the following:

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(i)            change the manner, place or terms of payment or extend the time of payment of, increase the principal amount of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;

(ii)           sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

(iii)          release any Person liable in any manner for the payment or collection of Senior Debt; and

(iv)          exercise or refrain from exercising any rights against Borrower and any other Person.

4.7           No Change to Terms of Note.

Prior to the irrevocable and indefeasible repayment in full in cash of the Senior Debt, the Holder and Borrower may not amend, modify, supplement, renew, extend, increase, restate, refinance, refund or replace the Note or any other document, instrument, certificate or instrument now or hereafter evidencing the Note without the prior written consent of the Majority Revolving Credit Lenders (as defined in the Credit Agreement).

4.8           Capitalization of Interest.

So long as any Lenders have any Revolving Credit Commitments (as defined in the Credit Agreement) under the Credit Agreement or any amount is outstanding under any of the Credit Documents (as defined in the Credit Agreement), all interest accrued under this Note shall be capitalized, and no payment of interest shall be made unless such payment is made solely by the issuance of additional Notes (valued at 100% of the face amount thereof) identical to this Note in all material terms and conditions.

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Exhibit K

[Form of Joinder Agreement]

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of                         , 20          , made by each of the entities that are signatories hereto (the “Additional Obligors”), in favor of Fleet National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions (the “Revolving Credit Lenders”) from time to time parties to the Credit Agreement, dated as of September 27, 2002 (as the same may be amended, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing all or any portion of the Indebtedness under such agreement or any successor agreement, the “Credit Agreement”), among Tuesday Morning Corporation, a Delaware corporation (together with any assignee of its rights and obligations thereunder as provided for therein, “Borrower”), the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and the Administrative Agent. Capitalized terms not defined herein have the meanings given to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the parties to this Joinder Agreement wish to amend Annex A to the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Joinder Agreement is entered into pursuant to Section 9.20 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1.             Each of the undersigned Additional Obligors hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the Security Agreement dated as of September 27, 2002 among Borrower, the Guarantors party thereto and the Administrative Agent (the “Security Agreement”), and acknowledges and agrees to:

(a)           join the Credit Agreement as an Obligor and the Security Agreement as a Debtor, as indicated with its signature below;

(b)           be bound by all covenants, agreements and acknowledgments attributable to an Obligor in the Credit Agreement and to a Debtor in the Security Agreement; and

(c)           perform all obligations and duties required of it as an Obligor under the Credit Agreement and a Debtor under the Security Agreement.

2.             Each of the undersigned Additional Obligors hereby represents and warrants that the representations and warranties made with respect to it in Section 8 of the Credit Agreement and each of the other Credit Documents to which such Additional Obligor is a party, by virtue of this Joinder Agreement or otherwise, or which are contained in any certificate furnished by or on behalf of such Additional Obligor are true and correct in all material respects on the date hereof as if made on and as of the date hereof.

3.             The address and jurisdiction of organization of each of the Additional Obligors is set forth below its name on the signature pages hereto.

4.             THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in Boston, Massachusetts by its proper and duly authorized officer as of the date set forth below.

Dated:	, as Obligor and Debtor

By:
Name:
Title:

Jurisdiction of Incorporation:

ACKNOWLEDGED AND AGREED TO:

FLEET NATIONAL BANK,
as Administrative Agent

By:
Name:
Title:

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Exhibit L

COMPLIANCE CERTIFICATE

Date of Certificate:

To:          Fleet National Bank, As Administrative Agent

100 Federal Street

Boston, Massachusetts 02110

Re:                               Credit Agreement dated as of September 27, 2002 (as amended from time to time, the “Credit Agreement”) by and among Tuesday Morning Corporation, the Guarantors party thereto from time to time, the Revolving Credit Lenders party thereto from time to time, and Fleet National Bank, as Administrative Agent

The undersigned,                         , the duly elected and qualified Chief Financial Officer of the Borrower, hereby certifies as of the date hereof the following:

1.             No Defaults.  I have read a copy of the Credit Agreement.  Except as disclosed on Schedule 1 hereto, no Default or Event of Default presently exists under the Credit Agreement or any of the other Credit Documents.

2.             Financial Covenant Compliance. Attached hereto as Schedule 2 are all relevant calculations needed to determine whether the Borrower is in compliance with Sections 9.7, 9.8, 9.9, 9.10 and 9.11 of the Credit Agreement.

2.             No Material Changes, Etc.  Except as disclosed on Schedule 3 hereto, since [Date of most recent audited financial statements furnished to the Administrative Agent and the Revolving Credit Lenders], there has occurred no Materially Adverse Change nor has there occurred any event which has a Material Adverse Effect.

Terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

TUESDAY MORNING CORPORATION

By:
Name:
Title:

SCHEDULE 1

No Default or Event of Default exists under the Credit Agreement except for the following:

[Insert specific Default or Event of Default, describing same in reasonable detail and the action that the Borrower has taken and proposes to take with respect thereto]

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SCHEDULE 2

§9.7         Liens

Since the date of the most recent Compliance Certificate furnished to the Administrative Agent, the Obligors and their Subsidiaries have not created, incurred, assume or suffered to exist any Lien upon or with respect to any Collateral or other property except for Liens permitted under Sections 9.7(a), (b), (c), (d), (f), (m), (n), (q), (r), (s), (t), and the following:

[Insert description of specific Liens, detailing the name of the secured party, the assets subject to the Lien, the amount of the Obligations secured by the Lien and the Section of the Credit Agreement under which such Lien is permitted]

§9.8         Indebtedness

Since the date of the most recent Compliance Certificate furnished to the Administrative Agent, the Obligors and their Subsidiaries have not created, incurred, assume, suffered to exist or become liable for any Indebtedness except for Indebtedness permitted under Sections 9.8(a), (b), (c), (e), (h), (k) (but only with respect to currency exchange rates, commodity prices or similar risks),(m), (l) (but only relating to Indebtedness described in the immediately preceding subsections) and the following:

[Insert description of specific Indebtedness, detailing the name of the holder of the Indebtedness, the amount of the Indebtedness and the Section of the Credit Agreement under which such Indebtedness is permitted]

§9.9         Investments

Since the date of the most recent Compliance Certificate furnished to the Administrative Agent, the Obligors and their Subsidiaries have not made or permitted to remain outstanding any Investments except for Investments permitted under Sections 9.9 (a), (b), (h), (i), (j), (k), (n), (t) and the following:

[Insert description of specific Investments, detailing the nature of the Investment and the Section of the Credit Agreement under which such Investment is permitted]

§9.10       Dividends

Since the date of the most recent Compliance Certificate furnished to the Administrative Agent, the Obligors and their Subsidiaries have not declared or made any Dividend Payment except the following:

[Insert description of specific Dividend Payment, detailing the Section of the Credit Agreement under which such Dividend Payment is permitted]

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§9.11(a)  Maximum Leverage Ratio

(i) Total Debt

Indebtedness for Borrowed Money		$
Plus
Letter of Credit Liabilities		$
Plus
Non-Contingent obligations with respect to Surety Instruments		$
Plus
Obligations under notes, bonds, debentures and similar instruments		$
Plus
Obligations under Conditional Sale or other Title Retention Agreements		$
Plus
Capital Lease Obligations		$
Plus
Guaranteed payments and redemptions		$
Plus
Indebtedness Secured by Liens		$

Total Debt:		$

(ii) Consolidated EBITDA

Consolidated Net Income		$
Plus
Income Tax Expense		$
Plus
Depreciation and Amortization		$
Plus
Consolidated Interest Expense		$

Consolidated EBITDA			$

Ratio of Total Debt to Consolidated EBITDA ((i) divided by (ii)):

Required:	Actual:

4

§9.11(b)  Fixed Charge Coverage Ratio

Consolidated EBITDA

Consolidated Net Income	$
Plus
Income Tax Expense	$
Plus
Depreciation and Amortization	$
Plus
Consolidated Interest Expense	$

Consolidated EBITDA		$

Plus

Consolidated Rental Expense

Gross Consolidated Rental Expense	$

Minus

Consolidated Rental Income	$

Consolidated Rental Expense:		$

Minus

Capital Expenditures:		$

(i) Sum of Consolidated EBITDA and Consolidated Rental Expense minus Capital Expenditure		$

Fixed Charges:

Consolidated Interest Expense	$

Plus

Scheduled Principal Payments	$

Plus

Voluntary Prepayments	$

Plus

Consolidated Rental Expense	$

(ii) Fixed Charges		$

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Ratio of Consolidated EBITDA and Consolidated Rental Expense to Fixed Charges ((i) divided by (ii)):

Required: 1.50:1.00	Actual:

§9.11(c)  Interest Coverage Ratio*

Consolidated Adjusted Net Income

Consolidated Net Income:	$
Minus
After Tax Extraordinary Gains:	$
Plus
After Tax Extraordinary Losses:	$
Minus
After Tax Gains from Asset Dispositions:	$
Plus
After Tax Losses from Asset Dispositions:	$
Minus
Net Income from Affiliates:	$
Plus
Net Losses from Affiliates:	$
Minus
Net Income from “Pooling” arrangements:	$
Plus
Net Losses from “Pooling” arrangements:	$
Minus
Net Income of Restricted Subsidiaries not subject to dividends:	$

(a) Consolidated Adjusted Net Income:		$

(b) Consolidated Adjusted Interest Expense:		$

(c) Consolidated Adjusted Income Tax Expense:		$

(d) Consolidated Adjusted Non-Cash Charges:		$

Sum of (a), (b), (c), and (d)

Ratio of sum of (a), (b)(c), and (d) to Consolidated Adjusted Interest Expense:

Required: 2.00:1.00	Actual:

* Calculated for the four full fiscal quarters taken as one period (and after giving pro forma effect to (A) the incurrence of any Indebtedness (including, without limitation, the Loans) and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four quarter period, (B) the incurrence, repayment, or retirement of any other Indebtedness of the Borrower and its Restricted Subsidiaries since the first day of such four quarter period (except that in making such computation, the amount of Loans and Letter of Credit Liabilities shall be computed

6

based upon the average daily balance of such Loans and Letter of Credit Liabilities during such four quarter period), and (C) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Borrower or its Restricted Subsidiaries, as the case may be, since the first day of such four quarter period, as if such acquisition or disposition occurred on the first day of such four quarter period).

§9.11(d)  Consolidated Tangible Net Worth

Total Assets:	$
Minus
Total Liabilities	$
Minus
Intangible Assets	$
Minus
Reserves	$
Minus
Minority Interests	$
Minus
Affiliate obligations	$

Actual Consolidated Tangible Net Worth:			$

Minimum Tangible Net Worth		$27,000,000
Plus
50% of cumulative Consolidated Net Income after July 1, 2002	$
Plus
75% of Net Available Proceeds from Equity Issuances after July 1, 2002	$

Required Consolidated Tangible Net Worth:			$

Each of the foregoing has been calculated in accordance with the provisions of the Credit Agreement. Supporting schedules for each of the foregoing calculations are annexed hereto.

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SCHEDULE 3

Except as set forth below, since [Date of most recent audited financial statement furnished to the Administrative Agent and the Revolving Credit Lenders] there has occurred no Material Adverse Change nor has there occurred any event which has a Material Adverse Effect.

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